Registration No. 811-08928

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2012

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-lA

REGISTRATION STATEMENT UNDER THE	☐
INVESTMENT COMPANY ACT OF 1940

Amendment No. 20	☒
(Check appropriate box or boxes)

HSBC PORTFOLIOS
(Exact name of registrant as specified in charter)
3435 Stelzer Road
Columbus, Ohio 43219-3035
(Address of principal executive offices)
Registrant’s Telephone Number, including area code: (617) 470-8000

Richard A. Fabietti, President
452 Fifth Avenue
New York, New York 10018
(Name and address of agent for service)
Please send copies of all communications to:

David Harris
Dechert LLP
1775 I Street, N.W.
Washington, D.C. 20006-2401

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PART A

HSBC SHORT DURATION FIXED INCOME PORTFOLIO
 (formerly, HSBC Investor Short Duration Fixed Income Portfolio)
 HSBC GROWTH PORTFOLIO
 (formerly, HSBC Investor Growth Portfolio)
 HSBC OPPORTUNITY PORTFOLIO
(formerly, HSBC Investor Opportunity Portfolio)

February 28, 2012

           HSBC Portfolios (formerly, HSBC Investor Portfolios) (the “Portfolio Trust”) is an open-end management investment company that was organized as a trust under the laws of the State of New York on November 1, 1994. Beneficial interests of the Portfolio Trust are divided into the following series, the HSBC Short Duration Fixed Income Portfolio (“Short Duration Fixed Income Portfolio”), HSBC Growth Portfolio (“Growth Portfolio”), and HSBC Opportunity Portfolio (“Opportunity Portfolio”) (each, a “Portfolio” and, collectively, the “Portfolios”), which are described herein. Additional series may be established in the future.

          Beneficial interests in the Portfolio Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

          Responses to Items 1, 2, 3, 4 and 13 of Form N-1A have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

SHORT DURATION FIXED INCOME PORTFOLIO

Investment Adviser
 HSBC Global Asset Management (USA) Inc. is the Portfolio’s investment adviser (“HSBC” or the “Adviser”).

Portfolio Managers
 The management and investment decisions for the Portfolio are made by John F. Chiodi, Jr., Senior Portfolio Manager of the Adviser, Kenneth Carty, Senior Portfolio Manager of the Adviser, and Jason E. Moshos, Senior Portfolio Manager of the Adviser. Messrs. Chiodi, Carty and Moshos will serve as managers of the Portfolio as of its commencement.

Purchasing and Selling Your Shares
Beneficial interests in the Portfolio are not offered to the public. Each investor may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open. There is no minimum initial or subsequent investment in the Portfolio.

Tax Information
The Portfolio intends to operate as a partnership for federal income tax purposes. Therefore, the Portfolio will not be subject to federal income tax. Each investor will take into account its share of the Portfolio’s ordinary income and losses and capital gains and losses in determining its income tax liability and, for investors that are regulated investment companies, its qualifications as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The determination of each investor’s share of the Portfolio’s ordinary income and losses and capital gains and losses will be made in accordance with the Code and the regulations promulgated thereunder.

GROWTH PORTFOLIO

Investment Advisers
HSBC is the Portfolio’s investment adviser. Winslow Capital Management, Inc. (“Winslow”) is the Portfolio’s subadviser.

Portfolio Managers
 The management and investment decisions for the Portfolio are made by Clark J. Winslow, Chief Executive Officer, Chief Investment Officer and a portfolio manager of Winslow; Justin H. Kelly, CFA, Senior Managing Director and portfolio manager of Winslow; and R. Bartlett Wear, CFA, Senior Managing Director and portfolio manager of Winslow. Messrs. Winslow, Kelly and Wear have been primarily responsible for the portfolio management of the Portfolio since May 16, 2008.

Purchasing and Selling Your Shares
Beneficial interests in the Portfolio are not offered to the public. Each investor may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open. There is no minimum initial or subsequent investment in the Portfolio.

Tax Information
The Portfolio intends to operate as a partnership for federal income tax purposes. Therefore, the Portfolio will not be subject to federal income tax. Each investor will take into account its share of the Portfolio’s ordinary income and losses and capital gains and losses in determining its income tax liability and, for investors that are regulated investment companies, its qualifications as a regulated investment company under Subchapter M of the Code. The determination of each investor’s share of the Portfolio’s ordinary income and losses and capital gains and losses will be made in accordance with the Code and the regulations promulgated thereunder.

OPPORTUNITY PORTFOLIO

Investment Advisers
HSBC is the Portfolio’s investment adviser. Westfield Capital Management Company, L.P. (“Westfield”) is the Portfolio’s subadviser.

Portfolio Managers
 The investment decisions for the Portfolio are made by Westfield’s Investment Committee (the “Committee”). William A. Muggia is the lead member of the Committee, which is composed of Westfield’s security analysts, an economist, and a portfolio strategist. Although the Committee collectively acts as Portfolio Manager for the Portfolio, Westfield also lists the following Committee members, based on either seniority or role within the Committee, as having the day-to-day management responsibilities of the Portfolio: Ethan J. Meyers, CFA; John M. Montgomery; Hamlen Thompson; and Bruce N. Jacobs, CFA. Messrs. Muggia, Jacobs, Meyers and Thompson have been Members of the Committee since 2003 and Mr. Montgomery has been a Member of the Committee since 2006.

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Purchasing and Selling Your Shares
Beneficial interests in the Portfolio are not offered to the public. Each investor may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open. There is no minimum initial or subsequent investment in the Portfolio.

Tax Information
The Portfolio intends to operate as a partnership for federal income tax purposes. Therefore, the Portfolio will not be subject to federal income tax. Each investor will take into account its share of the Portfolio’s ordinary income and losses and capital gains and losses in determining its income tax liability and, for investors that are regulated investment companies, its qualifications as a regulated investment company under Subchapter M of the Code. The determination of each investor’s share of the Portfolio’s ordinary income and losses and capital gains and losses will be made in accordance with the Code and the regulations promulgated thereunder.

INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES,
RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS

Investment Objectives, Policies and Strategies

           The following summary describes the investment objectives and principal investment strategies of each Portfolio. This Part A does not disclose all the types of securities or investment strategies that the Portfolios may use. The Portfolios’ Part B provides more information about the securities, investment policies and risks described in this Part A.

          There can be no assurance that the Portfolios will achieve their investment objectives. The investment objective of each Portfolio may be changed without investor approval. If there is a change in the investment objective of a Portfolio, investors in such Portfolio should consider whether the Portfolio remains an appropriate investment in light of their then-current financial position and needs.

Short Duration Fixed Income Portfolio

          The investment objective of the Short Duration Fixed Income Portfolio (the “Portfolio”) is to maximize total return, consistent with preservation of capital and prudent investment management.

           The Short Duration Fixed Income Portfolio seeks to achieve its investment objective by investing, under normal market conditions, at least 80% of its net assets in fixed income securities issued by governments, government agencies or corporations. The “total return” sought by the Short Duration Fixed Income Portfolio consists of income earned on the Short Duration Fixed Income Portfolio’s investments, plus capital appreciation, if any, which generally arises from decreases in interest rates or improving credit fundamentals for a particular sector or security. The Short Duration Fixed Income Portfolio may purchase securities of various maturities, but expects to maintain an average portfolio duration of 1 to 3 years. Duration refers to the range within which the modified duration of a portfolio is expected to fluctuate. Modified duration measures the expected sensitivity of market price to changes in interest rates, taking into account the effects of structural complexities (for example, some bonds can be prepaid by the issuer).

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           The Short Duration Fixed Income Portfolio invests primarily in investment grade debt securities, but may invest up to 10% of its total assets in high yield securities (“junk bonds”) rated B or higher by Moody’s or S&P, or, if unrated, determined by the Adviser to be of comparable quality. The Short Duration Fixed Income Portfolio may invest up to 30% of its total assets in securities of foreign (non-U.S.) issuers, including up to 5% of its assets in securities of issuers in emerging or developing markets.

           The Short Duration Fixed Income Portfolio may invest in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset-backed securities. The Short Duration Fixed Income Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques.

           In managing the Short Duration Fixed Income Portfolio, the Adviser focuses on sector rotation, security selection, and the yield curve. Duration management is also considered. The Adviser will select investments for purchase or sale by evaluating issuers based on (i) general economic and financial conditions; (ii) the specific issuer’s: (a) business and management, (b) cash flow, (c) earnings coverage of interest and dividends, (d) ability to operate under adverse economic conditions, and (e) fair market value of assets; (iii) any unique political, economic or social conditions applicable to such issuer’s country; and (iv) other considerations the Adviser deems appropriate. The Adviser selects securities for the Short Duration Fixed Income Portfolio based on various factors, including the outlook for the economy, and anticipated changes in interest rates and inflation. The Adviser may sell securities when it believes that expected risk-adjusted return is low compared to other investment opportunities.

Consistent with its investment objective, the Short Duration Fixed Income Portfolio:

  may invest in investment grade debt securities.

  may invest without limitation in mortgage-related securities including mortgage-backed and asset-backed securities (which are debt securities backed by pools of mortgages, including passthrough certificates and other senior classes of collateralized mortgage obligations (“CMOs”), or other receivables).

  may invest in fixed- and floating-rate loans, including in the form of loan participations, assignments and structured notes.

  may invest in convertible securities (including preferred stocks), and may hold common stock or warrants received as a result of an exchange or tender of fixed income securities.

  may invest in municipal securities, including residual interest bonds.

  may invest in variable and floating rate securities, including up to 5% of total assets in any combination of interest-only, principal-only or inverse floater securities.

  may invest up to 30% of its total assets in securities of foreign (non-U.S.) issuers, including, up to 5% of its assets in securities of issuers in emerging or developing markets.

  may invest in loan participations, assignments and structured notes, and may hold common stock or warrants received as the result of an exchange or tender of fixed income securities.

  may invest in “event-linked” bonds and other securities.

  may borrow money for temporary or emergency purposes.

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  may invest in derivative instruments, including, but not limited to, financial futures, foreign currency futures, foreign currency contracts, options on futures contracts, options on securities, swaps, and credit default swaps, and similar types of instruments that provide exposure to investment returns of the bond market.

  may engage in repurchase transactions, where the Short Duration Fixed Income Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.

  may invest in debt obligations of commercial banks and savings and loan associations, such as certificates of deposit, time deposits, and bankers’ acceptances.

  may purchase and sell securities on a when-issued or forward commitment basis, in which a security’s price and yield are fixed on the date of the commitment but payment and delivery are scheduled for a future date.

  may take short positions by selling borrowed securities with the intention of repurchasing them at a profit on the expectation that the market price will fall. The Short Duration Fixed Income Portfolio will only take short positions if its exposure on the short sale is covered by way of ownership of the security sold short, an equivalent security, or a security convertible into such security.

           Certain HSBC fund-of-funds and other investment products are permitted to invest in the Portfolio. As a result, the Portfolio may have large inflows or outflows of cash from time to time. This could have adverse effects on the Portfolio’s performance if the Portfolio were required to sell securities or invest cash at times when it otherwise would not do so. This activity could also accelerate the realization of capital gains and increase the Portfolio’s transaction costs.

Growth Portfolio

          The investment objective of the Growth Portfolio is long-term growth of capital.

           The Growth Portfolio seeks to achieve its investment objective by investing, under normal market conditions, primarily in U.S. and foreign equity securities of high quality companies with market capitalizations generally in excess of $2 billion, which Winslow Capital Management, Inc., the Portfolio’s subadviser (“Winslow”), believes have the potential to generate superior levels of long-term profitability and growth. Equity securities include common or preferred stock; rights or warrants to purchase common or preferred stock; securities convertible into common or preferred stock such as convertible preferred stock, bonds or debentures; American Depositary Receipts (“ADRs”); and other securities with equity characteristics.

           The Growth Portfolio may invest in short-term debt and other high-quality, fixed income securities, including U.S. and foreign government securities, certificates of deposit and bankers’ acceptances of U.S. and foreign banks, and commercial paper of U.S. and foreign issuers. Additionally, the Growth Portfolio may invest up to 20% of its assets in bonds and other debt securities, including lower rated, high yield bonds, commonly referred to as “junk bonds.”

           Winslow uses a “growth” style of investing. Winslow selects growth companies which it anticipates will create superior wealth over time and potentially have sustainable competitive advantages. Winslow’s selection process is a blend of quantitative and fundamental research. From a quantitative standpoint, Winslow concentrates on profitability, capital intensity, cash flow and valuation measures, as well as earnings growth rates. Once the quantitative research is completed, Winslow conducts its internal research. Winslow searches to identify those companies that it believes possess a sustainable competitive advantage. Winslow seeks to outperform the Russell 1000® Growth Index, the Growth Portfolio’s broad-based securities market index.

           When Winslow believes market conditions are unfavorable or when suitable investments are not otherwise available, the Growth Portfolio may seek a temporary defensive position and invest part or all of its assets in cash (including foreign currency) or short-term obligations. These investments may include certificates of deposit, commercial paper, short-term notes and U.S. Government securities. The Growth Portfolio’s investment objective may not be achieved while it is invested in a temporary defensive position.

           Certain HSBC fund-of-funds and other investment products are permitted to invest in the Portfolio. As a result, the Portfolio may have large inflows or outflows of cash from time to time. This could have adverse effects on the Portfolio’s performance if the Portfolio were required to sell securities or invest cash at times when it otherwise would not do so. This activity could also accelerate the realization of capital gains and increase the Portfolio’s transaction costs.

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Opportunity Portfolio

          The Opportunity Portfolio’s investment objective is long-term growth of capital.

           The Opportunity Portfolio seeks to achieve its investment objective by investing, under normal market conditions, primarily in equity securities of small and mid-cap companies. Small and mid-cap companies generally are defined as those companies with market capitalizations within the range represented in the Russell 2500® Growth Index, the Fund’s broad-based securities market index (as of January 31, 2012, between approximately $27 million and $9.52 billion), the Opportunity Portfolio’s broad-based securities market index. The Opportunity Portfolio may also invest in equity securities of larger, more established companies and may invest up to 20% of its assets in securities of foreign companies.

           Westfield Capital Management Company, L.P., the Opportunity Portfolio’s subadviser (“Westfield”), selects companies based upon fundamental analysis of the company’s cash flow, industry position, potential for high-profit margins, and strength of management, as well as other factors. Westfield uses a bottom-up, as opposed to a top down, investment style to select investments that it believes offer superior prospects for growth and are either:

• early in their cycle but which Westfield believes have the potential to become major enterprises, or

• are major enterprises whose rates of earnings growth the Subadviser expects to accelerate because of special factors, such as rejuvenated management, new products, changes in consumer demand, or basic changes in the economic environment.

           Westfield believes these growth companies to have products, technologies, management, markets or opportunities which will potentially facilitate earnings growth over time that may be above the growth rate of the overall economy and the rate of inflation. Investments in growth companies may include securities listed on a securities exchange or traded in the over-the-counter markets.

           Westfield will invest primarily in common stocks, but may, to a limited extent, seek appreciation in other types of securities when relative values and market conditions make such purchases appear attractive. As such, the Opportunity Portfolio may invest in fixed income securities, which may include bonds, debentures, mortgage-backed securities, notes, bills, commercial paper, and U.S. Government securities.

           When Westfield believes market conditions are unfavorable or when suitable investments are not otherwise available, the Opportunity Portfolio may seek a temporary defensive position and invest part or all of its assets in cash (including foreign currency) or short-term obligations. These investments may include certificates of deposit, commercial paper, short-term notes and U.S. Government securities. The Opportunity Portfolio’s investment objective may not be achieved while it is invested in a temporary defensive position.

           Certain HSBC fund-of-funds and other investment products are permitted to invest in the Portfolio. As a result, the Portfolio may have large inflows or outflows of cash from time to time. This could have adverse effects on the Portfolio’s performance if the Portfolio were required to sell securities or invest cash at times when it otherwise would not do so. This activity could also accelerate the realization of capital gains and increase the Portfolio’s transaction costs.

Risk Factors

An investment in a Portfolio is subject to investment risks, including the possible loss of the principal amount invested. This section provides more detailed information about the Portfolios’ principal investments and risks. This Part A does not disclose all the types of securities or investment strategies that a Portfolio may use. The Portfolios’ Part B provides more detailed information about the securities, investment policies and risks described in this Part A.

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Principal Investment Risks

Each of the Portfolios is subject to one or more of the following principal risks:

• Equity Securities Risk: The prices of equity securities fluctuate from time to time based on changes in a company’s financial condition or overall market and economic conditions. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments, and the prices of equity securities issued by such companies may suffer a decline in response. These factors contribute to price volatility, which is the principal risk of investing in funds that primarily hold, directly or indirectly, equity securities. Historically, the equity markets have moved in cycles and investments in equity securities and equity derivatives in general are subject to market risks that may cause their prices to fluctuate over time. As a result, the value of equity securities may fluctuate drastically from day to day, as the market price of such securities increases or decreases. Equity securities have greater price volatility than debt instruments. The risks of investing in equity securities also include:

• Style Risk: The risk that use of a growth or value investing style may fall out of favor in the marketplace for various periods of time and result in significant declines in the value of a Portfolio’s investments. Growth stock prices reflect projections of future earnings or revenues and may decline dramatically if the company fails to meet those projections. Prices of these companies’ securities may be more volatile than other securities, particularly over the short term. A value stock may not increase in price as anticipated if other investors fail to recognize the company’s value and bid up the price, the markets favor faster-growing companies, or the factors that were expected to increase the price of the security do not occur.

• Capitalization Risk: Stocks of large capitalization companies may be volatile in the event of earnings disappointments or other financial developments. Large capitalization stocks can perform differently from other segments of the equity market or the equity market as a whole. Large capitalization companies may also be less flexible in evolving markets or unable to implement change as quickly as small or medium capitalization companies. Stock of medium and smaller capitalization companies may involve greater risks due to limited product lines and market and financial or managerial resources. Stocks of these companies may also be more volatile, less liquid and subject to the potential for greater declines in stock prices in response to selling pressure. Stocks of smaller capitalization companies generally have more risk than medium capitalization companies. Small capitalization stocks tend to perform differently from other segments of the equity market or the equity market as a whole, and can be more volatile than stocks of medium or large capitalization companies. Small-capitalization companies may be newer or less established.

• Issuer Risk: The value of a security may fluctuate for a variety of reasons that relate to the issuer, including, but not limited to, earnings prospects and overall financial position, management performance and reduced demand for the issuer’s products and services.

• Market Risk : The value of a Portfolio’s investments may decline due to changing economic, political or market conditions. Issuer, political, economic, regulatory or market developments can affect a single issuer, issuers within an industry or economic sector or geographic region, or the market as a whole. In the short term, a Portfolio’s investments can fluctuate dramatically in response to these developments. Different parts of the market and different types of securities can react differently to these developments. Moreover, the conditions in one country or geographic region could adversely affect a Portfolio’s investments in a different country or geographic region due to increasingly interconnected global economies and financial markets.

• American Depositary Receipts (“ADRs”) Risk: A Portfolio’s investments may take the form of sponsored and unsponsored ADRs. ADRs, which are typically issued by a U.S. financial institution (a “depositary”), evidence ownership interests in a security or pool of securities issued by a foreign company which are held by a depositary. ADRs are denominated in U.S. dollars and trade in the U.S. securities markets. ADRs involve many of the same risks of investing directly in foreign securities, including, for example, risks related to adverse political and economic developments unique to a country or region, currency fluctuations or controls and the possibility of expropriation, nationalization or confiscatory taxation.

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ADRs also involve risks not experienced when investing directly in the equity securities of an issuer. ADRs may be less liquid than the underlying shares in their primary foreign trading market. Investment restrictions in certain countries also may adversely affect the value of ADRs because such restrictions may limit the ability to convert foreign equity securities into ADRs and vice versa. Such restrictions may cause the equity securities of the foreign company to trade at a discount or premium to the market price of the related ADR. In addition, holders of unsponsored ADRs generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such ADRs in respect of the deposited securities.

• Currency Risk: Fluctuations in exchange rates between the U.S. dollar and foreign currencies, or between various foreign currencies, may negatively affect a Portfolio’s performance. Adverse changes in exchange rates may erode or reverse any gains produced by foreign-currency denominated investments and may widen any losses. Currency exchange rates can be volatile and can be affected by, among other factors, the actions or inactions by U.S. or foreign governments, central banks or supranational entities, the imposition of currency controls, speculation, or general economic or political developments in the U.S. or a foreign country. A Portfolio may seek to reduce currency risk by hedging part or all of its exposure to various foreign currencies; however, if such hedging techniques are employed, there is no assurance that they will be successful.

• Debt Instruments Risk: The risks of investing in debt instruments include:

• High-Yield (“Junk Bond”) Risk: High-yield securities (sometimes called “junk bonds”) are typically rated below investment grade by one or more of the rating agencies or, if not rated, are determined to be of equivalent quality. High-yield securities are often considered speculative investments that have significantly higher credit risk than investment-grade securities. The prices of high-yield securities, which may be less liquid than higher rated securities, may be more vulnerable adverse market, economic or political conditions, or the expectation of adverse market, economic or political conditions. High-yield securities pay investors a premium (i.e., a higher interest rate or yield) because of the increased risk of loss.

• Interest Rate Risk: Fluctuations in interest rates may affect the yield and value of investments in income-producing or debt instruments. Generally, if interest rates rise, the value of such investments may fall. During periods of falling interest rates, borrowers may pay off their debt sooner than expected, forcing the reinvestment of principal proceeds at lower interest rates, resulting in less interest income. Conversely, during periods of rising interest rates, borrowers may pay off their debt later than expected, thereby preventing reinvestment of principal proceeds at higher interest rates, increasing a Portfolio’s sensitivity to changes in interest rates and resulting in less income to the Portfolio than potentially available.

• Credit Risk: A Portfolio could lose money if an issuer of a debt instrument fails to make timely payments of interest or principal or enters bankruptcy. Furthermore, the value of a debt instrument may decline if the market believes that the issuer may not make such payments on time. Changes in economic conditions could cause issuers of these instruments to be unable or unwilling to meet their financial obligations. This risk is greater for lower-quality bonds than for bonds that are investment grade.

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• Prepayment Risk: With respect to mortgage-backed securities, the risk that the principal amount of the underlying mortgages will be repaid prior to the bond’s maturity date. When such repayment occurs, no additional interest will be paid on the investment.

• Extension Risk: An issuer may exercise its right to pay principal on an obligation held by a Portfolio (such as an asset-backed security) later than expected. This may happen during a period of rising interest rates.

• Derivatives Risk: The term “derivatives” covers a broad range of investments, including futures and currency forwards. In general, a derivative refers to any financial instrument whose value is derived, at least in part, from the price of another security or a specified index, asset or rate. The use of derivatives presents risks different from, and possibly greater than, the risks associated with investing directly in traditional securities. The use of derivatives can lead to losses because of adverse movements in the price or value of the underlying asset, index or rate, which may be magnified by certain features of the derivatives. These risks are heightened when the Adviser uses derivatives to enhance a Portfolio’s return or as a substitute for a position or security, rather than solely to hedge (or offset) the risk of a position or security held by a Portfolio. The success of the Adviser’s derivatives strategies will also be affected by its ability to assess and predict the impact of market or economic developments on the underlying asset, index or rate and the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions. Derivatives involve the risk of mispricing or improper valuation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, index or rate. Certain derivative positions may be difficult to close out when a Portfolio’s portfolio manager may believe it would be appropriate to do so. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that a Portfolio will engage in these transactions to reduce exposure to other risks when that would be beneficial.

• Leverage Risk: Certain transactions may give rise to a form of leverage. Such transactions may include, among others, the use of reverse repurchase agreements and the use of when-issued, delayed delivery or forward commitment transactions. The use of derivatives may also create leverage. The use of leverage may cause a Portfolio to liquidate portfolio positions when it may not be advantageous to do so. Leveraging, including borrowing, may cause a Portfolio to be more volatile than if the Fund had not been leveraged. This is because leverage tends to increase a Portfolio’s exposure to market risk, interest rate risk or other risks by, in effect, increasing assets available for investment.

• Legal and Regulatory Risk: Federal, state, local, non-U.S. and other governments or their regulatory agencies have recently taken actions, or may take actions, that affect the investment strategies used by a Portfolio or instruments in which the Portfolio invests (such as the regulation of the Portfolio’s use of derivatives). Reforms are ongoing and their effects are uncertain. These actions may impact the investment strategies, policies, performance, expenses and operations of a Portfolio.

• Foreign Securities Risk: Investments in foreign securities are generally considered riskier than investments in U.S. securities, and are subject to additional risks, including international trade, political, economic and regulatory risks; fluctuating currency exchange rates; less liquid, developed or efficient trading markets; and different corporate disclosure and governance standards. Securities of emerging market issuers generally have more risk than securities issued by issuers of more developed markets. Foreign issuers are generally not subject to the same degree of regulations as U.S. issuers, and political changes could adversely affect a Portfolio’s investments in a foreign country. In addition, the lack of regulatory controls may expose a Portfolio to additional risks.

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Securities markets of many foreign countries are relatively small, with a limited number of companies representing a smaller number of industries. To the extent a Portfolio’s investments are concentrated in a limited number of foreign countries, the Portfolio’s performance could be more volatile than the performance of more geographically diversified funds.

• Emerging Markets Risk : A Portfolio’s investments in emerging market countries are subject to all of the risks of foreign investing generally, and have additional heightened risks due to a lack of established legal, political, business and social frameworks to support securities markets. Investments in emerging markets are subject to a greater risk of loss than investments in a developed market. This is due to, among other things, greater market volatility, lower trading volume, delays in trading or settling portfolio securities transactions; currency and capital controls or other government restrictions or intervention, such as expropriation and nationalization; greater sensitivity to interest rate changes; pervasiveness of corruption and crime; currency exchange rate volatility; and higher levels of inflation, deflation or currency devaluation. In addition, the financial stability of issuers (including governments) in emerging market countries may be more precarious than in other countries. As a result, there will tend to be an increased risk of price volatility in a Portfolio’s investments in instruments with exposure to emerging market countries, which may be magnified by currency fluctuations relative to the U.S. dollar. Settlement practices for transactions in foreign markets may differ from those in U.S. markets. Such differences include delays beyond periods customary in the United States and practices that could result in losses, such as delivery of securities prior to receipt of payment, which increase the likelihood of a “failed settlement.”

• Exchange-Traded Fund (”ETF”) Risk: Investments in ETFs are generally intended to assist a Portfolio track the return of the particular market segments or indices that are represented by the ETFs. The risks of owning shares of an ETF generally reflect the risks of owning the underlying securities the ETF is designed to track, although lack of liquidity in an ETF could result in it being more volatile than the underlying portfolio of securities. Disruptions in the markets for the securities underlying ETFs purchased or sold by a Portfolio could result in losses on the Portfolio’s investments. ETFs also have management fees that increase their costs versus owning the underlying securities directly. In addition, an ETF may fail to accurately track the market segment or index that underlies its investment objective, and is subject to the risk that the market price of the ETF’s shares may trade at a premium or a discount to their net asset value; an active trading market for an ETF’s shares may not develop or be maintained; and there is no assurance that the requirements of the exchange necessary to maintain the listing of an ETF will continue to be met or remain unchanged.

• Mortgage- and Asset-Backed Securities Risk: Mortgage- and asset-backed securities are debt instruments that are secured by interests in pools of mortgage loans or other financial assets.

The value of these securities will be influenced by the factors affecting the assets underlying such securities, changes in interest and default rates or deteriorating economic conditions. During periods of declining asset values, mortgage- and asset-backed securities may be difficult to value or become more volatile and/or illiquid. The risk of default is generally higher in the case of securities backed by loans made to borrowers with “sub-prime” credit metrics. If market interest rates increase substantially and a Portfolio’s adjustable-rate securities are not able to reset to market interest rates during any one adjustment period, the value of the Portfolio’s holdings and its net asset value may decline until the adjustable-rate securities are able to reset to market rates. In the event of a dramatic increase in interest rates, the lifetime limit on a security’s interest rate may prevent the rate from adjusting to prevailing market rates. In such an event, the security could underperform and affect the Portfolio’s net asset value.

Mortgage- and asset-backed securities are subject to interest rate, prepayment, extension, market, and credit risks, all of which are described elsewhere in this Part A.

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• Swap Risk: The use of swap agreements, which are agreements to exchange the return generated by one instrument for the return generated by another instrument (or index), and similar instruments involves risks that are different from those associated with ordinary portfolio securities transactions. For example, a Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. Swap agreements may also subject a Portfolio to the risk that the counterparty to the transaction may not meet its obligations, causing a Portfolio’s value to decrease. Swap agreements may also be considered illiquid.

• Liquidity Risk: A Portfolio may not be able to sell some or all of its investments at desired prices, or may be unable to sell investments at all, due to lack of demand in the market for such investments. Additionally, a Portfolio may, at times, hold illiquid securities, by virtue of the absence of a readily available market for certain of its investments, or because of legal or contractual restrictions on sales. A Portfolio will not make investments of illiquid securities to the extent that it would hold 15% of its net assets in securities deemed to be illiquid following the investment. A Portfolio could lose money if it is unable to dispose of an investment at a time that is most beneficial to the Portfolio.

• Portfolio Turnover: Each Portfolio is actively managed and, in some cases the Portfolio’s portfolio turnover may exceed 100%. A higher rate of portfolio turnover increases brokerage and other expenses, which must be borne by a Portfolio and its shareholders and may result in a lower net asset value. High portfolio turnover (over 100%) also may result in the realization of substantial net short-term capital gains, which when distributed are taxable to shareholders. The trading costs and tax effects associated with turnover may adversely affect the Portfolio’s performance.

Additional Risks

Generally, the Portfolios will be subject to one or more of the following additional risks:

• Repurchase Agreements Risk: The use of repurchase agreements, in which a party buys a security from another party (“seller”) and the seller agrees to repurchase the security at an agreed-upon date and price (which reflects a market rate of interest), involves certain risks. If the seller in a repurchase agreement defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, a Portfolio may incur a loss upon disposition of the securities. There is also a risk that the seller of the agreement may become insolvent and subject to liquidation.

• Short Sale Risk: A short sale involves the sale by a Portfolio of a security that it does not own with the hope of purchasing the same security at a later date at a lower price. A Portfolio may also enter into a short position through a forward commitment or a short derivative position through a futures contract or swap agreement. If the price of the security or derivative has increased during this time, then a Portfolio will incur a loss equal to the increase in price from the time that the short sale was entered into plus any premiums and interest paid to the third party. Therefore, short sales involve the risk that losses may be exaggerated, potentially losing more money than the actual cost of the investment. Also, there is the risk that the third party to the short sale may fail to honor its contract terms, causing a loss to a Portfolio.

• “When-Issued” Securities Risk: The price and yield of securities purchased on a “when-issued” basis is fixed on the date of the commitment but payment and delivery are scheduled for a future date. Consequently, these securities present a risk of loss if the other party to a “when-issued” transaction fails to deliver or pay for the security. In addition, purchasing securities on a “when-issued” basis can involve a risk that the yields available in the market on the settlement date may actually be higher (or lower) than those obtained in the transaction itself and, as a result, the “when-issued” security may have a lesser (or greater) value at the time of settlement than a Portfolio’s payment obligation with respect to that security.

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• Variable Rate Demand Note Risk: Variable rate demand notes have interest rates that are periodically adjusted either at set intervals or that float at a margin above a generally recognized rate. Such instruments are subject to the same risks as debt instruments, particularly interest rate risk and credit risk. Due to a lack of secondary market activity for certain variable and floating rate instruments, these securities may be more difficult to sell if an issuer defaults on its financial obligation or when a Portfolio is not entitled to exercise its demand rights.

• Exposure to Technology Risk: The mid-cap sector of the stock market includes a significant number of companies the securities of which may be characterized as technology or technology-related investments. The value of a Portfolio’s investments in the mid-cap sector of the stock market may be impacted by developments affecting technology and technology-related stocks generally. Each Portfolio does not as a matter of investment strategy seek to invest disproportionately in such securities.

• Municipal Risk: The Short Duration Fixed Income Portfolio’s investments in municipal securities will be sensitive to events that affect municipal markets, including legislative or political changes and the financial condition of the issuers of municipal securities. Adverse conditions affecting the issuers of municipal securities may impact the Portfolio’s net asset value more than if the Portfolio invested in more geographically diverse investments. The ability of a municipal issuer to make payments and the value of municipal securities can be affected by uncertainties in the municipal market, including litigation, the strength of the local or national economy, the issuer’s ability to raise revenues through tax or other means, whether and to what extent the bankruptcy of an issuer affects the rights of municipal securities holders, and budgetary constraints of local, state and federal governments upon which the issuer may be relying for funding. Legislatures also may fail to appropriate funds needed to pay municipal security obligations. These events can cause the value of municipal securities to fall and might adversely affect the dividends that the Portfolio pays. In addition, third-party credit quality or liquidity enhancements are frequently a characteristic of the structure of municipal securities. Problems encountered by such third-parties (such as issues negatively impacting a municipal security insurer or bank issuing a liquidity enhancement facility) may negatively impact a municipal security even though the related municipal issuer is not experiencing problems.

• Banking Risk: To the extent that the Short Duration Fixed Income Portfolio invests in securities issued by U.S. Banks, U.S. branches of foreign banks and foreign branches of U.S. banks, the Portfolio’s performance will be susceptible to the risks associated with the financial services sector. The financial services sector is highly dependent on the supply of short-term financing. The value of securities of issuers in the banking and financial services sector can be sensitive to changes in government regulation and interest rates and to economic downturns in the United States and abroad.

• Government Securities Risk: There are different types of U.S. government securities with different levels of credit risk. U.S. government securities issued or guaranteed by the U.S. Treasury and/or supported by the full faith and credit of the United States have the lowest credit risk. A U.S. government-sponsored entity, although chartered or sponsored by an Act of Congress, may issue securities that are neither insured nor guaranteed by the U.S. Treasury and are riskier than those that are.

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•  Temporary Defensive Position Risk: The Portfolio may temporarily depart from its principal investment strategies by making short-term investments in cash, cash equivalents, high-quality, short-term debt instruments and money market instruments for temporary defensive purposes in response to adverse market, economic or political conditions. This may result in the Portfolio not achieving its investment objective during that period. If the market advances during periods when the Portfolio is holding a large cash position, the Portfolio may not participate to the extent it would have if the Portfolio had been more fully invested.

• Large Scale Redemption Risk: Certain HSBC fund-of-funds and other investment products are permitted to invest in Portfolios. As a result, the Portfolios may have large inflows or outflows of cash from time to time. This could have adverse effects on a Portfolio’s performance if the Portfolio were required to sell securities or invest cash at times when it otherwise would not do so. This activity could also accelerate the realization of capital gains and increase a Portfolio’s transaction costs.

More Information About Portfolio Investments

           This Part A describes the Portfolios’ primary strategies, and the Portfolios will normally invest in the types of securities described in this Part A. However, in addition to the securities and investment policies described in this Part A, each Portfolio also may invest in other securities, use other strategies and engage in other investment practices. These investments and strategies, as well as those described in this Part A, are described in detail in the Part B. Of course, a Portfolio cannot guarantee that it will achieve its investment goal.

           When a Portfolio’s Subadviser believes market conditions are unfavorable or when suitable investments are not otherwise available, a Portfolio may seek a temporary defensive position and invest part or all of its assets in cash (including foreign currency) or short-term obligations. These investments may include certificates of deposit, commercial paper, short-term notes and U.S. Government securities. A Portfolio’s investment objective may not be achieved while it is invested in a temporary defensive position.

Portfolio Holdings

          A description of the Portfolios’ policies and procedures with respect to the disclosure of the Portfolios’ portfolio securities is available in the Portfolios’ Part B.

MANAGEMENT OF THE PORTFOLIO TRUST

The Investment Adviser and Subadvisers

           HSBC Global Asset Management (USA) Inc. (the “Adviser”), 452 Fifth Avenue, New York, New York 10018, is the investment adviser for the Portfolios pursuant to investment advisory contracts with the Portfolio Trust. The Adviser is a wholly owned subsidiary of HSBC Bank USA, NA, which is a wholly owned subsidiary of HSBC USA, Inc., a registered bank holding company (collectively, “HSBC”). HSBC currently provides investment advisory services for individuals, trusts, estates and institutions. As of December 31, 2011, the Adviser managed approximately $15.5 billion in the HSBC Family of Funds.

           The Portfolio Trust and the Adviser have received an exemptive order from the Securities and Exchange Commission (“SEC”) that allows the Adviser to implement new investment subadvisory contracts and to make material changes to existing subadvisory contacts with the approval of the Board of Trustees, but without shareholder approval. Subject to the terms of the exemptive order, each Portfolio may currently hire and/or terminate subadvisers without shareholder approval. The Short Duration Fixed Income Portfolio does not currently use the services of a subadviser. However, the exemptive order could be applied to the use of one or more unaffiliated subadvisers at a future time.

           Through its portfolio management team, the Adviser makes the day-to-day investment decisions and continuously reviews, supervises and administers the Short Duration Fixed Income Portfolio’s investment program.

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          The following companies serve as investment subadvisers of the Portfolios indicated below. The investment subadvisers make the day-to-day investment decisions and continuously review, supervise and administer the relevant Portfolio’s investment program.

The Growth Portfolio: Winslow, located at 4720 IDS Tower, 80 South Eighth Street, Minneapolis, Minnesota 55402, serves as subadviser to the Growth Portfolio. Winslow has been an investment adviser since 1992, and was privately held until December 2008, when it became a wholly-owned subsidiary of Nuveen Investments, Inc. (“Nuveen Investments”). Nuveen Investments is controlled by an investor group led by Madison Dearborn Partners LLC, a private equity firm. As of December 31, 2011, Winslow managed approximately $29.4 billion in assets under management, representing approximately 1,540 accounts .

The Opportunity Portfolio: Westfield serves as subadviser to the Opportunity Portfolio. Westfield is 100% employee owned. Westfield was founded in 1989 and supervises domestic growth equity portfolios. Its principal office is located at One Financial Center, Boston MA 02111. As of December 31, 2011, Westfield had approximately $14.2 billion in assets under management, representing approximately 621 accounts.

           For these advisory and management services (including any subadvisory services), during the last fiscal year the Portfolios paid management fees (net of fee waivers) as follows:

Percentage of average net assets for the
Portfolio	Fiscal Year Ended 10/31/2011
Short Duration Fixed Income Portfolio	*
Growth Portfolio	0.56%
Opportunity Portfolio	0.80%

* The Short Duration Fixed Income Portfolio has not commenced operations as of the most recent fiscal year. The Adviser is entitled to receive a collective management fee from the Short Duration Fixed Income Portfolio, when it commences operations, at the annual rate of 0.40% of the Portfolio’s average daily net assets.

           A discussion regarding the basis for the Board of Trustees’ approval of the investment advisory contracts and subadvisory agreements is available in the April 30, 2011 semi-annual report and will be available in the April 30, 2012 semi-annual report. Once the Short Duration Fixed Income Portfolio commences operations, a discussion regarding the basis for the Board of Trustees’ approval of the its investment advisory contract will be available in the Portfolio’s first annual or semi-annual report to shareholders.

Portfolio Managers

The Short Duration Fixed Income Portfolio:

      The management and investment decisions for the Short Duration Fixed Income Portfolio are made by John F. Chiodi, Jr., Senior Portfolio Manager of the Adviser, Kenneth Carty, Senior Portfolio Manager of the Adviser, and Jason E. Moshos, Senior Portfolio Manager of the Adviser. The professional and educational background of each portfolio manager is set forth below:

  John F. Chiodi, Jr., Senior Portfolio Manager, joined the Adviser in June 2006 and is responsible for managing money market funds, low duration and short duration mandates. Prior to joining the Adviser, John spent 16 years at AllianceBernstein managing taxable money market funds, low duration and short duration mandates. He was also responsible for overseeing third-party securities lending as well as the issuance of a company sponsored commercial paper program. John holds an MBA in Finance from Fordham University and a BS in Accounting from Bucknell University.

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  Kenneth Carty, Senior Portfolio Manager, joined the Adviser in October 2007 and is responsible for managing money market funds, low duration and short duration mandates. Prior to joining the Adviser in 2007, Kenneth worked for AllianceBernstein in a similar capacity for over fifteen years. Kenneth received a BS in Accounting from the City University of New York, Queens College.

  Jason E. Moshos, Senior Portfolio Manager, joined the Adviser in March 2008 and is responsible for managing money market funds, low duration and short duration mandates. Prior to joining the Adviser, Jason spent over 7 years at AllianceBernstein managing taxable money market funds, fixed-income securities financing and the issuance of a company sponsored commercial paper program. Jason holds a BS in Finance from California State University Long Beach.

The Growth Portfolio:

The management and investment decisions for the Growth Portfolio are made by Clark J. Winslow, Justin H. Kelly, CFA and R. Bartlett Wear, CFA. The professional experience and educational background of each portfolio manager is set forth below:

  Clark J. Winslow has served as the Chief Executive Officer, Chief Investment Officer and a portfolio manager of Winslow since 1992. Mr. Winslow has 46 years of investment experience and has managed portfolios since 1975. He began his career as an institutional research analyst in 1966. Mr. Winslow has a BA from Yale University and an MBA from the Harvard Business School.

  Justin H. Kelly, CFA, is a Senior Managing Director and portfolio manager of Winslow and has been with the firm since 1999. Previously Mr. Kelly was a Vice President and co-head of the Technology Team at Investment Advisers, Inc. in Minneapolis from 1997-1999. For the prior four years, he was an investment banker in New York City for Prudential Securities and then Salomon Brothers. Mr. Kelly received a BS degree Summa Cum Laude in 1993 from Babson College where he majored in Finance/Investments. Mr. Kelly has 20 years of investment experience.

  R. Bartlett Wear, CFA, is a Senior Managing Director and portfolio manager of Winslow and has been with the firm since 1997. He previously was a partner and equity manager at Baird Capital Management in Milwaukee, Wisconsin. Prior to that, he was the lead equity manager and analyst of the mid-to-large capitalization growth product at Firstar Investment Research and Management Company. Mr. Wear graduated with honors from Arizona State University in 1982 where he majored in finance. Mr. Wear has 30 years of investment experience.

The Opportunity Portfolio:

Investment decisions for the Opportunity Portfolio are made by consensus of the Investment Committee of Westfield (the “Committee”).

  William A. Muggia is President, Chief Executive Officer and Chief Investment Officer. Mr. Muggia covers Healthcare and Energy as well as providing overall market strategy. He has been at Westfield since 1994 and has been Chief Investment Officer since 2001. He has 28 years of investment experience. Mr. Muggia earned his MBA degree from Harvard Business School and received a BA from Middlebury College.

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  Ethan J. Meyers is a Partner and covers Industrials and Business Services. Mr. Meyers joined Westfield in 1999. He has 15 years of investment experience. Mr. Meyers earned his BS from AB Freeman School of Business at Tulane University. Mr. Meyers is a Chartered Financial Analyst.

  John M. Montgomery is a Partner and Portfolio Strategist. Mr. Montgomery joined Westfield in 2006. He has 17 years of investment experience. Mr. Montgomery holds an MM from J.L. Kellogg Graduate School of Management at Northwestern University and a BA from Trinity College.

  Hamlen Thompson is a Partner and covers Energy and Industrials. Mr. Thompson joined Westfield in 2003. He has 17 years of investment experience. Mr. Thompson earned his MBA from the Carroll School of Management at Boston College and received a BA from Colby College.

  Bruce N. Jacobs is a Partner and covers Medical Devices and Consumer Staples. Mr. Jacobs joined Westfield in 2003. He has 20 years of investment experience. Mr. Jacobs earned his MBA degree from Harvard Business School and a BS from the Wharton School of the University of Pennsylvania. Mr. Jacobs is a Chartered Financial Analyst.

          Additional information about the portfolio managers’ compensation, other accounts managed by these individuals, and their ownership of securities in the Portfolios they manage is available in the Part B.

The Administrator and the Sub-Administrator

          The Adviser also serves as the Portfolios’ administrator (the “Administrator”), and in that role, oversees and coordinates the activities of other service providers, and monitors certain aspects of the Portfolios’ operations. The Administrator has retained Citi Fund Services Ohio, Inc., whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, as sub-administrator (the “Sub-Administrator”). Administrative services provided by the Administrator and Sub-Administrator include providing office space, equipment and clerical personnel to the Portfolios and supervising custodial, auditing, valuation, bookkeeping, regulatory and dividend disbursing services.

           The Part B has more detailed information about the Adviser, Administrator and Sub-Administrator, and other service providers of the Portfolios.

Placement Agent

          The Portfolios have not retained the services of a principal underwriter or distributor since interests in the Portfolios are offered solely in private placement transactions. Citi Fund Services (Ireland), Limited, acting as agent for the Portfolios, serves as the placement agent of interests in the Portfolios. Citi Ireland receives no compensation for serving as placement agent.

PRICING, PURCHASE AND REDEMPTION OF INTERESTS

Determination of Value of Portfolio Interests

          The net income and realized capital gains and losses, if any, of each Portfolio are determined as of the “Valuation Time,” which is the close of regular trading on the New York Stock Exchange (“Exchange”), normally, 4:00 p.m. Eastern Time, on each day the Exchange is open (a “Portfolio Business Day”). The Exchange is generally not open on most national holidays and on Good Friday.

          Net income for days other than Portfolio Business Days is determined as of 4:00 p.m. New York time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated among the investors in each Portfolio at the time of such determination. For this purpose, the net income of a Portfolio in proportion to the number of beneficial interests held (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium on securities held by such Portfolio, less (ii) all actual and accrued expenses of such Portfolio (including the fees payable to the Adviser and Administrator of the Portfolio).

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          Each investor in each Portfolio may add to or reduce its investment in a Portfolio on a Portfolio Business Day. As of the Valuation Time, the value of each investor’s beneficial interest in a Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor’s interest in the Portfolio as of Valuation Time on the following the Portfolio Business Day.

           The value of assets in a Portfolio's portfolio or held by a Portfolio is determined on the basis of their market value, or where market quotations are not readily available or are deemed unreliable due to a significant event or otherwise, based on fair value as determined in good faith in accordance with the procedures established by, and under the general supervision of, the Portfolios’ Board of Trustees. Certain short-term securities are valued on the basis of amortized cost. Futures contracts purchased and held by a Portfolio are generally valued at the last sale price prior to the time the Portfolio determines its net asset value. Certain of the Portfolios may invest in securities that are primarily listed on foreign exchanges that trade on weekends or other days when the Portfolios do not price their shares. The value of portfolio securities held by those Portfolios may change on days when investors will not be able to purchase or redeem shares.

           The value of securities traded in markets outside the United States or denominated in currencies other than U.S. dollars may be affected significantly on a day that the Exchange is closed and an investor is not able to purchase or redeem Portfolio interests.

Fair Value Pricing Policies

           A Portfolio will fair value price its securities, in accordance with Board-approved procedures, when market quotations are not readily available. Generally, this would include securities for which trading has been halted, securities whose value has been materially affected by the occurrence of a significant event (as defined below), securities whose price has become stale (i.e., the market price has remained unchanged for five business days), and other securities where a market price is not available from either a national pricing service or a broker. In addition, the exception priced securities (i.e., securities for which the market value is provided by a quote from a single broker rather than a national pricing service) will be reviewed on a quarterly basis. In these situations, Board-approved methodologies are employed to determine a fair value for the securities. Fair valuations will be reviewed by the Board of Trustees on a quarterly basis. Fair value pricing should result in a more accurate determination of a Portfolio’s net asset value price, which should eliminate the potential for stale pricing arbitrage opportunities in the Portfolios. However, fair value pricing involves the risk that the values used by a Portfolio to price its investments may be different from those used by other investment companies and investors to price the same investments.

           A “significant event” is one that occurred prior to a Portfolio’s valuation time, is not reflected in the most recent market price of a security, and may affect the value of a security. Generally, such “significant events” relate to developments in foreign securities that occur after the close of trading in their respective markets. The Portfolio’s accounting agent may obtain fair value prices of foreign securities through utilization of a Fair Value Pricing Service previously approved by the Board where a movement in the U.S. equities market is sufficiently large to constitute a trigger established by the Board. Forward currency contracts are covered by the Board-approved procedures.

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Purchase of Portfolio Interests

          Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.

           An investment in each Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in “good order” by the Portfolio. The net asset value of each Portfolio is determined once on each Portfolio Business Day.

           There is no minimum initial or subsequent investment in the Portfolios. However, because the Portfolios intend to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolios’ custodian by a Federal Reserve Bank).

          The Portfolios and the Placement Agent reserve the right to cease accepting investments at any time or to reject any investment order.

Delivery of Shareholder Documents

          In an effort to reduce the cost associated with the printing and mailing of Part A and annual reports and semi-annual reports, as well as reduce the likelihood of our shareholders receiving duplicative mailings, the Portfolios intend to mail only one Part A and shareholder report to shareholders having the same last name and residing at a common address. If you wish to receive separate copies of Part A and shareholder reports, please mail your request to:

HSBC Brokerage Mutual Funds
452 Fifth Avenue - 2nd Floor
New York, NY 10018

          The Portfolios will begin sending you individual copies of the Part A and shareholder reports thirty days after receiving your request.

          If you have any questions regarding the delivery of shareholder documents, please call 1-888-525-5757.

Market Timing

          In accordance with policies and procedures adopted by the Board of Trustees, the Portfolios discourage market timing and other excessive trading practices. The Portfolios are intended primarily for use as a long-term investment vehicle. Frequent short-term (market timing) trading practices may disrupt portfolio management strategies, increase brokerage and administrative costs, harm Portfolio performance and result in dilution in the value of Portfolio shares held by longer-term shareholders.

          The Portfolios do not impose redemption fees, however redemption fees may be charged by the underlying investors in a Portfolio that are themselves investment companies, in which case the amount of any such redemption fees collected will be added to the interest of such investment company in the Portfolio. The Portfolios also may be adversely affected by short-term trading in shares of Feeder Funds (as defined under the section “Master/Feeder Structure” below). To deter market timing, a Feeder Fund may impose redemption fees on Feeder Fund shares sold or exchanged within 30 days (or other specified period) from purchase.

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          It is the practice of the Portfolios to monitor purchases, sales and exchanges of Portfolio shares, and to take appropriate action if it is determined that there is transactional activity in the Portfolios' shares that is deemed inappropriate. The Portfolios and the Adviser reserve the right to reject or restrict purchase or exchange requests from any investor and also reserve the right to close any account in which a pattern of excessive trading has been identified.

           The Portfolios cannot guarantee that they will detect every market timer due to the limitations inherent in their technological systems. The Portfolios reserve the right to modify their policies and procedures at any time without prior notice as the Portfolios deem necessary in their sole discretion to be in the best interests of Portfolio shareholders, or to comply with state or federal legal requirements.

Redemption of Portfolio Interests

          An investor in a Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio Trust by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio Trust in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio Trust, on behalf of each Portfolio, reserves the right to pay redemptions in kind. Investments in the Portfolios may not be transferred.

          The Portfolios may suspend the right of redemption and postpone for more than seven days the date of payment upon redemption: (i) during periods when the Exchange is closed (other than for weekends or certain holidays) or when trading on such Exchange is restricted, (ii) during periods in which, as a result of emergency, disposal, or evaluation of the net asset value of the portfolio securities is not reasonably practicable or (iii) for such other periods as the SEC may permit.

Distribution and Shareholder Servicing Arrangements – Revenue Sharing

          The Adviser and/its affiliates may, out of its own resources, and without cost to any Portfolio, make payments to selected financial intermediaries for shareholder recordkeeping, processing, accounting and/or other administrative services in connection with the sale or servicing of shares of the Feeder Funds. Historically, these payments have generally been structured as a percentage of net assets attributable to the financial intermediary, but may also be structured as a percentage of gross sales, a fixed dollar amount, or a combination of the three. The making of these payments could create a conflict of interest for a financial intermediary receiving such payments.

Dividends, Distributions and Taxes

          The following information is meant as a general summary for U.S. taxpayers. Please see the Portfolios’ Part B for more information. Because everyone’s tax situation is unique, each shareholder should rely on its own tax advisor for advice about the particular federal, state and local tax consequences of investing in the Portfolios.

  It is intended that the Portfolio’s assets, income and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

  It is intended that the Portfolios will be operated in such a way that they will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, each  Portfolio will have no more than 100 shareholders. If a Portfolio so qualifies, it generally will not have to pay income tax on amounts it distributes to shareholders, although shareholders may be taxed on distributions they receive. Shareholders in each Portfolio will generally have to include their distributive share of the Portfolio’s taxable income and losses in their taxable income. As a non-publicly traded partnership, each Portfolio will be deemed to have “passed through” to shareholders all of the Portfolio’s interest, dividends, gains or losses realized on its investments, regardless of whether the Portfolio makes any distributions.

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  Any income a Portfolio receives in the form of interest and dividends is paid out, less expenses, to its shareholders. Shares begin accruing interest and dividends on the day they are purchased.

  Distributions on the Short Duration Fixed Income Portfolio are declared daily and paid monthly. Distributions on the Growth Portfolio, and Opportunity Portfolio are declared daily and paid semi-annually. Net capital gains, if any, for the Portfolios are distributed at least annually. Unless a shareholder elects to receive distributions in cash, distributions will be automatically invested in additional shares of the Portfolios.

MASTER/FEEDER STRUCTURE

          The Portfolio Trust and Portfolios are part of master/feeder structures. A non-accredited investor may not directly purchase an interest in a Portfolio, but instead may purchase shares in an investment company that is an accredited investor and invests all of its assets in the Portfolio (a “Feeder Fund”). Each Feeder Fund acquires an indirect interest in the securities owned by a Portfolio and will pay a proportionate share of the Portfolio’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

          The Board of Trustees of the Portfolio Trust believes that the “master/feeder” fund structure may enable the Portfolios to reduce costs through economies of scale. A larger investment portfolio for the Portfolio may reduce certain transaction costs to the extent that contributions to and redemptions from a Portfolios’ portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

           A Feeder Fund’s investment in a Portfolio may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in a Portfolio or withdraws from the Portfolio, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from a Portfolio if the Portfolio voted to change its investment objective, policies or limitations in a manner not acceptable to the directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from a Portfolio may affect the investment performance of the Feeder Fund and the Portfolio.

           The Portfolio Trust normally will not hold meetings of investors except as required by the Investment Company Act of 1940, as amended. Each Feeder Fund will be entitled to vote in proportion to its interest in a Portfolio. When a Feeder Fund is requested to vote on matters pertaining to a Portfolio, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Portfolio in the same proportion as the voting instructions received from the shareholders of the Feeder Fund.

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PART B

HSBC Short Duration Fixed Income Portfolio
(formerly, HSBC Investor Short Duration Fixed Income Portfolio)
HSBC Growth Portfolio
(formerly, HSBC Investor Growth Portfolio)
HSBC Opportunity Portfolio
(formerly, HSBC Investor Opportunity Portfolio)

each a series of

HSBC PORTFOLIOS

(formerly, HSBC Investor Portfolios)

P.O. Box 182845
Columbus, Ohio 43218-2845

General and Account Information - (800) 782-8183 (Toll Free)

HSBC Global Asset Management (USA) Inc.	Citi Fund Services Ohio, Inc.
Investment Adviser and Administrator	Sub-Administrator
(“HSBC” or “Adviser” and “Administrator”)	(“Citi” or “Sub-Administrator”)

Westfield Capital Management Company, L.P.,	Winslow Capital Management, Inc., Subadviser to
Subadviser to HSBC Opportunity Portfolio	HSBC Growth Portfolio (“Winslow”)
(“Westfield”)

THIS PART B IS NOT A PROSPECTUS AND IS ONLY AUTHORIZED FOR DISTRIBUTION WHEN PRECEDED OR ACCOMPANIED BY THE PART A FOR THE HSBC PORTFOLIOS DATED FEBRUARY 28, 2012. This Part B contains additional and more detailed information than that set forth in the Part A and should be read in conjunction with the Part A. The Part A and Part B may be obtained without charge by writing or calling the HSBC Portfolios at the address and telephone number printed above.

References in this Part B to the “Part A” are to the Part A dated February 28, 2012 of the HSBC Portfolios, by which interests in the Portfolios are being offered. Unless the context otherwise requires, terms defined in the Part A have the same meaning in this Part B as in the Part A.

Each Portfolio’s current audited financial statements dated October 31, 2011, are hereby incorporated herein by reference from the Annual Report of the Portfolios dated October 31, 2011, as filed with the Securities and Exchange Commission (the “SEC”). Copies of this Annual Report may be obtained without charge by writing or calling the HSBC Portfolios at the address and telephone number printed above.

February 28, 2012

INVESTMENT RESTRICTIONS	35
All Portfolios	36
Short Duration Portfolio	36
Growth Portfolio	37
Opportunity Portfolio	37
Percentage and Rating Restrictions	39

MANAGEMENT OF PORTFOLIO TRUST	39
Board of Trustees	39
Board Composition and Leadership Structure	39
Board’s Role in Risk Oversight of the Trust	40
Qualification of the Trustees	40
Committees	43
Portfolio Ownership	43
Trustee and Officer Compensation	44
Proxy Voting	45

INVESTMENT ADVISORY AND OTHER SERVICES	45
Investment Adviser	45
Subadvisers	46
Portfolio Managers	47
Administrator and Sub-Administrator	53
Placement Agent	54
Transfer Agent	54
Custodian	54
Portfolio Accounting Agent	54
Federal Banking Law	54
Expenses	55

PURCHASE, REDEMPTION AND PRICING OF SECURITIES	55

DIVIDENDS AND DISTRIBUTIONS	58

DESCRIPTION OF SHARES, VOTING RIGHTS, AND LIABILITIES	58
Ownership of the Portfolio	59

TAXATION	60
Tax Status of the Portfolios	60
RIC Investors in the Portfolios	61
Portfolio Investments	61

OTHER INFORMATION	63
Independent Registered Public Accounting Firm	63
Counsel	63
Code of Ethics	63
Registration Statement	63

FINANCIAL STATEMENTS	63
Shareholder Inquiries	63

APPENDIX A: DESCRIPTION OF SECURITIES RATINGS	A-1

APPENDIX B: HSBC FUNDS, HSBC ADVISOR FUNDS TRUST, AND HSBC PORTFOLIOS
PROXY VOTING POLICY	B-1

APPENDIX C: HSBC GLOBAL ASSET MANAGEMENT (USA) INC. PROXY VOTING POLICY
AND PROCEDURES	C-1

APPENDIX D: WESTFIELD CAPITAL PROXY VOTING POLICY	D-1

APPENDIX E: WINSLOW PROXY VOTING POLICY SUMMARY	E-1

iii

GENERAL INFORMATION

HSBC Portfolios

     The HSBC Short Duration Fixed Income Portfolio (“Short Duration Portfolio”), HSBC Growth Portfolio (“Growth Portfolio”), and HSBC Opportunity Portfolio (“Opportunity Portfolio”) (each, a “Portfolio” and, collectively, the “Portfolios”) are series of HSBC Portfolios (the “Trust” or the “Portfolio Trust”), an open-end management investment company that was organized as a trust under the laws of the State of New York on November 1, 1994. The Portfolio Trust currently consists of multiple series, each of which has its own distinct investment objectives and policies. Additional series may be established in the future. Each Portfolio is diversified, as that term is defined in the Investment Company Act of 1940, as amended (“1940 Act”).

     The Short Duration Portfolio has not yet commenced operations at the date of this Part B.

     Beneficial interests in the Portfolio Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). Investments in the Portfolios may only be made by investment companies, insurance separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

     The Growth Portfolio and Opportunity Portfolio are collectively referred to herein as the “Equity Portfolios.”

INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS

     The following information supplements the information about the investment objectives, strategies, policies, and risks of the Portfolios set forth in the Portfolio’s Part A and should be read in conjunction with the Part A.

     The Portfolio Trust, with respect to each Portfolio, has adopted certain fundamental and non-fundamental investment restrictions. Fundamental investment restrictions may not be changed without approval by holders of a “majority of the outstanding shares” of a Portfolio, which, as used in this Part B, means the vote of the lesser of (i) 67% or more of the outstanding “voting securities” of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding “voting securities” of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding “voting securities” of the Portfolio. The term “voting securities” as used in this paragraph has the same meaning as in the 1940 Act. See “Investment Restrictions.”

     The following descriptions are provided with respect to the information below describing the investment strategies, policies and risks of the Portfolios. For purposes of these descriptions, unless otherwise indicated:

     For purposes of this Part B, references to a Portfolio’s subadviser (each, a “Subadviser”) should be understood as referring to the relevant Subadviser.

SHORT DURATION PORTFOLIO

     The investment objective of the portfolio is to maximize total return, consistent with the preservation of capital and prudent investment management. The “total return’’ sought by the Portfolio consists of income earned on the Portfolio’s investments, plus capital appreciation, if any, which generally arises from decreases in interest rates or improving credit fundamentals for a particular sector or security.

     The Portfolio will normally invest, under normal market conditions, at least 80% of its net assets, plus any borrowings for investment purposes, in fixed income securities issued by governments, government agencies or corporations. This is not a fundamental policy and may be changed by the Board of Trustees, without a vote of shareholders, upon 60 days prior written notice.

     The Portfolio invests primarily in investment grade debt securities, but may invest up to 10% of its total assets in high yield securities (“junk bonds”) rated B or higher by Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s (“S&P”) or, if unrated, determined by the Adviser to be of comparable quality. The Fund may invest up to 30% of its total assets in securities of foreign (non-U.S.) issuers, including up to 5% of its assets in securities of issuers in emerging or developing markets.

     The Portfolio may invest in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset-backed securities to enhance return or for hedging purposes. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques.

     The Portfolio may invest in U.S. dollar-denominated debt obligations issued or guaranteed by U.S. corporations or U.S. commercial banks, U.S. dollar-denominated obligations of foreign issuers, and debt obligations of foreign issuers denominated in foreign currencies. Such debt obligations include, among others, bonds, notes, debentures, commercial paper and variable rate demand notes. The bank obligations in which the Portfolio may invest include certificates of deposit, bankers’ acceptances and fixed time deposits.

     The Adviser will select investments for purchase and sale by evaluating issuers based on (i) general economic and financial conditions; (ii) the specific issuer’s (a) business and management, (b) cash flow, (c) earnings coverage of interest and dividends, (d) ability to operate under adverse economic conditions, and (e) fair market value of assets, (iii) in the case of foreign issuers, any unique political, economic or social conditions applicable to such issuer’s country; and (iv) other considerations the Adviser deems appropriate.

     A portion of the Portfolio’s assets may be invested in bonds and other fixed income securities denominated in foreign currencies (subject to any limitation set forth in Part A) if, in the opinion of the Adviser, the combination of current yield and currency value offer attractive expected returns. These holdings may be in as few as one foreign currency bond market (such as the United Kingdom gilt market), or may be spread across several foreign bond markets. The Portfolio may also purchase securities of developing countries. When the total return opportunities in a foreign bond market appear attractive in local currency terms, but where, in the Adviser’s judgment, unacceptable currency risk exists, currency futures, forwards and options and swaps may be used to hedge the currency risk. The Portfolio may invest in Eurodollar bank obligations and Yankee bank obligations, and may also invest in Brady Bonds, which are issued as a result of a restructuring of a country’s debt obligations to commercial banks under the “Brady Plan.”

     The Portfolio may also invest in the following instruments on a temporary basis when economic or market conditions are such that the Adviser deems a temporary defensive position to be appropriate: time deposits, certificates of deposit and bankers’ acceptances issued by a commercial bank or savings and loan association; commercial paper rated at the time of purchase by one or more nationally recognized statistical rating organizations (“NRSROs”) in one of the two highest categories or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated high-grade by an NRSRO; short-term corporate obligations rated high-grade by an NRSRO; U.S. Government obligations; Government agency securities issued or guaranteed by U.S. Government-sponsored instrumentalities and federal agencies; and repurchase agreements collateralized by the securities listed above.

     The Portfolio may use derivatives to the extent set forth in Part A, as supplemented by the additional disclosures in this Part B. While the Portfolio intends to use derivatives primarily for hedging purposes or for cash management purposes, it may also do so to enhance return when the Adviser believes the investment will assist the Portfolio in achieving its investment objective.

GROWTH PORTFOLIO

     In addition to the permissible investments described in Part A, the Growth Portfolio also may: (i) invest in options on securities, securities indices or foreign currencies, (ii) invest in futures contracts and options on futures contracts, (iii) enter into forward foreign currency exchange contracts, and (iv) invest up to 10% of its net assets (at the time of investment) in debt and equity securities which are traded in developed foreign countries. The Portfolio does not intend to write covered call options with respect to securities with an aggregate market value of more than 10% of its total assets at the time an option is written. The Portfolio will not invest more than 5% of its net assets (at the time of investment) in lower rated (BB/Ba or lower), high-yield bonds, commonly referred to as “junk bonds.” The Portfolio may retain a bond when its rating drops below investment grade if it is in the best interest of its shareholders. Securities rated BB/Ba or lower by an NRSRO are considered to have speculative characteristics.

     The Portfolio will not purchase securities for short term trading purposes. Pending investment in equity and debt and also for temporary defensive purposes, the Portfolio may invest in short-term debt and other high-quality, fixed-income securities and cash equivalents, which may include, but are not limited to: (i) short-term obligations of the U.S. and foreign sovereign governments and their agencies and instrumentalities, (ii) interest bearing savings deposits, certificates of deposit and bankers’ acceptances of U.S. and foreign banks, (iii) high-quality rated commercial paper of U.S. or foreign issuers, and (iv) repurchase agreements related to the foregoing.

     When Winslow, the subadviser to the Portfolio, believes that investing for temporary defensive reasons is appropriate, such as during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests, part or all of the Portfolio’s assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government securities. U.S. Government securities in which the Portfolio may invest include: (i) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (ii) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury (e.g., direct pass-through certificates of the Government National Mortgage Association), some of which are supported by the right of the issuer to borrow from the U.S. Government (e.g., obligations of Federal Home Loan Banks), and some of which are backed only by the credit of the issuer itself (e.g., obligations of the Federal Farm Credit Bank). The Portfolio’s investment objective may not be achieved when it is invested in a temporary defensive position.

OPPORTUNITY PORTFOLIO

     The Opportunity Portfolio seeks to achieve its investment objective, under normal market conditions, by primarily investing in equity securities of small and mid-cap companies. Small and mid-cap companies generally are defined as companies with market capitalizations within the range of market capitalizations represented in the Russell 2500® Growth Index (as of January 31, 2012, between approximately $27 million and $9.52 billion), the Portfolio’s broad-based securities market index. This is not a fundamental policy and may be changed by the Board of Trustees, without a vote of shareholders. Equity securities include common stocks and related securities, such as preferred stocks, convertible securities (such as bonds, warrants or rights that are convertible into stocks) and depositary receipts for those securities.

     Although the Portfolio will invest primarily in common stocks, the Portfolio may, to a limited extent, seek appreciation in other types of securities, such as foreign or convertible securities and warrants, when relative values make such purchases appear attractive, either as individual issues or as types of securities in certain economic environments.

     When Westfield, the subadviser to the Portfolio, believes that investing for temporary defensive reasons is appropriate, such as during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests, part or all of the Portfolio’s assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government securities. U.S. Government securities in which the Portfolio may invest include: (i) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years); all of which are backed by the full faith and credit of the U.S. Government; and (ii) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury (e.g., direct pass-through certificates of the Government National Mortgage Association); some of which are supported by the right of the issuer to borrow from the U.S. Government (e.g., obligations of Federal Home Loan Banks); and some of which are backed only by the credit of the issuer itself (e.g., obligations of the Federal Farm Credit Bank). The Portfolio’s investment objective may not be achieved when it is invested in a temporary defensive position.

INVESTMENT TECHNIQUES

     Each Portfolio invests in a variety of securities in accordance with its investment objectives and policies (as described in Part A and above in this Part B) and employs a number of investment techniques. Each type of security and technique involves certain risks. The following is an alphabetical list of the investment techniques used by the Portfolios and the main risks associated with those techniques. References to the Adviser should be understood as referring jointly to the Adviser and the relevant Subadviser.

     The Portfolios indicated in the heading for each investment type or technique indicated below are those to which the section of disclosure is directly relevant. In some cases, the omission of a Portfolio is not intended to imply that the Portfolio is precluded from investing in the types of investments or employing the techniques indicated below. For example, the sections on certain types of fixed income securities are more detailed for the Short Duration Portfolio than for the Equity Portfolios, given the greater emphasis on such investments in the investment program of the Short Duration Portfolio. Generally, if a particular type of investment or technique is not indicated as being applicable to a particular Portfolio, the particular type of investment or technique will not be material to the investment strategies employed by the Portfolio, although any risk factors that are stated more generally with respect to any broader category of investment or technique may still apply.

AMERICAN DEPOSITARY RECEIPTS (EQUITY PORTFOLIOS)

     The Portfolios may invest in ADRs. ADRs are certificates issued by a U.S. depository (usually a bank) and represent a specified quantity of shares of an underlying non-U.S. stock on deposit with a custodian bank as collateral. ADRs may be sponsored or unsponsored. A sponsored ADR is issued by a depository which has an exclusive relationship with the issuer of the underlying security. An unsponsored ADR may be issued by any number of U.S. depositories. Under the terms of most sponsored arrangements, depositories agree to distribute notices of shareholder meetings and voting instructions, and to provide shareholder communications and other information to the ADR holders at the request of the issuer of the deposited securities. The depository of an unsponsored ADR, on the other hand, is under no obligation to distribute shareholder communications received from the issuer of the deposited securities or to pass through voting rights to ADR holders in respect of the deposited securities. The Portfolios may invest in either type of ADR.

     Although a U.S. investor (such as a Portfolio) holds a substitute receipt of ownership rather than direct stock certificates, the use of the depositary receipts in the United States can reduce costs and delays as well as potential currency exchange and other difficulties. The Portfolios may purchase securities in local markets and direct delivery of these ordinary shares to the local depository of an ADR agent bank in the foreign country. Simultaneously, the ADR agents create a certificate which settles at the Portfolios’ custodian in five days. The Portfolios may also execute trades on the U.S. markets using existing ADRs. A foreign issuer of the security underlying an ADR is generally not subject to the same reporting requirements in the United States as a domestic issuer. Accordingly, the information available to a U.S. investor will be limited to the information the foreign issuer is required to disclose in its own country and the market value of an ADR may not reflect undisclosed material information concerning the issuer of the underlying security. ADRs may also be subject to exchange rate risks if the underlying foreign securities are denominated in foreign currency. Other types of depositary receipts are discussed under “Other Depositary Receipts” in this section.

ASSET-BACKED SECURITIES (SHORT DURATION PORTFOLIO)

     The Portfolio may invest in asset-backed securities. Through the use of trusts and special purpose subsidiaries, various types of assets, primarily home equity loans and automobile and credit card receivables, are being securitized in pass-through structures similar to the mortgage pass-through structures described below or in a pay-through structure similar to the collateralized mortgage structure.

     Asset-backed securities involve certain risks that are not posed by mortgage-related securities, resulting mainly from the fact that asset-backed securities do not usually contain the complete benefit of a security interest in the related collateral. For example, credit card receivables generally are unsecured and the debtors are entitled to the protection of a number of state and Federal consumer credit laws, some of which may reduce the ability to obtain full payment. In the case of automobile receivables, due to various legal and economic factors, proceeds from repossessed collateral may not always be sufficient to support payments on these securities. The risks associated with asset-backed securities are often reduced by the addition of credit enhancements, such as a letter of credit from a bank, excess collateral or a third-party guarantee.

BANKING INDUSTRY AND SAVINGS AND LOAN INDUSTRY OBLIGATIONS (SHORT DURATION PORTFOLIO)

     As a temporary defensive measure, the Portfolio may invest in certificates of deposit, time deposits, bankers’ acceptances and other short-term debt obligations issued by commercial banks and savings and loan associations (“S&Ls”). Certificates of deposit are receipts from a bank or S&L for funds deposited for a specified period of time at a specified rate of return. Time deposits in banks or S&Ls are generally similar to certificates of deposit but are uncertificated. Bankers’ acceptances are time drafts drawn on commercial banks by borrowers, usually in connection with international commercial transactions. The Portfolio may not invest in time deposits maturing in more than seven days. The Portfolio will limit its investment in time deposits maturing from two business days through seven calendar days, and in securities deemed to be illiquid, to 15% of its total assets.

     The Portfolio will not invest in any obligation of a commercial bank unless (i) the bank has total assets of at least $1 billion, or the equivalent in other currencies or, in the case of domestic banks which do not have total assets of at least $1 billion, the aggregate investment made in any one such bank is limited to $100,000 and the principal amount of such investment is insured in full by the Federal Deposit Insurance Corporation (the “FDIC”), (ii) in the case of U.S. banks, it is a member of the FDIC and (iii) in the case of foreign branches of U.S. banks, the security is deemed by the Adviser to be of an investment quality comparable with other debt securities which may be purchased by the Portfolio.

     The Portfolio may also invest in obligations of U.S. banks, foreign branches of U.S. banks (Eurodollars) and U.S. branches of foreign banks (Yankee dollars) as a temporary defensive measure. Euro and Yankee dollar investments will involve some of the same risks as investing in foreign securities, as described below.

BRADY BONDS (SHORT DURATION PORTFOLIO)

     The Portfolio may invest a portion of its assets in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings. Brady Bonds are not considered U.S. Government securities.

     Brady Bonds may be collateralized or uncollateralized and are issued in various currencies (primarily the U.S. dollar). U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of’ fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the “residual risk”).

     Brady Bonds involve various risk factors, including the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. Investments in Brady Bonds are to be viewed as speculative. There can be no assurance that Brady Bonds in which the Portfolio may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolio to suffer a loss of interest or principal on any of its holdings.

CASH SWEEP PROGRAM (ALL PORTFOLIOS)

     Each Portfolio may participate in a cash sweep program (the “Cash Sweep Program”). In the Cash Sweep Program, a Portfolio’s uninvested cash balances are used to purchase Class I Shares of the HSBC Prime Money Market Fund (formerly, HSBC Investor Prime Money Market Fund) (the “Prime Money Market Fund”). The Cash Sweep Program can reduce exposure to the risk of counterparty default on repurchase agreements and the market risk associated with direct purchases of short-term obligations, while providing ready liquidity and increased diversity of holdings. Class I Shares of the Prime Money Market Fund sold to and redeemed from a Portfolio will not be subject to a sales charge, as defined in rule 2830(b)(8) of the Conduct Rules of the Financial Industry Regulatory Authority (“FINRA”), or service fee, as defined in rule 2830(b)(9) of the Conduct Rules of FINRA, in connection with the purchase, sale, or redemption of such shares by a Portfolio, or the advisory fee for the investing Portfolio will be waived in an amount that offsets the amount of such sales charges and/or service fees incurred by that Portfolio. More detailed information about the Prime Money Market Fund may be found in its current Prospectus and Statement of Additional Information.

CONVERTIBLE SECURITIES (ALL PORTFOLIOS)

     The Portfolios may invest in securities that are convertible into common stock. Convertible bonds are issued with lower coupons than non-convertible bonds of the same quality and maturity, but they give holders the option to exchange their bonds for a specific number of shares of the company’s common stock at a predetermined price. This structure allows the convertible bond holder to participate in share price movements in the company’s common stock. The actual return on a convertible bond may exceed its stated yield if the company’s common stock appreciates in value, and the option to convert to common shares becomes more valuable. See “Equity Securities” in this section.

     Convertible preferred stocks are non-voting equity securities that pay a fixed dividend. These securities have a convertible feature similar to convertible bonds; however, they do not have a maturity date. Due to their fixed-income features, convertible issues typically are more sensitive to interest rate changes than the underlying common stock. In the event of liquidation, bondholders would have claims on company assets senior to those of stockholders; preferred stockholders would have claims senior to those of common stockholders.

DERIVATIVES (ALL PORTFOLIOS)

     The Portfolios may invest in various instruments that are commonly known as derivatives. Generally, a derivative is a financial arrangement the value of which is based on, or “derived” from, a traditional security, asset, or market index. Some “derivatives,” such as mortgage-related and other asset-backed securities, are in many respects like any other investment, although they may be more volatile or less liquid than more traditional debt securities. There are, in fact, many different types of derivatives and many different ways to use them. There is a range of risks associated with those uses, including the possibility of a total loss of the amount invested. Futures and options are commonly used for traditional hedging purposes to attempt to protect a Portfolio from exposure to changing interest rates, securities prices, or currency exchange rates and for cash management purposes as a low cost method of gaining exposure to a particular securities market without investing directly in those securities. The Portfolios may use derivatives for hedging purposes or cash management purposes, as a substitute for investing directly in securities, or as a part of a strategy to gain exposure to characteristics of investments in foreign markets through efficient portfolio management techniques. Included in the foregoing are investments in derivatives to create synthetic foreign bond positions. Certain Portfolios (as reflected in the Part A or in other sections of this Part B) may use derivatives to seek to enhance return when the Adviser or Subadviser believes the investment will assist the Portfolio in achieving its investment objectives.

EMERGING MARKETS (SHORT DURATION PORTFOLIO AND OPPORTUNITY PORTFOLIO)

     The Portfolios may invest in emerging markets to the extent set forth in Part A, and these investments present greater risk than investing in foreign issuers in general. A number of emerging markets restrict foreign investment in stocks. Repatriation of investment income, capital, and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging market countries. A number of the currencies of developing countries have experienced significant declines against the U.S. dollar in the past, and devaluation may occur subsequent to investments in these currencies by a Portfolio. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries. Many of the emerging securities markets are relatively small, have low trading volumes, suffer periods of relative illiquidity, and are characterized by significant price volatility. There is the risk that a future economic or political crisis could lead to price controls, forced mergers of companies, expropriation or confiscatory taxation, seizure, nationalization or creation of government monopolies, any of which could have a detrimental effect on a Portfolio’s investments.

     Investing in many former communist countries involves the additional risk that the government or other executive or legislative bodies may decide not to continue to support the economic reform programs and could follow radically different political and/or economic policies to the detriment of investors, including non-market oriented policies, such as the support of certain industries at the expense of other sectors or a return to a completely centrally planned economy.

     Additional risk factors include, but are not limited to, the following: varying custody, brokerage and settlement practices; difficulty in valuation and pricing; less public information about issuers of non-U.S. securities; less governmental regulation and supervision over the issuance and trading of securities; the unavailability of financial information regarding the non-U.S. issuer or the difficulty of interpreting financial information prepared under non-U.S. accounting standards; the imposition of withholding and other taxes; adverse political, social or diplomatic developments limitations on the movement of funds or other assets of an investor between different countries; difficulties in invoking the legal process outside the United States and enforcing contractual obligations; and the difficulty of assessing economic trends in non-U.S. countries. Investment in non-U.S. countries also involves higher brokerage and custodian expenses than does investment in U.S. securities traded on a U.S. securities exchange or market. The occurrence of adverse events affecting one particular emerging market country or region could have more widespread effect and adversely impact the global trading market for emerging market instruments. Many of the laws that govern private and foreign investment, securities transactions and other contractual relationships in certain emerging market countries, are relatively new and largely untested. As a result, an investor may be subject to a number of unusual risks, including inadequate investor protection, contradictory legislation, incomplete, unclear and changing laws, disregard of regulations on the part of other market participants, lack of established or effective avenues for legal redress, absence of standard practices and confidentiality customs characteristic of more developed markets and lack of consistent enforcement of existing regulations. Furthermore, it may be difficult to obtain and/or enforce a judgment in certain countries in which assets of an investor are invested. There can be no assurance that this difficulty in protecting and enforcing rights will not have a material adverse effect on an investor (such as a Portfolio) and its investments.

     The term “emerging markets” includes any country: (i) having an “emerging stock market” as defined by the International Finance Corporation; (ii) with low- to middle-income economies according to the International Bank for Reconstruction and Development (the “World Bank”); (iii) listed in World Bank publications as developing; or (iv) determined by the Adviser or Subadviser to be an emerging market as described above. Currently, these countries generally include every country in the world except Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States.

     Company Debt. Governments of many emerging market countries have exercised and continue to exercise substantial influence over many aspects of the private sector through the ownership or control of many companies, including some of the largest in any given country. As a result, government actions in the future could have a significant effect on economic conditions in emerging markets, which in turn, may adversely affect companies in the private sector, general market conditions and prices and yields of certain of the securities held by a Portfolio. Expropriation, confiscatory taxation, nationalization, political, economic or social instability or other similar developments have occurred frequently over the history of certain emerging markets and could adversely affect the Portfolios’ assets should these conditions recur.

     Sovereign Debt. Investment in sovereign debt can involve a high degree of risk. The issuers of the sovereign debt securities in which the Portfolios may invest have in the past experienced substantial difficulties in servicing their external debt obligations, which have led to defaults on certain obligations and the restructuring of certain indebtedness. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy towards the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest averages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including a Portfolio) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

     Emerging market governmental issuers are among the largest debtors to commercial banks, foreign governments, international financial organizations and other financial institutions. Certain emerging market governmental issuers have not been able to make payments of interest on or principal of debt obligations as those payments have come due. Obligations arising from past restructuring agreements may affect the economic performance and political and social stability of those issuers.

     The ability of emerging market governmental issuers to make timely payments on their obligations is likely to be influenced strongly by the issuer’s balance of payments, including export performance, and its access to international credits and investments. An emerging market whose exports are concentrated in a few commodities could be vulnerable to a decline in the international prices of one or more of those commodities. Increased protectionism on the part of an emerging market’s trading partners could also adversely affect the country’s exports and tarnish its trade account surplus, if any. To the extent that emerging markets receive payment for their exports in currencies other than U.S. dollars or non-emerging market currencies, their ability to make debt payments denominated in U.S. dollars or non-emerging market currencies could be affected.

     To the extent that an emerging market country cannot generate a trade surplus, it must depend on continuing loans from foreign governments, multilateral organizations or private commercial banks, aid payments from foreign governments and on inflows of foreign investment. The access of emerging markets to these forms of external funding may not be certain, and a withdrawal of external funding could adversely affect the capacity of emerging market country governmental issuers to make payments on their obligations. In addition, the cost of servicing emerging market debt obligations can be affected by a change in international interest rates since the majority of these obligations carry interest rates that are adjusted periodically based upon international rates.

     Another factor bearing on the ability of emerging market countries to repay debt obligations is the level of international reserves of the country. Fluctuations in the level of these reserves affect the amount of foreign exchange readily available for external debt payments and thus could have a bearing on the capacity of emerging market countries to make payments on these debt obligations.

     Liquidity, Trading Volume, Regulatory Oversight. The securities markets of emerging market countries are substantially smaller, less developed, less liquid and more volatile than the major securities markets in the United States. The lack of liquidity could have an adverse effect on the value of a Portfolio’s holdings, and on a Portfolio’s ability to dispose of such holdings in response to a specific adverse economic event, such as the deterioration in credit worthiness of a particular debtor. Some of the stocks of countries that may be selected by the Adviser or Subadviser for purchase or sale by a Portfolio may have insufficient market liquidity to allow the relevant Portfolio to purchase such stocks in such amounts or at such prices as the Adviser or Subadviser may deem reasonable for investment under such strategy and/or there may not be a readily available means by which the Portfolio can gain exposure to such country’s securities markets. Foreign investors in emerging markets may be limited in their ability to invest in certain industries. In addition, there is often a limit on total foreign holdings. To the extent that the ceiling has been reached in that industry, further investment by foreign investors may not be permitted. Accordingly, the ability of a Portfolio to invest in certain companies may be restricted, and there can be no assurance that additional restrictions on investments permissible for foreign investors will not be imposed in the future.

     The limited size of many emerging market securities markets and limited trading volume in the securities of emerging market issuers compared to the volume of trading in the securities of U.S. issuers could cause prices to be erratic for reasons apart from factors that affect the soundness and competitiveness of the securities issuers. For example, limited market size may cause prices to be unduly influenced by traders who control large positions. Adverse publicity and investors’ perceptions, whether or not based on in-depth fundamental analysis, may decrease the value and liquidity of portfolio securities.

     Disclosure and regulatory standards in emerging markets are in many respects less stringent than U.S. standards. Issuers in lesser developed and emerging markets are subject to accounting, auditing and financial standards and requirements that differ, in some cases significantly, from those applicable to U.S. issuers. In particular, the assets and profits appearing on the financial statements of such an issuer may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. generally accepted accounting principles. There is substantially less publicly available information about such issuers than there is about U.S. issuers. In addition, such issuers are not subject to regulations similar to the U.S. Sarbanes-Oxley Act of 2002, which imposes many restrictions and mandates on the activities of companies. There is less regulation and monitoring by regulators of lesser developed and emerging market securities markets and the activities of investors, brokers and other participants than in the United States. Moreover, issuers of securities in lesser developed and emerging markets are not subject to the same degree of regulation as are U.S. issuers with respect to such matters as insider trading rules, tender offer regulation, shareholder proxy requirements and the timely disclosure of information. There is also less publicly available information about lesser developed and emerging market companies than U.S. companies.

     Default, Legal Recourse. The Portfolios may have limited legal recourse in the event of a default with respect to certain debt obligations it may hold. If the issuer of a fixed-income security owned by a Portfolio defaults, the Portfolio may incur additional expenses to seek recovery. Debt obligations issued by emerging market governments differ from debt obligations of private entities; remedies from defaults on debt obligations issued by emerging market governments, unlike those on private debt, must be pursued in the courts of the defaulting party itself. A Portfolio’s ability to enforce its rights against private issuers may be limited. The ability to attach assets to enforce a judgment may be limited. Legal recourse is therefore somewhat diminished. Bankruptcy, moratorium and other similar laws applicable to private issuers of debt obligations may be substantially different from those of other countries. Moreover, if a Portfolio obtains a judgment in a U.S. court, it may be difficult to enforce such judgment in the emerging market because the emerging market may not be a party to any international treaty with respect to the recognition or enforcement of foreign judgments. Provisions of emerging markets laws regulate the enforcement of foreign judgments and such laws may contain broad exceptions and involve long delays in obtaining a judgment. For example, an emerging markets court may not enforce any foreign judgment if it viewed the amount of damages awarded as excessive or inconsistent with practice in that country. A party seeking to enforce a foreign judgment in an emerging market may also be required to obtain approval from the central bank of that emerging market to execute such judgment or to repatriate any amount recovered outside of the emerging market. The political context, expressed as an emerging market governmental issuer’s willingness to meet the terms of the debt obligation, for example, is of considerable importance. In addition, no assurance can be given that the holders of commercial bank debt may not contest payments to the holders of debt obligations in the event of default under commercial bank loan agreements.

     Certain Risks of Holding Assets Outside the United States. A Portfolio generally holds its non-U.S. securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business, and therefore expose a Portfolio to additional risk. In addition there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit a Portfolio’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for a Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount a Portfolio can earn on its investments and typically results in higher operating expenses for the Portfolio as compared to funds that invest only in the United States.

     Settlement Risk. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments. At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for a Portfolio to carry out transactions. If a Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If a Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Portfolio could be liable for any losses incurred.

     Inflation. Many emerging markets have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, adverse effects on the economies and securities markets of certain emerging market countries. In an attempt to control inflation, wage and price controls have been imposed in certain countries. Of these countries, some, in recent years, have begun to control inflation through prudent economic policies.

     Withholding. Income from securities held by a Portfolio could be reduced by a withholding tax on the source or other taxes imposed by the emerging market countries in which the Portfolio makes its investments. A Portfolio’s net asset value (“NAV”) may also be affected by changes in the rates or methods of taxation applicable to a Portfolio or to entities in which a Portfolio has invested.

Foreign Currencies. A Portfolio's investments in emerging markets securities involve risks relating to currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the foreign currencies in which the Portfolio's portfolio securities are denominated, and costs associated with conversion of investment principal and income from one currency into another. Some emerging market countries also may have managed currencies, which are not free floating against the U.S. dollar. In addition, there is risk that certain emerging market countries may restrict the free conversion of their currencies into other currencies. Further, certain emerging market currencies may not be internationally traded. Certain of these currencies have experienced a steep devaluation relative to the U.S. dollar. Any devaluations in the currencies in which a Portfolio’s portfolio securities are denominated may have a detrimental impact on the Portfolio’s NAV.

EQUITY SECURITIES (EQUITY PORTFOLIOS AND SHORT DURATION PORTFOLIO)

     The Portfolios may invest in equity securities including common stock, preferred stock, warrants or rights to subscribe to common stock and, in general, any security that is convertible into or exchangeable for common stock. Investments in equity securities in general are subject to market risks that may cause their prices to fluctuate over time. Rights represent a privilege granted to existing shareholders of a corporation to subscribe to shares of a new issue of common stock before it is offered to the public. The value of convertible equity securities is also affected by prevailing interest rates, the credit quality of the issuer and any call provisions. Fluctuations in the value of equity securities in which a Portfolio invests will cause the NAV of that Portfolio to fluctuate.

     Investments in small companies involve greater risk than is customarily associated with larger, more established companies due to the greater business risks of small size, limited markets and financial resources, narrow product lines and the frequent lack of depth of management. The securities of small companies are often traded over-the-counter, and may not be traded in volumes typical of securities traded on a national securities exchange. Consequently, the securities of small companies may have limited market stability and may be subject to more abrupt or erratic market movements than securities of larger, more established companies or the market averages in general.

     Securities of companies considered to be growth investments may have rapid price swings in the event of earnings disappointments or during periods of market, political, regulatory and economic uncertainty. Securities of companies considered to be value investments can continue to be undervalued for long periods of time and not realize their expected value.

EURODOLLAR AND YANKEE BANK OBLIGATIONS (SHORT DURATION PORTFOLIO)

     The Portfolio may invest in Eurodollar bank obligations and Yankee bank obligations. Eurodollar bank obligations are dollar-denominated certificates of deposit and time deposits issued outside the U.S. capital markets by foreign branches of U.S. banks and by foreign banks. Yankee bank obligations are dollar-denominated obligations issued in the U.S. capital markets by foreign banks. Eurodollar and Yankee obligations are subject to the same risks that pertain to domestic issues, notably credit risk, market risk and liquidity risk. Additionally, Eurodollar (and to a limited extent Yankee bank) obligations are subject to certain sovereign risks. One such risk is the possibility that a sovereign country might prevent capital, in the form of dollars, from freely flowing across its borders. Other risks include: adverse political and economic developments, the extent and quality of government regulation of financial markets and institutions, the imposition of foreign withholding taxes, and the expropriation or nationalization of foreign issuers.

EXCHANGE TRADED FUNDS (ALL PORTFOLIOS)

     Exchange traded funds (“ETFs”) are investment companies that are bought and sold on a securities exchange. An ETF generally represents a fixed portfolio of securities designed to track a particular market segment or index. A Portfolio could purchase an ETF to temporarily gain exposure to a portion of the U.S. or a foreign market while awaiting an opportunity to purchase securities directly. The risks of owning an ETF generally reflect the risks of owning the underlying securities they are designed to track, although lack of liquidity in an ETF could result in it being more volatile than the underlying portfolio of securities and ETFs have management fees that increase their costs versus the costs of owning the underlying securities directly. See also “Investment Company Securities” below.

FIXED INCOME SECURITIES (ALL PORTFOLIOS)

     The Portfolios may invest in fixed income securities. To the extent a Portfolio invests in fixed income securities, the value of the Portfolio’s investment may change as prevailing interest rates fluctuate. When interest rates decline, the value of fixed income securities can be expected to rise. Conversely, when interest rates rise, the value of fixed income securities can be expected to decline. A Portfolio’s investments in fixed income securities with longer terms to maturity or greater duration are subject to greater volatility than shorter-term obligations.

     For purposes of any minimum requirements set forth herein that are based upon an NRSRO’s ratings categories, if no sub-categories or gradations are specified the requirement is determined without regard for sub-categories and gradations (i.e., all sub-categories and gradations within a particular category are acceptable). After purchase by a Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. A security which has had its rating downgraded or revoked may be subject to greater risk to principal and income, and often involve greater volatility of price, than securities in the higher rating categories. Such securities are also subject to greater credit risks (including, without limitation, the possibility of default by or bankruptcy of the issuers of such securities) than securities in higher rating categories.

     Investment in obligations of foreign issuers may present a greater degree of risk than investment in domestic securities because of less publicly available financial and other information, less securities regulation, potential imposition of foreign withholding and other taxes, war, expropriation or other adverse governmental actions. See “Foreign Securities,” below.

FLOATING AND VARIABLE RATE OBLIGATIONS (SHORT DURATION PORTFOLIO)

     Certain obligations that the Portfolio may purchase may have a floating or variable rate of interest. The interest payable on instruments with floating or variable rates of interest changes in accordance with specified market rates or indices, such as the prime rates, and at specified intervals. Certain floating or variable rate obligations that may be purchased by the Portfolio may carry a demand feature that would permit the holder to tender them back to the issuer of the underlying instrument, or to a third party, at par value prior to maturity. The demand features of certain floating or variable rate obligations may permit the holder to tender the obligations to foreign banks, in which case the ability to receive payment under the demand feature will be subject to certain risks, as described under “Foreign Securities,” below.

     Variable or floating rate demand notes may be issued by corporations, bank holding companies and financial institutions and similar taxable and tax-exempt instruments issued by government agencies and instrumentalities. These securities will typically have a maturity over one year but carry with them the right of the holder to put the securities to a remarketing agent or other entity at designated time intervals and on specified notice. The obligation of the issuer of the put to repurchase the securities may be backed by a letter of credit or other obligation issued by a financial institution. The purchase price is ordinarily par plus accrued and unpaid interest. Generally, the remarketing agent will adjust the interest rate every seven days (or-at other specified intervals) in order to maintain the interest rate at the prevailing rate for securities with a seven-day or other designated maturity.

     The Portfolio may also purchase variable rate master demand notes. The terms of the obligations permit the Portfolio to invest fluctuating amounts at varying rates of interest pursuant to direct arrangements between the Portfolio, as lender, and the borrower. These instruments permit weekly and, in some instances, daily changes in the amounts borrowed. The Portfolio has the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount and the borrower may repay up to the full amount of the note without penalty. The notes may or may not be backed by bank letters of credit. Because the notes are direct lending arrangements between the Portfolio and the borrower, it is not generally contemplated that they will be traded, and there is no secondary market for them, although they are redeemable (and, thus, immediately repayable by the borrower) at principal amount, plus accrued interest, at any time. In connection with any such purchase and on an ongoing basis, the Adviser will consider the earning power, cash flow and other liquidity ratios of the issuer, and its ability to pay principal and interest on demand, including a situation in which all holders of such notes make demand simultaneously. While master demand notes, as such, are not typically rated by credit rating agencies, the Portfolio may, under its minimum rating standards, invest in them only if, at the time of an investment, the issuer meets the criteria for the Portfolio’s investment in money market instruments.

     Investments in floating or variable rate securities may involve industrial development or revenue bonds which provide that the rate of interest is set as a specific percentage of a designated base rate, such as rates on U.S. Treasury bonds or bills or the prime rate at a major commercial bank, and that a bondholder can demand payment of the obligations on short notice at par plus accrued interest. While there is usually no established secondary market for issues of this type of security, the dealer that sells an issue of such securities frequently also offers to repurchase such securities at any time, at a repurchase price which varies and may be more or less than the amount the bondholder paid for them.

     Because of the variable rate nature of the instruments, during periods when prevailing interest rates decline, the Portfolio’s yield will decline and its shareholders will forgo the opportunity for capital appreciation. On the other hand, during periods when prevailing interest rates increase, the Portfolio’s yield will increase and its shareholders will have reduced risk of capital depreciation. In certain cases, the interest rate index on which an instrument’s yield is based may not rise and fall to the same extent or as quickly as the general market for municipal obligations. These instruments are considered derivatives and the value of such instruments may be more volatile than other floating rate municipal obligations.

     The maturity of floating or variable rate obligations (including participation interests therein) is deemed to be the longer of (i) the notice period required before the Portfolio is entitled to receive payment of the obligation upon demand, or (ii) the period remaining until the obligation’s next interest rate adjustment. If not redeemed for the Portfolio through the demand feature, an obligation matures on a specified date which may range up to 30 years from the date of issuance.

FOREIGN CURRENCY EXCHANGE - RELATED SECURITIES (ALL PORTFOLIOS)

     The Portfolios may invest in foreign currency exchange related securities.

     Foreign Currency Warrants. Foreign currency warrants, such as Currency Exchange Warrants (SM) (“CEWs”(SM)), are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed-income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency, such as the Japanese yen or the Euro. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required to either sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining “time value” of the warrants (i.e., the difference between the current market value and the exercise value of the warrants) and, in the case the warrants were “out-of-the-money,” in a total loss of the purchase price of the warrants. Warrants are generally unaccrued obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (the “OCC”). Unlike foreign currency options issued by the OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to complex political or economic factors.

     Principal Exchange Rate Linked Securities. Principal exchange rate linked securities (“PERLs” (SM)) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on “standard” PERLs is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; “reverse” PERLs are like the “standard” securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). PERLs may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.

     Performance Indexed Paper. Performance indexed paper (“PIPs” (SM)) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on PIPs is established at maturity as a function of the spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.

     The Short Duration Portfolio has no current intention of investing in CEWs (SM), PERLs (SM) or PIPs (SM).

FOREIGN SECURITIES (ALL PORTFOLIOS)

     The Portfolios may invest in foreign securities. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, other taxes imposed by the foreign country on a Portfolio’s earnings, assets, or transactions, limitation on the removal of cash or other assets of a Portfolio, political or financial instability, or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. Changes in foreign exchange rates will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. The currency in which a Portfolio’s assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio. Foreign securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Furthermore, dividends or interest on, or proceeds from the sale of, foreign securities may be subject to foreign withholding taxes, and special U.S. tax considerations may apply. Additional costs associated with an investment in foreign securities may include higher custodial fees than those that apply to domestic custodial arrangements, and transaction costs of foreign currency conversions. Legal remedies available to investors in certain foreign countries may be more limited than those available with respect to investments in the United States or in other foreign countries.

FORWARD FOREIGN CURRENCY CONTRACTS AND OPTIONS ON FOREIGN CURRENCIES (ALL PORTFOLIOS)

     The Portfolios may enter into forward foreign currency contracts and options on foreign currencies. Forward foreign currency exchange contracts (“forward contracts”) are intended to minimize the risk of loss to a Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. By entering into transactions in forward contracts, however, a Portfolio may be required to forego the benefits of advantageous changes in exchange rates and, in the case of forward contracts entered into for non-hedging purposes, the Portfolio may sustain losses which will reduce its gross income. Forward contracts are traded over-the-counter and not on organized commodities or securities exchanges. As a result, such contracts operate in a manner distinct from exchange-traded instruments and their use involves certain risks beyond those associated with transactions in futures contracts or options traded on exchanges.

     A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers. A forward contract may be used, for example, when a Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to “lock in” the U.S. dollar price of the security.

     The Short Duration Portfolio and Opportunity Portfolio may each also purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the U.S. dollar cost of foreign securities to be acquired. See “Options, Futures and Related Risks” in this section.

     The Short Duration Portfolio and Opportunity Portfolio may each also combine forward contracts with investments in securities denominated in other currencies in order to achieve desired credit and currency exposures. Such combinations are generally referred to as synthetic securities. For example, in lieu of purchasing a foreign bond, a Portfolio may purchase a U.S. dollar-denominated security and at the same time enter into a forward contract to exchange U.S. dollars for the contract’s underlying currency at a future date. By matching the amount of U.S. dollars to be exchanged with the anticipated value of the U.S. dollar-denominated security, a Portfolio may be able to lock in the foreign currency value of the security and adopt a synthetic investment position reflecting the credit quality of the U.S. dollar-denominated security.

     There is a risk in adopting a synthetic investment position to the extent that the value of a security denominated in U.S. dollars or other foreign currency is not exactly matched with a Portfolio’s obligation under the forward contract. On the date of maturity, a Portfolio may be exposed to some risk of loss from fluctuations in that currency. When a Portfolio enters into a forward contract for purposes of creating a synthetic security, it will generally be required to hold high-grade, liquid securities or cash in a segregated account with a daily value at least equal to its obligation under the forward contract.

     Transactions in forward contracts entered into for hedging purposes will include forward purchases or sales of foreign currencies for the purpose of protecting the dollar value of securities denominated in a foreign currency or protecting the dollar equivalent of interest or dividends to be paid on such securities. By entering into such transactions, however, a Portfolio may be required to forego the benefits of advantageous changes in exchange rates. The Portfolios that may use derivatives to enhance their returns may enter into transactions in forward contracts for purposes other than hedging, which presents greater profit potential but also involves increased risk of losses which will reduce their gross income. If the expected changes in the value of the currency occur, a Portfolio will realize profits which will increase its gross income. Where exchange rates do not move in the direction or to the extent anticipated, however, a Portfolio may sustain losses which will reduce its gross income. Such transactions, therefore, could be considered speculative.

FUTURES CONTRACTS (ALL PORTFOLIOS)

     The Portfolios may buy and sell futures contracts that relate to (1) broadly-based stock indices (these are referred to as "stock index futures"), (2) an individual stock ("single stock futures"), (3) other broadly-based securities indices (these are referred to as "financial futures"), and (4) foreign currencies. A broadly-based stock index is used as the basis for trading stock index futures. They may, in some cases, be based on stocks of issuers in a particular industry or group of industries. A stock index assigns relative values to the common stocks included in the index and its value fluctuates in response to the changes in value of the underlying stocks. A stock index cannot be purchased or sold directly. Financial futures are similar contracts based on the future value of the basket of securities that comprise the index. These contracts obligate the seller to deliver, and the purchaser to take, cash to settle the futures transaction. There is no delivery made of the underlying securities to settle the futures obligation. Either party may also settle the transaction by entering into an offsetting contract.

A “sale” of a futures contract means the acquisition of a contractual obligation to deliver the securities or to make or accept the cash settlement called for by the contract at a specified price on a specified date. A “purchase” of a futures contract means the acquisition of a contractual obligation to acquire the securities or to make or accept the cash settlement called for by the contract at a specified price on a specified date.

     A Portfolio may enter into transactions in futures contracts to protect itself from fluctuations in interest rates but without the risks and transaction costs of buying or selling long-term debt securities. For example, if a Portfolio owns long-term bonds, and interest rates were expected to increase, the Portfolio might enter into futures contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the long-term bonds owned by a Portfolio. If interest rates did increase, the value of the debt securities in a Portfolio would decline, but the value of the Portfolio’s futures contracts would increase at approximately the same rate, thereby keeping the NAV of the Portfolio from declining as much as it otherwise would have. When a Portfolio is not fully invested, and a decline in interest rates is anticipated, which would increase the cost of fixed income securities which the Portfolio intends to acquire, the Portfolio may purchase a futures contract. In the event that the projected decline in interest rates occurs, the increased cost to the Portfolio of the securities acquired should be offset, in whole or in part, by gains on the futures contracts. As portfolio securities are purchased, a Portfolio will close out its futures contracts by entering into offsetting transactions on the contract market on which the initial purchase was effected. In a substantial majority of these transactions, a Portfolio will purchase fixed income securities upon termination of the long futures positions, but under unusual market conditions, a long futures position may be terminated without a corresponding purchase of securities.

     While futures contracts based on debt securities do provide for the delivery and acceptance of securities, such deliveries and acceptances are very seldom made. Generally, a futures contract is terminated by entering into an offsetting transaction. A Portfolio will incur brokerage fees when it purchases and sells futures contracts. At the time a purchase or sale is made, cash or securities must be provided as an initial deposit known as “margin.” The initial deposit required will vary, but may be as low as 2% or less of a contract’s face value. Daily thereafter, the futures contract is valued through a process known as “marking to market,” and a Portfolio may receive or be required to pay additional “variation margin” as the futures contract becomes more or less valuable. At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate than the specific security that provides the standard for the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was entered into.

     When it is expected that interest rates may decline, futures contracts may be purchased to attempt to hedge against anticipated purchases of long-term bonds at higher prices. Since the fluctuations in the value of futures contracts should be similar to that of long-term bonds, a Portfolio may be protected, in whole or in part, against the increased cost of acquiring bonds resulting from a decline in interest rates. Similar results could be accomplished by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase. However, since the futures market is more liquid than the cash market, the use of futures contracts as an investment technique allows action in anticipation of such an interest rate decline without having to sell a Portfolio’s securities.

     The ability to hedge effectively all or a portion of a Portfolio through transactions in futures contracts depends on the degree to which movements in the value of the fixed income securities or index underlying such contracts correlate with movements in the value of securities held by the Portfolio. If the securities (or the securities comprising the index) underlying a futures contract are different than the portfolio securities being hedged, they may not move to the same extent or in the same direction. In that event, the hedging strategy might not be successful and a Portfolio could sustain losses on the hedging transactions which would not be offset by its gains. It is also possible that there may be a negative correlation between the index or security underlying a futures contract and the portfolio securities being hedged, which could result in losses on both the hedging transaction and the portfolio securities. In such instances, a Portfolio’s overall return could be less than if the hedging transactions had not been undertaken.

     The trading of futures contracts on an index of fixed income securities entails the additional risk of imperfect correlation between movements in the futures price and the value of the underlying index. The anticipated spread between the prices may be distorted due to differences in the nature of the markets, such as differences in margin requirements, the liquidity of such markets and the participation of speculators in the futures market. The risk of imperfect correlation, however, generally tends to diminish as the maturity date of the futures contract approaches.

     The ordinary spreads between prices in the cash and futures markets, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. This could require a Portfolio to post additional cash or cash equivalents as the value of the position fluctuates. Further, rather than meeting additional variation margin requirements, investors may close out futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, there is the potential that the liquidity of the futures market may be lacking. Prior to expiration, a futures contract may be terminated only by entering into a closing purchase or sale transaction, which requires a secondary market on the contract market on which the futures contract was originally entered into. While a Portfolio will establish a futures position only if there appears to be a liquid secondary market, there can be no assurance that such a market will exist for any particular futures contract at any specific time. In that event, it may not be possible to close out a position held for a Portfolio, which could require the Portfolio to purchase or sell the instrument underlying the futures contract, make or receive a cash settlement, or meet ongoing variation margin requirements. The inability to close out futures positions also could have an adverse impact on a Portfolio’s ability to effectively hedge its Portfolio.

     The liquidity of a secondary market in a futures contract may be adversely affected by “daily price fluctuation limits” established by the exchanges, which limit the amount of fluctuation in the price of a futures contract during a single trading day and prohibit trading beyond such limits once they have been reached. The trading of futures contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of the brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

     Investments in futures contracts also entail the risk that if the Adviser’s or Subadviser’s investment judgment about the general direction of interest rates is incorrect, a Portfolio’s overall performance may be poorer than if the Portfolio had not entered into any such contract. For example, if a Portfolio has been hedged against the possibility of an increase in interest rates, which would adversely affect the price of bonds held by the Portfolio, and interest rates decrease instead, the Portfolio will lose part or all of the benefit of the increased value of its bonds which are hedged because there will be offsetting losses by the Portfolio’s futures positions. In addition, in such situations, if a Portfolio has insufficient cash, bonds may have to be sold from the Portfolio to meet daily variation margin requirements, possibly at a time when it may be disadvantageous to do so. Such sale of bonds may be, but will not necessarily be, at increased prices which reflect the rising market.

     Each contract market on which futures contracts are traded has established a number of limitations governing the maximum number of positions which may be held by a trader, whether acting alone or in concert with others.

     The Portfolios have claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”) and, therefore, are not subject to registration or regulation as a commodity pool operator under the CEA. The Adviser is not deemed to be a “commodity pool operator” with respect to its service as investment adviser to the Portfolios. However, the Commodity Futures Trading Commission (“CFTC”) has adopted certain rule amendments that significantly affect the exemptions available to the Portfolios, and may subject one or more Portfolios, as well as the Adviser, to regulation by the CFTC. These amendments are not yet effective and their scope of application is not yet certain. When these amendments become effective, one or more Portfolios may consider steps, such as substantial investment strategy changes, in order to continue to qualify for exemption from CFTC regulation, or may determine to operate subject to CFTC regulation. If a Portfolio changes its investment strategy to remain eligible for the exclusion, it may not be able to take advantage of investments or investment strategies that it currently may pursue. If a Portfolio operates subject to CFTC regulation, it may incur additional expenses.

     When a futures contract is purchased, an amount of cash or cash equivalents will be deposited in a segregated account with a Portfolio’s custodian bank so that the amount so segregated, plus the initial and variation margin held in the account of its broker, will at all times equal the value of the futures contract, thereby insuring that the use of such futures is unleveraged.

HIGH YIELD/HIGH RISK SECURITIES (ALL PORTFOLIOS)

     The Portfolios may invest in high yield/high risk securities. Securities rated lower than Baa by Moody’s, or lower than BBB by S&P, are referred to as “non-investment grade,” “high yield” or “junk” bonds. In general, the market for lower rated, high-yield bonds is more limited than the market for higher rated bonds, and because their markets may be thinner and less active, the market prices of lower rated, high-yield bonds may fluctuate more than the prices of higher rated bonds, particularly in times of market stress. In addition, while the market for high-yield, corporate debt securities has been in existence for many years, the market in recent years experienced a dramatic increase in the large-scale use of such securities to fund highly leveraged corporate acquisitions and restructurings. Accordingly, past experience may not provide an accurate indication of future performance of the high-yield bond market, especially during periods of economic recession. Other risks that may be associated with lower rated, high-yield bonds include their relative insensitivity to interest-rate changes; the exercise of any of their redemption or call provisions in a declining market, which may result in their replacement by lower yielding bonds; and legislation, from time to time, which may adversely affect their market. A description of the ratings used herein and in the Part A is set forth in Appendix A to this Part B.

     Investing in high yield securities involves special risks in addition to the risks associated with investments in higher rated debt securities. High yield securities may be regarded as predominately speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of the Portfolios to achieve their investment objective may, to the extent of its investments in high yield securities, be more dependent upon such creditworthiness analysis than would be the case if the Portfolios were investing in higher quality securities.

     High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. The prices of high yield securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of high yield securities defaults, the Portfolios may incur additional expenses to seek recovery. In the case of high yield securities structured as zero coupon or payment-in-kind securities, the market prices of such securities are affected to a greater extent by interest rate changes and, therefore, tend to be more volatile than securities which pay interest periodically and in cash.

     The secondary markets on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the daily NAV of a Portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market.

     The use of credit ratings as the sole method of evaluating high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated.

ILLIQUID INVESTMENTS, RULE 144A SECURITIES, AND SECTION 4(2) SECURITIES (ALL PORTFOLIOS)

     The Portfolios may each invest up to 15% of its net assets in securities that are illiquid, by virtue of the absence of a readily available market, or because of legal or contractual restrictions on resale. This policy does not limit the acquisition of securities eligible for resale to qualified institutional buyers pursuant to Rule 144A under the 1933 Act or commercial paper issued pursuant to Section 4(2) under the 1933 Act that are determined to be liquid in accordance with guidelines established by each Trust’s Board of Trustees. There may be delays in selling these securities and sales may be made at less favorable prices.

     The Adviser may determine that a particular Rule 144A or Section 4(2) security is liquid and thus not subject to a Portfolio’s limits on investment in illiquid securities, pursuant to guidelines adopted by the Board of Trustees. Factors that the Adviser must consider in determining whether a particular Rule 144A security is liquid include the frequency of trades and quotes for the security, the number of dealers willing to purchase or sell the security and the number of other potential purchasers, dealer undertakings to make a market in the security, and the nature of the security and the nature of the market for the security (i.e., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Investing in Rule 144A securities could have the effect of increasing the level of a Portfolio’s illiquidity to the extent that qualified institutions might become, for a time, uninterested in purchasing these securities.

INVERSE FLOATING RATE OBLIGATIONS (SHORT DURATION PORTFOLIO)

     The Portfolio may invest in inverse floating rate obligations (“inverse floaters”). Inverse floaters have coupon rates that vary inversely at a multiple of a designated floating rate, such as LIBOR (London Inter-Bank Offered Rate). Any rise in the reference rate of an inverse floater (as a consequence of an increase in interest rates) causes a drop in the coupon rate while any drop in the reference rate of an inverse floater causes an increase in the coupon rate. In addition, like most other fixed-income securities, the value of inverse floaters will generally decrease as interest rates increase. Inverse floaters may exhibit substantially greater price volatility than fixed rate obligations having similar credit quality, redemption provisions and maturity, and inverse floater Collateralized Mortgage Obligations (“CMOs”) exhibit greater price volatility than the majority of mortgage pass-through securities or CMOs. In addition, some inverse floater CMOs exhibit extreme sensitivity to changes in prepayments. As a result, the yield to maturity of an inverse floater CMO is sensitive not only to changes in interest rates, but also to changes in prepayment rates on the related underlying mortgage assets.

INVESTMENT COMPANY SECURITIES (ALL PORTFOLIOS)

     Investments in the securities of other investment companies may involve duplication of advisory fees and certain other expenses. By investing in another investment company, an investor becomes a shareholder of that investment company. As a result, a Portfolio’s shareholders indirectly will bear the underlying fund’s proportionate share of the fees and expenses paid by shareholders of the other investment company, in addition to the fees and expenses the Portfolio’s shareholders directly bear in connection with the Portfolio’s own operations.

     Generally, under the 1940 Act and related rules, a Portfolio may purchase an unlimited amount of shares of an affiliated fund or a money market fund. A Portfolio may also purchase shares of an unaffiliated fund as long as (1) the Portfolio doesn’t invest more than 5% of its total assets in the securities of any one investment company (ETF or other mutual funds), (2) the Portfolio doesn’t own more than 3% of the outstanding voting stock of any one investment company, or (3) the Portfolio doesn’t invest more than 10% of its total assets in the securities of other investment companies. A Portfolio may exceed the limits if (i) the unaffiliated fund or the Portfolio has received an order for exemptive relief from the 3% limitation from the SEC that is applicable to the Portfolio; and (ii) the unaffiliated fund and the Portfolio take appropriate steps to comply with any conditions in such order. In the alternative, a Portfolio may exceed the 5% limitation and the 10% limitation, provided the aggregate sales loads any investor pays ( i.e., the combined distribution expenses of both the acquiring fund and the acquired funds) does not exceed the limits on sales loads established by FINRA, for funds of funds.

     Investments in securities issued by other investment companies present the following risks:

Allocation Risk: The risk that the Adviser’s target asset and sector allocations and changes in target asset and sector allocations cause a Portfolio to underperform other similar funds or cause you to lose money, and that the Portfolio may not achieve its target asset and sector allocations.

Underlying Fund Selection Risk: The risk that a Portfolio may invest in underlying funds that underperform other similar funds or the markets more generally, due to poor investment decisions by the investment adviser(s) for the underlying funds or otherwise.

MONEY MARKET SECURITIES (ALL PORTFOLIOS)

     Each Portfolio’s investments in money market instruments will consist of (i) short-term obligations of the U.S. Government, its agencies and instrumentalities; (ii) other short-term debt securities rated A or higher by Moody’s or S&P or, if unrated, of comparable quality in the opinion of the Adviser or Subadviser; (iii) commercial paper, including master demand notes; (iv) bank obligations, including certificates of deposit, bankers’ acceptances and time deposits; (v) repurchase agreements; and (vi) shares of money market funds, which may include the Prime Money Market Fund. Securities issued or guaranteed as to principal and interest by the U.S. Government include a variety of Treasury securities, which differ in their interest rates, maturities and dates of issue. Securities issued or guaranteed by agencies or instrumentalities of the U.S. Government may or may not be supported by the full faith and credit of the United States or by the right of the issuer to borrow from the Treasury.

     Considerations of liquidity and preservation of capital mean that a Portfolio may not necessarily invest in money market instruments paying the highest available yield at a particular time.

MORTGAGE DOLLAR ROLL TRANSACTIONS (SHORT DURATION PORTFOLIO)

     The Portfolio may engage in dollar roll transactions with respect to mortgage securities issued by the Government National Mortgage Association (“GNMA”), the Federal National Mortgage Association (“FNMA”) and the Federal Home Loan Mortgage Corporation (“FHLMC”). In a dollar roll transaction, the Portfolio sells a mortgage-backed security and simultaneously agrees to repurchase a similar security on a specified future date at an agreed upon price. During the roll period, the Portfolio will not be entitled to receive any interest or principal paid on the securities sold. The Portfolio is compensated for the lost interest on the securities sold by the difference between the sales price and the lower price for the future repurchase as well as by the interest earned on the reinvestment of the sales proceeds. The Portfolio may also be compensated by receipt of a commitment fee.

MORTGAGE-RELATED SECURITIES (SHORT DURATION PORTFOLIO AND OPPORTUNITY PORTFOLIO)

     The Portfolios may invest in mortgage-backed certificates and other securities representing ownership interests in mortgage pools, including CMOs. Interest and principal payments on the mortgages underlying mortgage-backed securities are passed through to the holders of the mortgage-backed securities. Mortgage-backed securities currently offer yields higher than those available from many other types of fixed-income securities, but because of their prepayment aspects, their price volatility and yield characteristics will change based on changes in prepayment rates.

     There are two methods of trading mortgage-backed securities. A specific pool transaction is a trade in which the pool number of the security to be delivered on the settlement date is known at the time the trade is made. This is in contrast with the typical mortgage transaction, called a TBA (to be announced) transaction, in which the type of mortgage securities to be delivered is specified at the time of trade but the actual pool numbers of the securities that will be delivered are not known at the time of the trade. For example, in a TBA transaction an investor could purchase $1 million of 30-year FNMA 9% mortgages and receive up to three pools on the settlement date. The pool numbers of the pools to be delivered at settlement will be announced shortly before settlement takes place. The terms of the TBA trade may be made more specific if desired. For example, an investor may request pools with particular characteristics, such as those that were issued prior to January 1, 1990. The most detailed specification of the trade is to request that the pool number be known prior to purchase. In this case, the investor has entered into a specific pool transaction. Generally, agency pass-through mortgage-backed securities are traded on a TBA basis. The specific pool numbers of the securities purchased do not have to be determined at the time of the trade.

     Mortgage-backed securities have yield and maturity characteristics that are dependent on the mortgages underlying them. Thus, unlike traditional debt securities, which may pay a fixed rate of interest until maturity when the entire principal amount comes due, payments on these securities include both interest and a partial payment of principal. In addition to scheduled loan amortization, payments of principal may result from the voluntary prepayment, refinancing or foreclosure of the underlying mortgage loans. Such prepayments may significantly shorten the effective durations of mortgage-backed securities, especially during periods of declining interest rates. Similarly, during periods of rising interest rates, a reduction in the rate of prepayments may significantly lengthen the effective durations of such securities.

     Investment in mortgage-backed securities poses several risks, including interest rate prepayment, market, and credit risk. Interest rate risk reflects the risk that, as interest rates rise, the value of mortgage-backed securities generally can be expected to fall. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment’s average life and perhaps its yield. Whether or not a mortgage loan is prepaid is almost entirely controlled by the borrower. Borrowers are most likely to exercise prepayment options at the time when it is least advantageous to investors, generally prepaying mortgages as interest rates fall, and slowing payments as interest rates rise. Besides the effect of prevailing interest rates, the rate of prepayment and refinancing of mortgages may also be affected by home value appreciation, ease of the refinancing process and local economic conditions.

     Market risk reflects the risk that the price of the security may fluctuate over time. The price of mortgage-backed securities may be particularly sensitive to prevailing interest rates, the length of time the security is expected to be outstanding, and the liquidity of the issue. In a period of unstable interest rates, there may be decreased demand for certain types of mortgage-backed securities, and a fund invested in such securities wishing to sell them may find it difficult to find a buyer, which may in turn decrease the price at which they may be sold.

     Credit risk reflects the risk that a Portfolio may not receive all or part of its principal because the issuer or credit enhancer has defaulted on its obligations. Obligations issued by U.S. Government-related entities are guaranteed as to the payment of principal and interest, but are not backed by the full faith and credit of the U.S. Government. The performance of private label mortgage-backed securities, issued by private institutions, is based on the financial health of those institutions.

     Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

     The principal governmental guarantor of mortgage-related securities is the GNMA. GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of Federal Housing Administration (“FHA”) insured or Department of Veterans Affairs (“VA”) guaranteed mortgages. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include FNMA and the FHLMC. FNMA is a government-sponsored corporation. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government.

     FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government- sponsored corporation formerly owned by the 12 Federal Home Loan Banks. FHLMC issues participation certificates (“PCs”) which represent interests in conventional mortgages from FHLMC’s national portfolio. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. Government.

     In September 2008, the Federal Housing Finance Agency (“FHFA”) placed FNMA and FHMLC into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC.

     On September 7, 2008, the U.S. Treasury announced three additional steps taken by it in connection with the conservatorship. As one of those steps, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement with each of FNMA and FHLMC pursuant to which the U.S. Treasury will purchase up to an aggregate of $100 billion of each of FNMA and FHLMC to maintain a positive net worth in each enterprise. This agreement contains various covenants that severely limit each enterprise’s operations. In exchange for entering into these agreements, the U.S. Treasury received $1 billion of each enterprise’s senior preferred stock and warrants to purchase 79.9% of each enterprise’s common stock. Second, the U.S. Treasury announced the creation of a new secured lending facility which is available to each of FNMA and FHLMC as a liquidity backstop. Third, the U.S. Treasury announced the creation of a temporary program to purchase mortgage-backed securities issued by each of FNMA and FHLMC. Both the liquidity backstop and the mortgage-backed securities purchase program expired in December 2009.

     FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The steps taken in connection with the conservatorship are both intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations.

     Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.

     FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.

     In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.

     Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.

     In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.

     Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may, in addition, be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. Such insurance and guarantees, and the creditworthiness of the issuers thereof, will be considered in determining whether a mortgage-related security meets a Portfolio’s investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. Although the market for such securities is becoming increasingly liquid, securities issued by certain private organizations may not be readily marketable.

     The assets underlying mortgage-related securities may be represented by a portfolio of first lien residential mortgages (including both whole mortgage loans and mortgage participation interests) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of private issue mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

     Collateralized Mortgage Obligations (“CMOs”). A CMO is a hybrid between a mortgage-backed bond and a mortgage pass-through security. Similar to a bond, interest and prepaid principal is paid, in most cases, semiannually. CMOs may be collateralized by whole mortgage loans, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

     CMOs are structured into multiple classes, each bearing a different stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral. CMOs provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid. Monthly payment of principal received from the pool of underlying mortgages, including prepayments, is first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes receive principal only after the first class has been retired. An investor is partially guarded against a sooner than desired return of principal because of the sequential payments. In a typical CMO transaction, a corporation (“issuer”) issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. With some CMOs, the issuer serves as a conduit to allow loan originators (primarily builders or savings and loan associations) to borrow against their loan portfolios.

     FHLMC CMOs. FHLMC CMOs are debt obligations of FHLMC issued in multiple classes having different maturity dates which are secured by the pledge of a pool of conventional mortgage loans purchased by FHLMC. Unlike FHLMC PCs, payments of principal and interest on the CMOs are made semiannually, as opposed to monthly. The amount of principal payable on each semiannual payment date is determined in accordance with FHLMC’s mandatory sinking fund schedule, which, in turn, is equal to approximately 100% of FHA prepayment experience applied to the mortgage collateral pool. All sinking fund payments in the CMOs are allocated to the retirement of the individual classes of bonds in the order of their stated maturities. Payment of principal on the mortgage loans in the collateral pool in excess of the amount of FHLMC’s minimum sinking fund obligation for any payment date are paid to the holders of the CMOs as additional sinking fund payments. Because of the “pass-through” nature of all principal payments received on the collateral pool in excess of FHLMC’s minimum sinking fund requirement, the rate at which principal of the CMOs is actually repaid is likely to be such that each class of bonds will be retired in advance of its scheduled maturity date.

     If collection of principal (including prepayments) on the mortgage loans during any semiannual payment period is not sufficient to meet FHLMC’s minimum sinking fund obligation on the next sinking fund payment date, FHLMC agrees to make up the deficiency from its general funds. Criteria for the mortgage loans in the pool backing the FHLMC CMOs are identical to those of FHLMC PCs. FHLMC has the right to substitute collateral in the event of delinquencies and/or defaults.

     Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including CMO residuals or stripped mortgage-backed securities. Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

     CMO Residuals. CMO residuals are derivative mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

     The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the prepayment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to prepayments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities. See “Other Mortgage-Related Securities -- Stripped Mortgage-Backed Securities.” In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances, a Portfolio may fail to recoup fully its initial investment in a CMO residual.

     CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. The CMO residual market has only very recently developed and CMO residuals currently may not have the liquidity of other more established securities trading in other markets. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may or, pursuant to an exemption therefrom, may not have been registered under the 1933 Act. CMO residuals, whether or not registered under the 1933 Act, may be subject to certain restrictions on transferability and may be deemed “illiquid” and subject to a Portfolio’s limitations on investment in illiquid securities.

     Stripped Mortgage-Backed Securities (“SMBS”). SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

     SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or IO class), while the other class will receive all of the principal (the principal-only or PO class). The cash flow and yields on IO and PO classes can be extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Portfolio’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated prepayments of principal, a Portfolio may fail to fully recoup its initial investment in these securities even if the security is in one of the highest rating categories.

     Although SMBS are typically purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers, these securities were only recently developed. As a result, established trading markets have not yet developed and, accordingly, these securities may be deemed “illiquid” and subject to a Portfolio’s limitations on investment in illiquid securities.

     Mortgage-Backed Securities and Asset-Backed Securities - Types of Credit Support. Mortgage-backed securities and asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failure by obligors on underlying assets to make payments, such securities may contain elements of credit support. Such credit support falls into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the pass-through of payments due on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default enhances the likelihood of ultimate payment of the obligations on at least a portion of the assets in the pool. Such protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches.

     The ratings of mortgage-backed securities and asset-backed securities for which third-party credit enhancement provides liquidity protection or protection against losses from default are generally dependent upon the continued creditworthiness of the provider of the credit enhancement. The ratings of such securities could be subject to reduction in the event of deterioration in the creditworthiness of the credit enhancement provider even in cases where the delinquency and loss experience on the underlying pool of assets is better than expected.

     Examples of credit support arising out of the structure of the transaction include “senior-subordinated securities” (multiple class securities with one or more classes subordinate to other classes as to the payment of principal thereof and interest thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of “reserve funds” (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses) and “over-collateralization” (where the scheduled payments on, or the principal amount of, the underlying assets exceed those required to make payment of the securities and pay any servicing or other fees). The degree of credit support provided for each issue is generally based on historical information with respect to the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that which is anticipated could adversely affect the return on an investment in such a security.

OPTIONS, FUTURES AND RELATED RISKS (ALL PORTFOLIOS)

     The Portfolios may invest in options and futures contracts to the extent set forth in Part A and this Part B. The use of options and futures is a highly specialized activity which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase the return of a Portfolio. While the use of these instruments by a Portfolio may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks. If the Adviser or Subadviser applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower a Portfolio’s return. Certain strategies limit the potential of a Portfolio to realize gains as well as limit their exposure to losses. A Portfolio could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments. There can be no assurance that a liquid market will exist at a time when a Portfolio seeks to close out a futures contract or a futures option position.

     Options on Securities. A “call option” is a contract sold for a price (the “premium”) giving its holder the right to buy a specific number of shares of stock at a specific price prior to a specified date. A “covered call option” is a call option issued on securities already owned by the writer of the call option for delivery to the holder upon the exercise of the option. A Portfolio may write options for the purpose of attempting to increase its return and for hedging purposes. In particular, if a Portfolio writes an option which expires unexercised or is closed out by a Portfolio at a profit, the Portfolio retains the premium paid for the option less related transaction costs, which increases its gross income and offsets in part the reduced value of the portfolio security in connection with which the option is written, or the increased cost of portfolio securities to be acquired. In contrast, however, if the price of the security underlying the option moves adversely to a Portfolio’s position, the option may be exercised and the Portfolio will then be required to purchase or sell the security at a disadvantageous price, which might only partially be offset by the amount of the premium.

     A Portfolio may write options in connection with buy-and-write transactions; that is, a Portfolio may purchase a security and then write a call option against that security. The exercise price of the call option a Portfolio determines to write depends upon the expected price movement of the underlying security. The exercise price of a call option may be below (“in-the-money”), equal to (“at-the-money”) or above (“out-of-the-money”) the current value of the underlying security at the time the option is written.

     The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. Put options may be used by a Portfolio in the same market environments in which call options are used in equivalent buy-and-write transactions.

     A Portfolio may also write combinations of put and call options on the same security, a practice known as a “straddle.” By writing a straddle, a Portfolio undertakes a simultaneous obligation to sell or purchase the same security in the event that one of the options is exercised. If the price of the security subsequently rises sufficiently above the exercise price to cover the amount of the premium and transaction costs, the call will likely be exercised and a Portfolio will be required to sell the underlying security at a below market price. This loss may be offset, however, in whole or in part, by the premiums received on the writing of the two options. Conversely, if the price of the security declines by a sufficient amount, the put will likely be exercised. The writing of straddles will likely be effective, therefore, only where the price of a security remains stable and neither the call nor the put is exercised. In an instance where one of the options is exercised, the loss on the purchase or sale of the underlying security may exceed the amount of the premiums received.

     By writing a call option on a portfolio security, a Portfolio limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. By writing a put option, a Portfolio assumes the risk that it may be required to purchase the underlying security for an exercise price above its then current market value, resulting in a loss unless the security subsequently appreciates in value. The writing of options will not be undertaken by a Portfolio solely for hedging purposes, and may involve certain risks which are not present in the case of hedging transactions. Moreover, even where options are written for hedging purposes, such transactions will constitute only a partial hedge against declines in the value of portfolio securities or against increases in the value of securities to be acquired, up to the amount of the premium.

     A Portfolio may also purchase put and call options. Put options are purchased to hedge against a decline in the value of securities held by a Portfolio. If such a decline occurs, the put options will permit a Portfolio to sell the securities underlying such options at the exercise price, or to close out the options at a profit. A Portfolio will purchase call options to hedge against an increase in the price of securities that the Portfolio anticipates purchasing in the future. If such an increase occurs, the call option will permit a Portfolio to purchase the securities underlying such option at the exercise price or to close out the option at a profit. The premium paid for a call or put option plus any transaction costs will reduce the benefit, if any, realized by a Portfolio upon exercise of the option, and, unless the price of the underlying security rises or declines sufficiently, the option may expire worthless to the Portfolio. In addition, in the event that the price of the security in connection with which an option was purchased moves in a direction favorable to a Portfolio, the benefits realized by the Portfolio as a result of such favorable movement will be reduced by the amount of the premium paid for the option and related transaction costs.

     Options on Securities Indices. A Portfolio may cover call options on securities indices by owning securities whose price changes, in the opinion of the Adviser or Subadviser, are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in the Portfolio. Where a Portfolio covers a call option on a securities index through ownership of securities, such securities may not match the composition of the index and, in that event, the Portfolio will not be fully covered and could be subject to risk of loss in the event of adverse changes in the value of the index.

     A Portfolio will receive a premium from writing a put or call option on a securities index, which increases the Portfolio’s gross income in the event the option expires unexercised or is closed out at a profit. If the value of an index on which a Portfolio has written a call option falls or remains the same, the Portfolio will realize a profit in the form of the premium received (less transaction costs) that could offset all or a portion of any decline in the value of the securities it owns. If the value of the index rises, however, a Portfolio will realize a loss in its call option position, which will reduce the benefit of any unrealized appreciation in the Portfolio’s investment. By writing a put option, a Portfolio assumes the risk of a decline in the index. To the extent that the price changes of securities owned by a Portfolio correlate with changes in the value of the index, writing covered put options on indices will increase the Portfolio’s losses in the event of a market decline, although such losses will be offset in part by the premium received for writing the option.

     A Portfolio may also purchase put options on securities indices to hedge its investments against a decline in value. By purchasing a put option on a stock index, a Portfolio will seek to offset a decline in the value of securities it owns through appreciation of the put option. If the value of a Portfolio’s investments does not decline as anticipated, or if the value of the option does not increase, the Portfolio’s loss will be limited to the premium paid for the option plus related transaction costs. The success of this strategy will largely depend on the accuracy of the correlation between the changes in value of the index and the changes in value of a Portfolio’s security holdings.

     The purchase of call options on securities indices may be used by a Portfolio to attempt to reduce the risk of missing a broad market advance, or an advance in an industry or market segment, at a time when the Portfolio holds uninvested cash or short-term debt securities awaiting investment. When purchasing call options for this purpose, a Portfolio will also bear the risk of losing all or a portion of the premium paid if the value of the index does not rise. The purchase of call options on securities indices when a Portfolio is substantially fully invested is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility similar to those involved in purchasing calls on securities the Portfolio owns.

Risk Factors:

     Imperfect Correlation of Hedging Instruments with a Portfolio. The ability of a Portfolio to effectively hedge all or a portion of its portfolio through transactions in options, futures contracts and forward contracts will depend on the degree to which price movements in the underlying instruments correlate with price movements in the relevant portion of that Portfolio’s portfolio. If the values of a Portfolio’s securities being hedged do not move in the same amount or direction as the instruments underlying options, futures contracts or forward contracts traded, the Portfolio’s hedging strategy may not be successful and the Portfolio could sustain losses on its hedging strategy, which would not be offset by gains on its portfolio. It is also possible that there may be a negative correlation between the instrument underlying an option, futures contract or forward contract traded and the portfolio securities being hedged, which could result in losses both on the hedging transaction and on the portfolio securities. In such instances, a Portfolio’s overall return could be less than if the hedging transaction had not been undertaken. In the case of futures and options based on an index of securities or individual fixed income securities, the portfolio will not duplicate the components of the index, and in the case of futures contracts and options on fixed income securities, the portfolio securities which are being hedged may not be the same type of obligation underlying such contracts. As a result, the correlation probably will not be exact. Consequently, a Portfolio bears the risk that the price of the portfolio securities being hedged will not move in the same amount or direction as the underlying index or obligation. In addition, where a Portfolio enters into forward contracts as a “cross hedge” (i.e., the purchase or sale of a forward contract on one currency to hedge against risk of loss arising from changes in value of a second currency), the Portfolio incurs the risk of imperfect correlation between changes in the values of the two currencies, which could result in losses.

     The correlation between prices of securities and prices of options, futures contracts or forward contracts may be distorted due to differences in the nature of the markets, such as differences in margin requirements, the liquidity of such markets and the participation of speculators in the option, futures contract and forward contract markets. Due to the possibility of distortion, a correct forecast of general interest rate trends by the Adviser or Subadviser may still not result in a successful transaction. The trading of options on futures contracts also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option. The risk of imperfect correlation, however, generally tends to diminish as the maturity or termination date of the option, futures contract or forward contract approaches.

     The trading of options, futures contracts and forward contracts also entails the risk that, if the Adviser’s or Subadviser’s judgment as to the general direction of interest or exchange rates is incorrect, a Portfolio’s overall performance may be poorer than if it had not entered into any such contract. For example, if a Portfolio has hedged against the possibility of an increase in interest rates, and rates instead decline, the Portfolio will lose part or all of the benefit of the increased value of the securities being hedged, and may be required to meet ongoing daily variation margin payments.

     Certain Portfolios may each purchase and write options not only for hedging purposes, cash management, or to simulate investments in otherwise permissible securities, but also for the purpose of attempting to increase its return. As a result, those Portfolios will incur the risk that losses on such transactions will not be offset by corresponding increases in the value of portfolio securities or decreases in the cost of securities to be acquired.

     Potential Lack of a Liquid Secondary Market. Prior to exercise or expiration, a position in an exchange-traded option, futures contract or option on a futures contract can only be terminated by entering into a closing purchase or sale transaction, which requires a secondary market for such instruments on the exchange on which the initial transaction was entered into. If no such market exists, it may not be possible to close out a position, and a Portfolio could be required to purchase or sell the underlying instrument or meet ongoing variation margin requirements. The inability to close out option or futures positions also could have an adverse effect on a Portfolio’s ability effectively to hedge its Portfolio.

     The liquidity of a secondary market in an option or futures contract may be adversely affected by “daily price fluctuation limits,” established by the exchanges, which limit the amount of fluctuation in the price of a contract during a single trading day and prohibit trading beyond such limits once they have been reached. Such limits could prevent a Portfolio from liquidating open positions, which could render its hedging strategy unsuccessful and result in trading losses. The exchanges on which options and futures contracts are traded have also established a number of limitations governing the maximum number of positions which may be traded by a trader, whether acting alone or in concert with others. Further, the purchase and sale of exchange-traded options and futures contracts is subject to the risk of trading halts, suspensions, exchange or clearing corporation equipment failures, government intervention, insolvency of a brokerage firm, intervening broker or clearing corporation or other disruptions of normal trading activity, which could make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

     Options on Futures Contracts. In order to profit from the purchase of an option on a futures contract, it may be necessary to exercise the option and liquidate the underlying futures contract, subject to all of the risks of futures trading. The writer of an option on a futures contract is subject to the risks of futures trading, including the requirement of initial and variation margin deposits.

     Additional Risks of Transactions Related to Foreign Currencies and Transactions Not Conducted on the United States Exchanges. The available information on which a Portfolio will make trading decisions concerning transactions related to foreign currencies or foreign securities may not be as complete as the comparable data on which a Portfolio makes investment and trading decisions in connection with other transactions. Moreover, because the foreign currency market is a global, 24-hour market, and the markets for foreign securities as well as markets in foreign countries may be operating during non-business hours in the United States, events could occur in such markets which would not be reflected until the following day, thereby rendering it more difficult for a Portfolio to respond in a timely manner.

     In addition, over-the-counter transactions can only be entered into with a financial institution willing to take the opposite side, as principal, of a Portfolio’s position, unless the institution acts as broker and is able to find another counterparty willing to enter into the transaction with the Portfolio. This could make it difficult or impossible to enter into a desired transaction or liquidate open positions, and could therefore result in trading losses. Further, over-the-counter transactions are not subject to the performance guarantee of an exchange clearing house and a Portfolio will therefore be subject to the risk of default by, or the bankruptcy of, a financial institution or other counterparty.

     Transactions on exchanges located in foreign countries may not be conducted in the same manner as those entered into on United States exchanges, and may be subject to different margin, exercise, settlement or expiration procedures. As a result, many of the risks of over-the-counter trading may be present in connection with such transactions. Moreover, the SEC or the CFTC has jurisdiction over the trading in the United States of many types of over-the-counter and foreign instruments, and such agencies could adopt regulations or interpretations which would make it difficult or impossible for a Portfolio to enter into the trading strategies identified herein or to liquidate existing positions.

     As a result of its investments in foreign securities, a Portfolio may receive interest or dividend payments, or the proceeds of the sale or redemption of such securities, in foreign currencies. A Portfolio may also be required to receive delivery of the foreign currencies underlying options on foreign currencies or forward contracts it has entered into. This could occur, for example, if an option written by a Portfolio is exercised or the Portfolio is unable to close out a forward contract it has entered into. In addition, a Portfolio may elect to take delivery of such currencies. Under such circumstances, a Portfolio may promptly convert the foreign currencies into dollars at the then current exchange rate. Alternatively, a Portfolio may hold such currencies for an indefinite period of time if the Adviser or Subadviser believes that the exchange rate at the time of delivery is unfavorable or if, for any other reason, the Adviser or Subadviser anticipates favorable movements in such rates.

     While the holding of currencies will permit a Portfolio to take advantage of favorable movements in the applicable exchange rate, it also exposes a Portfolio to risk of loss if such rates move in a direction adverse to the Portfolio’s position. Such losses could also adversely affect a Portfolio’s hedging strategies. Certain tax requirements may limit the extent to which a Portfolio will be able to hold currencies.

REAL ESTATE SECURITIES (EQUITY PORTFOLIOS)

     The Portfolios may invest in real estate investment trusts (“REITs”). REITs pool investors’ funds for investment primarily in income producing real estate or real estate loans or interests. A REIT is not taxed on income distributed to shareholders if it complies with several requirements relating to its organization, ownership, assets, and income and a requirement that it distributes to its shareholders at least 95% of its taxable income (other than net capital gains) for each taxable year. REITs can generally be classified as Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs which invest the majority of their assets directly in real property, derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs, which invest the majority of their assets in real estate mortgages, derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both Equity REITs and Mortgage REITs. The Portfolios will not invest in real estate directly, but only in securities issued by real estate companies. However, the Portfolios may be subject to risks similar to those associated with the direct ownership of real estate (in addition to securities markets risks) because of its policy of concentration in the securities of companies in the real estate industry. These include declines in the value of real estate, risks related to general and local economic conditions, dependency on management skill, heavy cash flow dependency, possible lack of availability of mortgage funds, overbuilding, extended vacancies of properties, increased competition, increases in property taxes and operating expenses, changes in zoning laws, losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from the environmental problems, casualty or condemnation losses, limitation on rents, changes in neighborhood values, the appeal of properties to tenants and changes in interest rates.

REPURCHASE AGREEMENTS (ALL PORTFOLIOS)

     The Portfolios may invest in repurchase agreements collateralized by U.S. Government securities, certificates of deposit and certain bankers’ acceptances. Repurchase agreements are transactions by which a portfolio purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. Repurchase agreements involve certain risks not associated with direct investments in the underlying securities. In the event of a default or bankruptcy by the seller, a Portfolio will seek to liquidate such collateral. The exercise of a Portfolio’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Portfolio could suffer a loss. Repurchase agreements are considered to be loans by an investment company under the 1940 Act.

     The use of repurchase agreements involves certain risks. For example, if the seller of the agreements defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, a Portfolio may incur a loss upon disposition of them. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of a Portfolio and therefore subject to sale by the trustee in bankruptcy. Finally, it is possible that a Portfolio may not be able to substantiate its interest in the underlying securities. While the managements of the Portfolios acknowledge these risks, it is expected that such risks can be controlled through stringent security selection criteria and careful monitoring procedures.

SHORT SALES

     The Funds may make short sales of securities as part of its overall portfolio management strategies involving the use of derivative instruments and to offset potential declines in long positions in similar securities. A short sale is a transaction in which a Fund sells a security it does not own in anticipation that the market price of that security will decline.

     When a Fund makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Fund may have to pay a fee to borrow particular securities and is often obligated to pay over any accrued interest and dividends on such borrowed securities.

     If the price of the security sold short increases between the time of the short sale and the time that a Fund replaces the borrowed security, the Fund will incur a loss; conversely, if the price declines, the Fund will realize a capital gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. The successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged.

     To the extent that a Fund engages in short sales, it will provide collateral to the broker-dealer and (except in the case of short sales “against the box”) will maintain additional asset coverage in the form of segregated or “earmarked” assets that the Adviser determines to be liquid in accordance with procedures established by the Board of Trustees and that is equal to the current market value of the securities sold short, or will ensure that such positions are covered by “offsetting” positions, until the Fund replaces the borrowed security. A short sale is “against the box” to the extent that the Fund contemporaneously owns, or has the right to obtain at no added cost, securities identical to those sold short. A Fund will engage in short selling to the extent permitted by the federal securities laws and rules and interpretations thereunder. To the extent a Fund engages in short selling in foreign (non-U.S.) jurisdictions, the Fund will do so to the extent permitted by the laws and regulations of such jurisdiction.

SHORT-TERM TRADING (ALL PORTFOLIOS)

     The Portfolios may engage in short-term trading. Although a Portfolio will not make a practice of short-term trading, purchases and sales of securities will be made whenever necessary or desirable in the management’s view to achieve the investment objective of the Portfolio. A change in the securities held by a Portfolio is known as “portfolio turnover.” Management does not expect that in pursuing a Portfolio’s investment objective unusual portfolio turnover will be required and intends to keep turnover to a minimum consistent with each Portfolio’s investment objective. The trading costs and tax effects associated with portfolio turnover may adversely affect a Portfolio’s performance. The management believes unsettled market economic conditions during certain periods require greater portfolio turnover in pursuing a Portfolio’s investment objectives than would otherwise be the case. A higher incidence of portfolio turnover will result in greater transaction costs to a Portfolio.

SOVEREIGN AND SUPRANATIONAL DEBT OBLIGATIONS (SHORT DURATION PORTFOLIO)

     The Portfolios may invest in sovereign and supranational debt obligations. Debt instruments issued or guaranteed by foreign governments, agencies, and supranational (“sovereign debt obligations”), especially sovereign debt obligations of developing countries, may involve a high degree of risk, and may be in default or present the risk of default. The issuer of the obligation, or the governmental authorities that control the repayment of the debt, may be unable or unwilling to repay principal and interest when due, and may require renegotiation or rescheduling of debt payments. In addition, prospects for repayment of principal and interest may depend on political as well as economic factors.

SWAPS, CAPS, FLOORS AND COLLARS (SHORT DURATION PORTFOLIO)

     The Portfolio may enter into swap contracts and other similar instruments in accordance with its investment objective and policies. A swap is an agreement to exchange the return generated by one instrument for the return generated by another instrument. The payment streams are calculated by reference to a specified index and agreed upon notional amount. The term specified index includes currencies, fixed interest rates, prices and total return on interest rate indices, fixed-income indices, stock indices and commodity indices (as well as amounts derived from arithmetic operations on these indices). For example, the Portfolio may agree to swap the return generated by a fixed-income index for the return generated by a second fixed-income index. The currency swaps in which the Portfolio may enter will generally involve an agreement to pay interest streams calculated by reference to interest income linked to a specified index in one currency in exchange for a specified index in another currency. Such swaps may involve initial and final exchanges that correspond to the agreed upon notional amount.

     The swaps in which the Portfolio may engage also include rate caps, floors and collars under which one party pays a single or periodic fixed amount(s) (or premium) and the other party pays periodic amounts based on the movement of a specified index.

     The Portfolio will usually enter into swaps on a net basis, i.e., the two return streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the Portfolio receiving or paying, as the case may be, only the net amount of the two returns. The Portfolio’s obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of cash, U.S. Government securities, or other liquid securities.

     Interest rate swaps do not involve the delivery of securities, other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that the Portfolio is contractually obligated to make. If the other party to an interest rate swap defaults, the Portfolio’s risk of loss consists of the net amount of interest payments that the Portfolio is contractually entitled to receive. In contrast, currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. If there is a default by the counterparty, the Portfolio may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps, floors and collars are more recent innovations for which standardized documentation has not yet been fully developed and, accordingly, they are less liquid than swaps.

     The use of swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its forecasts of market values, interest rates and currency exchange rates, the investment performance of the Portfolio would be less favorable than it would have been if this investment technique were not used.

U.S. GOVERNMENT SECURITIES (ALL PORTFOLIOS)

     The Portfolios may invest in U.S. Government securities to the extent set forth in the Part A and this Part B. U.S. Government securities include bills, notes, and bonds issued by the U.S. Treasury and securities issued or guaranteed by agencies or instrumentalities of the U.S. Government.

     Some U.S. Government securities are supported by the direct full faith and credit pledge of the U.S. Government; others are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as securities issued by the FNMA, are supported by the discretionary authority of the U.S. Government to purchase the agencies’ obligations; and others are supported only by the credit of the issuing or guaranteeing instrumentality. There is no assurance that the U.S. Government will provide financial support to an instrumentality it sponsors when it is not obligated by law to do so.

WARRANTS (GROWTH PORTFOLIO)

     A warrant is an instrument issued by a corporation that gives the holder the right to subscribe to a specific amount of the corporation’s capital stock at a set price for a specified period of time. Warrants do not represent ownership of the securities, but only the right to buy the securities. The prices of warrants do not necessarily move parallel to the prices of underlying securities. Warrants may be considered speculative in that they have no voting rights, pay no dividends, and have no rights with respect to the assets of a corporation issuing them. Once a warrant expires, it has no value in the market. Warrant positions will not be used to increase the leverage of the Portfolio. Consequently, warrant positions are generally accompanied by cash positions equivalent to the required exercise amount.

WHEN-ISSUED AND DELAYED-DELIVERY SECURITIES (SHORT DURATION PORTFOLIO)

     The Portfolio may purchase securities on a when-issued or delayed-delivery basis. For example, delivery of and payment for these securities can take place a month or more after the date of the transaction. The when-issued securities are subject to market fluctuation and no interest accrues to the purchaser during this period. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the purchaser enters into the commitment. Purchasing on a when-issued basis is a form of leveraging and can involve a risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transaction itself in which case there could be an unrealized loss at the time of delivery. If the other party to a when-issued transaction fails to deliver or pay for the security, the Portfolio could miss a favorable price or yield opportunity or suffer a loss.

     The Short Duration Portfolio may invest in “when-issued” municipal obligations. New issues of municipal obligations may be offered on a “when-issued” or “forward delivery” basis. The payment obligation and the interest rate that will be received on the municipal obligations offered on this basis are each fixed at the time the Portfolio commits to the purchase, although settlement, i.e., delivery of and payment for the municipal obligations, takes place beyond customary settlement time (but normally within 45 days of the commitment). Between the time the Portfolio commits to purchase the “when-issued” or “forward delivery” municipal obligation and the time delivery and payment are made, the “when-issued” or “forward delivery” municipal obligation is treated as an asset of the Portfolio and the amount which the Portfolio is committed to pay for that municipal obligation is treated as a liability of the Portfolio. No interest on a “when-issued” or “forward delivery” municipal obligation is accrued by the Portfolio until delivery occurs. Although the Portfolio only makes commitments to purchase “when-issued” or “forward delivery” municipal obligations with the intention of actually acquiring them, the Portfolio may sell these obligations before the settlement date if deemed advisable by the Adviser.

     Purchasing municipal obligations on a “when-issued” or “forward delivery” basis can involve a risk that the yields available in the market on the settlement date may actually be higher (or lower) than those obtained in the transaction itself and, as a result, the “when-issued” or “forward delivery” municipal obligation may have a lesser (or greater) value at the time of settlement than the Portfolio’s payment obligation with respect to that municipal obligation. Furthermore, if the Portfolio sells the “when-issued” or “forward delivery” municipal obligation before the settlement date, or if the Portfolio sells other obligations from the Portfolio’s portfolio in order to meet the payment obligations, the Portfolio may realize a capital gain, which is not exempt from federal income taxation.

     Municipal obligations purchased on a “when-issued” or “forward delivery” basis and the securities held in the Portfolio’s portfolio are subject to changes in value (both generally changing in the same way, that is, both experiencing appreciation when interest rates decline and depreciation when interest rates rise) based upon the public’s perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. In order to invest the Portfolio’s assets immediately, while awaiting delivery of securities purchased on a “when-issued” or “forward delivery” basis, short-term obligations that offer same day settlement and earnings normally are purchased. Although short-term investments normally are in tax-exempt securities, short-term taxable securities may be purchased if suitable short-term tax-exempt securities are not available. At the time the Short Duration Portfolio enters into a transaction on a “when-issued” or forward delivery basis, it will segregate cash, cash equivalents or high quality debt securities equal to the amount of the “when-issued” or “forward delivery” commitment. For the purpose of determining the adequacy of the securities segregated, the securities are valued at market value. If the market value of such securities declines, additional cash or high quality debt securities are segregated daily so that the value of the segregated securities equals the amount of the Portfolio’s commitments. On the settlement date of the “when-issued” or “forward delivery” securities, the Portfolio’s obligations are met from then-available cash flow, sale of segregated securities, sale of other securities or, although not normally expected, from sale of the “when-issued” or “forward delivery” securities themselves (which may have a value greater or lesser than the Portfolio’s payment obligations).

ZERO COUPON OBLIGATIONS (SHORT DURATION PORTFOLIO)

     The Portfolio may invest in zero coupon obligations, which are fixed-income securities that do not make regular interest payments. Instead, zero coupon obligations are sold at substantial discounts from their face value. The Portfolio will accrue income on these investments for tax and accounting purposes, which is distributable to shareholders and which, because no cash is received at the time of accrual, may require the liquidation of other portfolio securities to satisfy the Portfolio’s distribution obligations, in which case the Portfolio will forego the purchase of additional income-producing assets with these funds. The difference between a zero coupon obligation’s issue or purchase price and its face value represents the imputed interest an investor will earn if the obligation is held until maturity. Zero coupon obligations may offer investors the opportunity to earn higher yields than those available on ordinary interest-paying obligations of similar credit quality and maturity. However, zero coupon obligation prices may also exhibit greater price volatility than ordinary fixed-income securities because of the manner in which their principal and interest are returned to the investor.

PORTFOLIO TURNOVER

     For purposes of this section, the term “Adviser” also includes the Subadvisers for the Portfolios.

     The Adviser manages each Portfolio generally without regard to restrictions on portfolio turnover. In general, a Portfolio will not trade for short-term profits, but when circumstances warrant, investments may be sold without regard to the length of time held. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. The Adviser engages in portfolio trading for a Portfolio if it believes a transaction net of costs (including custodian charges) will help achieve the investment objective of the Portfolio. In managing a Portfolio’s portfolio, the Adviser seeks to take advantage of market developments, yield disparities and variations in the creditworthiness of issuers. Expenses to each Portfolio, including brokerage commissions, and the realization of capital gains which are taxable to the Portfolio’s shareholders tend to increase as the portfolio turnover increases.

     For the fiscal years ended October 31, 2011, and 2010, the portfolio turnover rate for each Portfolio was:

PORTFOLIO^	2011	2010
Growth Portfolio	56.04%	89.14%
Opportunity Portfolio	68.57%	67.62%

^ The Short Duration Portfolio has not commenced operations as of the date of this Part B.

     If a Portfolio has a high portfolio turnover rate (e.g. 100% or more), transaction costs incurred by the Portfolio, and the realized capital gains and losses may be greater than those of a Portfolio with a lesser portfolio turnover rate. See “Portfolio Transactions” and “Tax Matters”.

PORTFOLIO TRANSACTIONS

     For the purposes of this section, the term “Adviser” also includes the Subadvisers for the Portfolios.

     The Adviser is primarily responsible for portfolio decisions and the placing of portfolio transactions. The Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities for the Portfolios. Allocation of transactions, including their frequency, to various dealers is determined by the Adviser in its best judgment and in a manner deemed to be in the best interest of each Portfolio’s shareholders rather than by any formula. In placing orders for each Portfolio, the primary consideration is prompt execution of orders in an effective manner at the most favorable price, although each Portfolio does not necessarily pay the lowest spread or commission available. Other factors taken into consideration are the dealer’s general execution and operational facilities, the type of transaction involved and other factors such as the dealer’s risk in positioning the securities. To the extent consistent with applicable legal requirements, the Adviser may place orders for the purchase and sale of investments for a Portfolio with a broker-dealer affiliate of the Adviser.

     The Adviser may, in circumstances in which two or more dealers are in a position to offer comparable results, give preference to a dealer which has provided statistical or other research services to the Adviser. By allocating transactions in this manner, the Adviser is able to supplement its research and analysis with the views and information of securities firms. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to the Adviser in advising several of its clients (including the Portfolios), although not all of these services are necessarily useful and of value in managing each Portfolio. The management fee paid from a Portfolio is not reduced because the Adviser and its affiliates receive such services.

     Generally, fixed income securities and money market securities are traded on a principal basis and do not involve brokerage commissions. Under the 1940 Act, persons affiliated with HSBC Bank USA, N.A. (“HSBC Bank”), the Adviser (including any Subadviser) or a Portfolio are prohibited from dealing with a Portfolio as a principal in the purchase and sale of securities except in accordance with regulations adopted by the SEC. A Portfolio may purchase municipal obligations from underwriting syndicates of which the Adviser or an affiliate is a member under certain conditions in accordance with the provisions of a rule adopted under the 1940 Act. Under the 1940 Act, persons affiliated with the Adviser or a Portfolio may act as a broker for the Portfolio. In order for such persons to effect any portfolio transactions for a Portfolio, the commissions, fees or other remuneration received by such persons must be reasonable and fair compared to the commissions, fees or other remunerations paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on an exchange during a comparable period of time. This standard would allow the affiliate to receive no more than the remuneration which would be expected to be received by an unaffiliated broker in a commensurate arms-length transaction. The Trustees of the Trust regularly review any commissions paid by the Portfolios to affiliated brokers. The Portfolios will not do business with, nor pay commissions to, affiliates of the Adviser in any portfolio transactions where they act as principal.

     As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”), the Adviser may cause a Portfolio to pay a broker-dealer, which provides “brokerage and research services” (as defined in the 1934 Act) to the Adviser, an amount of commission for effecting a securities transaction for a Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction, provided the Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or its respective overall responsibilities to the Portfolio or to its other clients. Not all of such services are useful or of value in advising each Portfolio.

     The term “brokerage and research services” includes advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. Although commissions paid on every transaction will, in the judgment of the Adviser, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Adviser’s other clients, in part, for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. The SEC has published interpretative guidance that tightened previously existing standards concerning the types of expenses that qualify for the Section 28(e) safe harbor and set forth certain steps that investment advisers would need to take in order to ensure such qualification.

     Investment decisions for each Portfolio and for the other investment advisory clients of the Adviser are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors, in addition to basic suitability for the particular client involved. Thus, a particular security may be bought for certain clients even though it could have been sold for other clients at the same time, and a particular security may be sold for certain clients even though it could have been bought for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. In some instances, one client may sell a particular security to another client. Two or more clients may simultaneously purchase or sell the same security, in which event, each day’s transactions in that security are, insofar as practicable, averaged as to price and allocated between such clients in a manner which, in the Adviser’s opinion, is equitable to each and in accordance with the amount being purchased or sold by each. In addition, when purchases or sales of the same security for a Portfolio and for other clients of the Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantage available to large denomination purchases or sales. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients in terms of the price paid or received or of the size of the position obtainable. It is recognized that in some cases, this system could have a detrimental effect on the price or volume of the security as far as a Portfolio is concerned. In other cases, however, the Adviser believes that a Portfolio’s ability to participate in volume transactions will produce better executions for the Portfolio.

     The Board has adopted a policy to ensure compliance with Rule 12b-1(h) under the 1940 Act in the selection of broker-dealers to execute portfolio transactions for the Portfolios. Generally, Rule 12b-1(h) prohibits the Portfolios from compensating a broker-dealer for promotion or sale of Portfolio shares by directing to the broker-dealer securities transactions or remuneration received or to be received from such portfolio securities transactions.

     If a Portfolio invests primarily in fixed-income securities, it is anticipated that most purchases and sales will be with the issuer or with underwriters of or dealers in those securities, acting as principal. Accordingly, such Portfolios would not ordinarily pay significant brokerage commissions with respect to their securities transactions.

     In the United States and in some other countries, debt securities are traded principally in the over-the-counter market on a net basis through dealers acting for their own account and not as brokers. In other countries, both debt and equity securities are traded on exchanges at fixed commission rates. The cost of securities purchased from underwriters includes an underwriter’s commission or concession, and the prices at which securities are purchased and sold from and to dealers include a dealer’s mark-up or mark-down. The Adviser normally seeks to deal directly with the primary market makers or on major exchanges unless, in its opinion, better prices are available elsewhere. Subject to the requirement of seeking execution at the best available price, securities may, as authorized by each Portfolio’s investment advisory contract, be bought from or sold to dealers who have furnished statistical, research and other information or services to the Adviser. At present, no arrangements for the recapture of commission payments are in effect.

     For the fiscal years ended October 31, 2011, 2010, and 2009, the Portfolios paid aggregate brokerage commissions as shown in the following table:

PORTFOLIO^	2011	2010	2009
Growth Portfolio	$72,811	$138,316	$114,578
Opportunity Portfolio	$241,489	$260,342	$270,641

^ The Short Duration Portfolio had not commenced operations as of the date of this Part B.

     During the fiscal year ended October 31, 2011, the Portfolios acquired securities issued by their regular brokers or dealers, or their parent companies, as reflected in the table below. The following shows the aggregate holdings of the securities of each such issuer as of October 31, 2011. (For these purposes a regular broker or dealer includes any of the (a) ten brokers or dealers that received the greatest dollar amount of brokerage commissions by virtue of direct or indirect participation in the Trust’s portfolio transactions during the its most recent fiscal year, (b) ten brokers or dealers that engaged as principal in the largest dollar amount of portfolio transactions of the Trust during its most recent fiscal year, or (c) ten brokers or dealers that sold the largest dollar amount of securities of the Portfolios during the Trust's most recent fiscal year.)

Portfolio*	JP Morgan Chase & Co.
Growth Portfolio	$928,082
Opportunity Portfolio**	--

*	The Short Duration Portfolio has not commenced operations as of the date of this Part B.
**	The Opportunity Portfolio did not acquire any securities issued by the Portfolios’ regular brokers, dealers or their parent companies.

DISCLOSURE OF PORTFOLIO HOLDINGS

     The Board of Trustees of the Trust has adopted policies and procedures for the Trust relating to disclosure of the Portfolios’ portfolio securities (the “Policy”). The Policy is designed to ensure disclosure of holdings information where necessary to the Trusts’ operation, or useful to a Portfolio’s shareholders, without compromising the integrity or performance of the Portfolio. Disclosure of information regarding the portfolio holdings of the Portfolios occurs only upon the determination, by the Trusts’ Chief Compliance Officer (“CCO”), that such disclosure is in the best interests of the Portfolios’ shareholders and that it does not present a conflict of interest between the shareholders and the Adviser, principal underwriter, or any affiliated person of the Portfolio, the Adviser or any subadviser of the Portfolios.

     Pursuant to applicable law, the Trust is required to disclose its complete portfolio holdings quarterly, within 60 days of the end of each fiscal quarter. The Trust discloses a complete schedule of investments in each Semi-Annual Report and Annual Report to Shareholders or, following the first and third fiscal quarters, in quarterly holdings reports filed with the SEC on Form N-Q. Semi-Annual and Annual Reports are distributed to shareholders. Quarterly holdings reports filed with the SEC on Form N-Q are not distributed to shareholders, but are available, free of charge, on the EDGAR database on the SEC’s website at www.sec.gov. These reports are also available, free of charge, on the Trusts’ website at www.investorfunds.us.hsbc.com.

     The Trust’s website also provides information about each Portfolio’s top 10 holdings, sector holdings and other characteristics data as of the end of the most recent month. The Trust may publish each Portfolio’s full portfolio holdings thirty (30) days after the end of each month. This information is available until updated as of the following month. The information on the Trust’s website is publicly available to all categories of persons.

     The Trust or the Adviser may share non-public holdings information of the Trust sooner than 60 days of the end of the fiscal quarter with the Adviser and other service providers to the Trusts (including the Trust’s custodian, the Sub-Administrator; and pricing services such as FT Interactive). In addition, the Trust may share non-public holdings information with mutual fund ranking services and NRSROs, including Standard & Poor’s Corporation, Morningstar, Lipper Analytical Services and Bloomberg L.P. These service providers and other entities owe contractual, fiduciary, or other legal duties of confidentiality to the Trust or the Adviser that foster reasonable expectations that holdings information will not be misused. The Trust’s officers may authorize disclosure of the Trust’s holdings portfolio information to service providers where such service provider needs information to fulfill its duties.

     The Trust may also disclose information about portfolio holdings to mutual fund evaluation services that agree not to disclose the information to third parties and that enter into a Confidentiality Agreement. Such Confidentiality Agreement provides, among other things, that non-public portfolio holdings information will be kept confidential and that such information will be used solely for the purpose of analysis and evaluation of the portfolio. Disclosures may be made to other third parties under a Confidentiality Agreement satisfactory to fund counsel and the Trust’s CCO. The Confidentiality Agreement prohibits anyone in possession of non-public holdings information from purchasing or selling securities based on such information, or from disclosing such information to other persons, except for those who are actually engaged in, and need to know, such information to perform services for the portfolio.

     Currently, the Trust has arrangements to provide additional disclosure of holdings information to the following evaluation services: Lipper Analytical Services (10 days after the end of each month), Morningstar (between 60-70 days after the end of each quarter), Bloomberg L.P. (60 days after the end of each quarter) and Standard & Poor’s Corporation (between 3-5 days after the end of each week).

     No compensation or other consideration is paid to or received by any party in connection with the disclosure of holdings information, including the Trust, the Adviser and its affiliates.

     Pursuant to the Policy, the CCO may authorize exceptions and allow disclosures under other circumstances he or she deems appropriate. In addition, a Portfolio may disclose its holdings, as appropriate, in conformity with the foregoing principles. Compliance with the Policy (including the use of the portfolio holdings information) will be monitored by the CCO or his or her designee on a regular basis, and any violations constituting a “Material Compliance Matter” as defined under Rule 38a-1 of the 1940 Act will be reported by the CCO to the Board.

INVESTMENT RESTRICTIONS

     The Portfolios have adopted certain fundamental and non-fundamental investment restrictions. Fundamental investment restrictions may not be changed without approval by holders of a “majority of the outstanding voting securities” of a Portfolio. The term “majority of the outstanding voting securities” as used in this Part B means the vote of the lesser of (i) 67% or more of the outstanding “voting securities” of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding “voting securities” are present or represented by proxy, or (ii) more than 50% of the outstanding “voting securities.” The term “voting securities” as used in this paragraph has the same meaning as in the 1940 Act.

ALL PORTFOLIOS

     All Portfolios are subject to the following non-fundamental restrictions, in addition to the fundamental and non-fundamental restrictions set forth below under the headings for each Portfolio:

1.	The Portfolio may not purchase on margin, except for use of short-term credit as may be necessary for the clearance of purchases and sales of securities, but it may make margin deposits in connection with transactions in options, futures, and options on futures.

2.	The Portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that transactions in options and futures contracts are not deemed to constitute short sales of securities.

3.	The Portfolio may not invest in securities of any registered investment company, except to the extent permitted under the 1940 Act generally, or in accordance with any exemptive order granted to the Trust by the SEC.

SHORT DURATION PORTFOLIO

     As a matter of fundamental policy, the Portfolio will not:

1.	borrow money, except to the extent permitted under the 1940 Act;

2.	issue any senior securities, except as permitted under the 1940 Act;

3.	act as underwriter of securities within the meaning of the 1933 Act, except insofar as it might be deemed to be an underwriter upon disposition of certain portfolio securities acquired within the limitation of purchases of restricted securities;

4.	purchase or sell real estate, provided that the Portfolio may invest in securities secured by real estate or interests therein or issued by companies that invest in real estate or interests therein or are engaged in the real estate business, including real estate investment trusts;

5.	purchase or sell commodities or commodity contracts, except that the Portfolio may deal in forward foreign exchange transactions between currencies of the different countries in which it may invest and purchase and sell stock index and currency options, stock index futures, financial futures and currency futures contracts and related options on such futures;

6.	make loans except through loans of portfolio securities, entry into repurchase agreements, acquisitions of securities consistent with its investment objective and policies and as otherwise permitted by the 1940 Act; and

7.	purchase any securities, which would cause 25% or more of the value of the Portfolio’s total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to (i) instruments issued or guaranteed by the United States, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, and (ii) repurchase agreements secured by the instruments described in clause (i); (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents; and (c) utilities will be divided according to their services; for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry.

     In applying fundamental policy number 7, mortgage-backed securities need not be considered a single industry, and shall be classified as follows for purposes of the concentration policy. Mortgage-backed securities issued by governmental agencies and government-related organizations shall be excluded from the limitation in fundamental policy number 7. Private mortgage-backed securities (i.e., not issued or guaranteed by a governmental agency or government-related organization) that are backed by mortgages on commercial properties shall be treated as a separate industry from private mortgage-backed securities backed by mortgages on residential properties.

GROWTH PORTFOLIO

     As a matter of fundamental policy, the Portfolio will not:

1.	invest in physical commodities or contracts on physical commodities;

2.	purchase or sell real estate, although it may purchase and sell securities of companies which deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities which are secured by interests in real estate;

3.	make loans, except as otherwise in accordance with the Portfolio’s investment objective and policies;

4.	borrow money, except from a bank as a temporary measure to satisfy redemption requests or for extraordinary or emergency purposes, provided that the Portfolio maintains asset coverage of at least 300% for all such borrowings;

5.	underwrite the securities of other issuers (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the 1933 Act in the disposition of restricted securities);

6.	acquire any securities of companies within one industry, if as a result of such acquisition, more than 25% of the value of the Portfolio’s total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, when the Portfolio adopts a temporary defensive position;

7.	issue senior securities, except as permitted under the 1940 Act;

8.	with respect to 75% of its assets, the Portfolio will not purchase securities of any issuer if, as a result, more than 5% of the Portfolio’s total assets taken at market value would be invested in the securities of any single issuer; and

9.	with respect to 75% of its assets, the Portfolio will not purchase a security if, as a result, the Portfolio would hold more than 10% of the outstanding voting securities of any issuer.

As a matter of non-fundamental policy, the Portfolio will not:

1.	enter into a futures contract if, immediately thereafter, the value of securities and other obligations underlying all such futures contracts would exceed 50% of the value of the Portfolio’s total assets. Moreover, the Portfolio will not purchase put and call options if, as a result, more than 5% of its total assets would be invested in such options.

2.	invest in warrants, valued at the lower of cost or market, in an amount in excess of 5% of its total assets, except that this limitation does not apply to warrants acquired in units or attached to securities.

OPPORTUNITY PORTFOLIO

     As a matter of fundamental policy, the Opportunity Portfolio will not:

1.	borrow money or mortgage or hypothecate assets of the Portfolio, except that in an amount not to exceed 1/3 of the current value of the Portfolio’s net assets, it may borrow money (including through reverse repurchase agreements, forward roll transactions involving mortgage backed securities or other investment techniques entered into for the purpose of leverage), and except that it may pledge, mortgage or hypothecate not more than 1/3 of such assets to secure such borrowings, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction, and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute;

2.	underwrite securities issued by other persons, except insofar as the Portfolios may technically be deemed an underwriter under the 1933 Act in selling a portfolio security;

3.	make loans to other persons except: (a) through the use of repurchase agreements or the purchase of short term obligations; or (b) by purchasing a portion of an issue of debt securities of types distributed publicly or privately;

4.	purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts) in the ordinary course of business (except that the Portfolio may hold and sell, for the Portfolio’s portfolio, real estate acquired as a result of the Portfolio’s ownership of securities);

5.	concentrate its investments in any particular industry (excluding U.S. Government securities), but if it is deemed appropriate for the achievement of a Portfolio’s investment objective(s), up to 25% of its total assets may be invested in any one industry;

6.	issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction; and

7.	with respect to 75% of its assets, invest more than 5% of its total assets in the securities (excluding U.S. Government securities) of any one issuer.

     The Opportunity Portfolio is also subject to the following restrictions which may be changed by the Board of Trustees without shareholder approval.

     As a matter of non-fundamental policy, the Opportunity Portfolio will not:

1.	purchase warrants, valued at the lower of cost or market, in excess of 10% of the value of its total assets, except that this limitation does not apply to warrants acquired in units or attached to securities;

2.	write puts and calls on securities unless each of the following conditions are met: (a) the security underlying the put or call is within the investment policies of the Portfolio and the option is issued by the Options Clearing Corporation, except for put and call options issued by non-U.S. entities or listed on non- U.S. securities or commodities exchanges; (b) the aggregate value of the obligations underlying the puts determined as of the date the options are sold shall not exceed 50% of the Portfolio’s net assets; (c) the securities subject to the exercise of the call written by the Portfolio must be owned by the Portfolio at the time the call is sold and must continue to be owned by the Portfolio until the call has been exercised, has lapsed, or the Portfolio has purchased a closing call, and such purchase has been confirmed, thereby extinguishing the Portfolio’s obligation to deliver securities pursuant to the call it has sold; and (d) at the time a put is written, the Portfolio establishes a segregated account with its custodian consisting of cash or short-term U.S. Government securities equal in value to the amount the Portfolio will be obligated to pay upon exercise of the put (this account must be maintained until the put is exercised, has expired, or the Portfolio has purchased a closing put, which is a put of the same series as the one previously written); and

3.	buy and sell puts and calls on securities, stock index futures or options on stock index futures, or financial futures or options on financial futures unless such options are written by other persons and: (a) the options or futures are offered through the facilities of a national securities association or are listed on a national securities or commodities exchange, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate premiums paid on all such options, which are held at any time, do not exceed 20% of the Portfolio’s total net assets; and (c) the aggregate margin deposits required on all such futures or options thereon, held at any time, do not exceed 5% of the Portfolio’s total assets.

PERCENTAGE AND RATING RESTRICTIONS (ALL PORTFOLIOS)

     If a percentage restriction or a rating restriction on investment or utilization of assets set forth above or referred to in the Portfolios’ Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by a Portfolio, or a later change in the rating of a security held by a Portfolio, is not considered a violation of policy. However the Adviser will consider such change in its determination of whether to continue to hold the security and provided further, that the Adviser will take appropriate steps, which may include the disposition of portfolio securities, as may be necessary to satisfy the applicable requirements of the 1940 Act and/or the rules thereunder with respect to the Portfolio’s investments in illiquid securities or any borrowings by the Portfolio.

MANAGEMENT OF THE PORTFOLIO TRUST

BOARD OF TRUSTEES

     Overall responsibility for management of the Trust rests with the Board of Trustees. The Trustees elect the officers of the Trust and appoint service providers to manage the Trust’s day-to-day operations. The Trustees meet regularly to discuss and consider matters concerning the Trust and to oversee the Trust’s activities, including the investment performance of the Portfolios and the operation of the Trust’s compliance programs, and to evaluate and address risks associated with the Trust’s activities.

BOARD COMPOSITION AND LEADERSHIP STRUCTURE

     The Board is currently composed of six Trustees, one of whom is an “interested person” (as that term is defined by Section 2(a)(19) of the 1940 Act) of the Trusts (“Interested Trustee”) by virtue of her employment with the Adviser and five of whom are not an “interested person” (as that term is defined by Section 2(a)(19) of the 1940 Act) of the Trusts (“Independent Trustees”). The Chairman of the Board is an Independent Trustee, and, among other duties and responsibilities, serves as a point person for communications between the Trustees and the Trusts’ management and service providers. The Board also has established an Audit Committee, a Valuation and Investment Oversight Committee, a Nominating and Corporate Governance Committee, and a Contracts and Expense Committee (the “Committees”) to facilitate the Trustees’ oversight of the management of those aspects of the Trusts’ operations. Each Committee has a Chair and certain Committees also have a Vice Chair. Each Committee’s responsibilities are discussed in greater detail below.

     The Trustees interact directly with the Chairman of the Board, Chairs of the Committees, each other, the Trusts’ officers, and senior management of the Adviser and other service providers of the Trusts at scheduled meetings and between meetings, as appropriate. The Trustees seek to have an inclusive approach to oversight. For example, each Independent Trustee is a member of each of the Committees. The Independent Trustees regularly meet outside the presence of the Trusts’ management and are advised by independent legal counsel.

     The Board believes that its structure facilitates the orderly and efficient flow of information to the Trustees from the Adviser and other service providers with respect to services provided to the Trusts, potential conflicts of interest that could arise from these relationships and other risks that the Trusts may face. The Board further believes that its structure allows all of the Trustees to participate in the full range of the Board’s oversight responsibilities and for the Board and its Committees to make informed decisions on the affairs of the Trusts. The Board believes that the orderly and efficient flow of information and the ability to bring each Trustee’s talents to bear in overseeing the Trusts’ operations is important, in light of the size and complexity of the HSBC Family of Funds and the risks that the fund complex faces. The Board and its Committees review their structure regularly, to help ensure that it remains appropriate as the business and operations of the Trusts, and the environment in which the Trusts operate, change.

BOARD’S ROLE IN RISK OVERSIGHT OF THE TRUST

     The Board oversees risk management for the Trust both directly and through its Committees, by working with the Trust’s senior officers (including the Trust’s President, CCO and Treasurer), portfolio management and other personnel of the Adviser, the Trust’s independent registered public accounting firm (the “independent auditors”), legal counsel and personnel from the Trust’s other service providers (collectively, “Trust personnel”) to identify, evaluate and seek means of mitigating risk. In this regard, the Board and its Committees request, receive and act on reports from Trust personnel on risk oversight and management, and the Trustees confer with each other and engage Trust personnel between Board meetings on such matters, as deemed appropriate.

     The Board has adopted, on behalf of the Trust, and periodically reviews with the assistance of the Trust’s CCO, policies and procedures designed to address- risks associated with the Trust’s activities. In addition, the Adviser and the Trust’s other service providers also have adopted policies, processes and procedures designed to identify, assess and manage certain risks associated with the Trust’s activities, and the Board receives and acts on reports from the Adviser and the Trust’s other service providers with respect to the operation of these policies, processes and procedures as required and/or as the Board deems appropriate.

QUALIFICATIONS OF THE TRUSTEES

     The names of the Trustees of the Trust, their addresses, age, positions held with the Trust, principal occupation(s) during the past five years, number of portfolios in the fund complex overseen, and other directorships held by each Trustee are set forth below.

TRUSTEES

NAME, ADDRESS, AGE	POSITIONS HELD WITH PORTFOLIOS	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE*	OTHER PUBLIC COMPANY AND INVESTMENT COMPANY DIRECTORSHIPS HELD BY TRUSTEE DURING THE PAST 5 YEARS
NON-INTERESTED TRUSTEES
MARCIA L. BECK P.O. Box 182845 Columbus, OH 43218-3035 Age: 56	Trustee	Indefinite; 2008 to present	Private Investor (June 1999 – present); Executive Vice President, Prudential Investments (1997 – 1999); President and Trustee, The Goldman Sachs Mutual Funds (1992 – 1996)	22	None
SUSAN S. HUANG P.O. Box 182845 Columbus, OH 43218-3035 Age: 57	Trustee	Indefinite; 2008 to present	Private Investor, (2000- present); Senior Vice President, Schroder Investment Management (2001 – 2004) Managing Director, Chase Asset Management (1995-2000)	22	None
ALAN S. PARSOW P.O. Box 182845 Columbus, OH 43218-3035 Age: 62	Trustee	Indefinite; 1987 to present	General Partner, Elkhorn Partners, L.P. (a private investment partnership) (1989 – present)	22	Penn Treaty American Corporation (insurance)
THOMAS F. ROBARDS P.O. Box 182845 Columbus, OH 43218-3035 Age: 65	Trustee	Indefinite; 2005 to present	Member, Robards & Co. LLC (investment and advisory services) (2005-present); Chief Financial Officer, American Museum of Natural History (2003-2004) Chief Financial Officer, Datek Online Holdings (2000-2003) Previously EVP and CFO Republic New York Corporation	22	Overseas Shipholding Group (NYSE listed energy transportation); Ellington Financial LLC (NYSE listed financial services); Financial Federal Corporation (NYSE listed specialty finance)
MICHAEL SEELY P.O. Box 182845 Columbus, OH 43218-3035 Age: 66	Chairman and Trustee	Indefinite; 1987 to present	Private Investor (2003-present); General Partner, Global Multi Manager Partners (1999-2003); President of Investor Access Corporation (1981-2003)	22	None
INTERESTED TRUSTEE**
DEBORAH A. HAZELL 452 Fifth Avenue New York, NY 10018 Age: 49	Trustee	Indefinite; December 2011 to present	President and CEO, Fisher Francis Trees & Watts (“FFTW”) (investment advisor), February 2008 – June 2011; Head of Client Service, Business Development and Marketing Group, FFTW (October 1999 – February 2008)	22	None
*	Includes the HSBC Funds, the HSBC Advisor Funds Trust and the Portfolio Trust.
**	Ms. Hazell is an “interested person” of the Trusts, as defined by the 1940 Act, because of her employment with the Adviser.

OFFICERS

NAME, ADDRESS, AGE	POSITION(S) HELD WITH PORTFOLIO	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
RICHARD A. FABIETTI 452 Fifth Avenue New York, NY 10018 Age: 53	President	One year; 2004 to present	Senior Vice President, Head of Product Management, HSBC Global Asset Management (USA) Inc. (1998 – present)
STEPHEN SIVILLO 452 Fifth Avenue New York, NY 10018 Age: 40	Vice President	One year; 2010 to present	Vice President of Product Administration, HSBC Global Asset Management (USA) Inc. (2010 – present); Chief Compliance Officer, Managers Funds (2009 – 2010); Director, Mutual Fund Compliance, AllianceBernstein (2007-2009)
TY EDWARDS* 3435 Stelzer Road Columbus, OH 43219-3035 Age: 45	Treasurer	One year; 2010 to present	Senior Vice President, Citi Fund Services (2010 – present); Director, Product Management, Columbia Management (2007-2009); Deputy Treasurer, Columbia Funds, (2006-2007)
JENNIFER A. ENGLISH* 100 Summer Street Suite 1500 Boston, MA 02110 Age: 39	Secretary	One year; 2008 to present	Senior Vice President, Regulatory Administration, Citi (2005 – present)
F. MARTIN FOX 100 Summer Street Suite 1500 Boston, MA 02110 Age: 48	Assistant Secretary	One year; 2008 to present	Assistant Vice President, Regulatory Administration, Citi (May 2008 – present); Contract Attorney, Update Legal LLC (2002 – 2008)
FREDERICK J. SCHMIDT* 1 Rexcorp Plaza Uniondale, NY 11556 Age: 52	Chief Compliance Officer	One year; 2004 to present	Director and Chief Compliance Officer, CCO Services, Citi (2004 – present)
*	Mr. Edwards, Mr. Schmidt and Ms. English also are officers of certain other investment companies of which Citi (or an affiliate) is the administrator or sub-administrator.

     The Board believes that the significance of each Trustee’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Trustee may not have the same value for another) and that these factors are best evaluated at the Board level, with no single Trustee, or particular factor, being indicative of the Board’s effectiveness. The Board determined that each of the Trustees is qualified to serve as a Trustee of the Trust based on a review of the experience, qualifications, attributes and skills of each Trustee. In reaching this determination, the Board has considered a variety of criteria, including, among other things: character and integrity; ability to review critically, evaluate, question and discuss information provided and exercise effective business judgment in protecting shareholder interests; and willingness and ability to commit the time necessary to perform the duties of a Trustee. Each Trustee’s ability to perform his or her duties effectively is evidenced by his or her experience in some of the following fields: management, consulting, or board experience in the investment management industry; academic positions in relevant fields; management, consulting, or board experience with public companies in other fields, non-profit entities or other organizations; educational background and professional training; and experience as a Trustee of the Trust. Information indicating the specific experience, skills, attributes and qualifications of each Trustee, which led to the Board’s determination that the Trustee should serve in this capacity, is provided below.

     The Board’s Chairman, Mr. Seely, was previously a general partner of a private investment company, as well as the president of a shareholder value enhancement firm, which combined investor relations, finance and strategy. He is a graduate of Dartmouth College and NYU’s graduate business school. Mses. Beck and Huang each have experience managing risk as well as portfolios of money market and fixed income instruments, respectively. Ms. Beck has also served as president and trustee of an unaffiliated mutual fund complex. She has a BA from Tufts University and an MBA from Columbia University. Ms. Huang has a BA from Princeton University and an MBA from Columbia University. Mr. Robards, who is the Trust’s audit committee financial expert, has governance and operating experience in banking, brokerage and specialty finance companies and serves as a director of several public companies. Mr. Robards has a BA from Brown University and an MBA from Harvard University. Mr. Parsow, a graduate of the University of Nebraska, is a general partner of a private investment partnership and has served as an Independent Trustee since 1987. Ms. Hazell is the Chief Executive Officer of the Adviser and holds a BA in economics from New York University.

COMMITTEES

     Audit Committee

     The Audit Committee is comprised of Marcia L. Beck, Susan S. Huang, Alan S. Parsow, Thomas F. Robards, and Michael Seely, who are all Independent Trustees. The Audit Committee is currently chaired by Mr. Robards. The primary purpose of the Audit Committee is to oversee the accounting and financial reporting policies, practices and internal controls of the Trust. The Audit Committee (i) recommends to the Board of Trustees the selection, retention, compensation and termination of an independent public accounting firm; (ii) annually reviews the scope of the proposed audit, the audit procedures to be utilized and the proposed audit fees; (iii) reviews the results of the annual audit with the independent auditors; (iv) reviews the annual financial statements of the Portfolios with management and the independent auditors; and (v) reviews the adequacy and effectiveness of internal controls and procedures with management and the independent auditors. The Audit Committee met 5 times during the most recent fiscal year.

     Valuation and Investment Oversight Committee

     The Valuation and Investment Oversight Committee is comprised of all of the Trustees of the Trust. The Committee is currently chaired by Ms. Huang. The primary purposes of the Valuation and Investment Oversight Committee are to oversee: (i) Portfolio management, investment risk management, performance and brokerage practices relating to the Portfolios; (ii) the implementation and operation of the Trust’s Valuation Procedures; and (iii) the selection process for investment sub-advisers to series of the Trust. The Valuation and Investment Oversight Committee met 4 times during the most recent fiscal year.

     Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee is comprised of all of the Independent Trustees of the Trust. The Committee is currently chaired by Mr. Parsow. This Committee (i) makes nominations for trustee membership on the Board; (ii) evaluates on a periodic basis the operations and effectiveness of the Board as a whole; (iii) periodically reviews the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already on the Board; (iv) periodically reviews Board governance procedures and shall recommend any appropriate changes to the full Board; and (v) periodically reviews Trustee compensation and shall recommend any appropriate changes to the Board as a group. The Nominating and Corporate Governance Committee also considers nominees recommended by shareholders. Such recommendations should be forwarded to the President of the Trust. The Nominating and Corporate Governance Committee met 4 times during the most recent fiscal year.

     Contracts and Expense Committee

     The Contracts and Expense Committee is comprised of all of the Independent Trustees of the Trust. The Contracts and Expense Committee is currently chaired by Ms. Beck. The primary purpose of the Contracts and Expense Committee is to help ensure that the interests of the Portfolios and their interest holders are appropriately served by: (i) agreements and plans to which the Trust is a party or direct beneficiary; and (ii) expenses payable by the Trust and the Portfolios. The Contracts and Expense Committee met 6 times during the most recent fiscal year.

PORTFOLIO OWNERSHIP

     Listed below for each Trustee is a dollar range of securities beneficially owned in the Portfolios, together with the aggregate dollar range of equity securities in all registered investment companies overseen by each Trustee in the HSBC Family of Funds, including those in the HSBC Funds and HSBC Advisor Funds Trust (together with the Trust, the “Trusts”), as of December 31, 2011.

AGGREGATE DOLLAR RANGE OF
EQUITY
SECURITIES IN ALL REGISTERED
	DOLLAR RANGE OF	DOLLAR RANGE OF	INVESTMENT
	EQUITY SECURITIES IN	EQUITY SECURITIES IN	COMPANIES OVERSEEN BY TRUSTEE
	THE	THE	IN FAMILY OF
NAME OF TRUSTEE	PORTFOLIO TRUST	TRUST	INVESTMENT COMPANIES
NON-INTERESTED TRUSTEES
Marcia L. Beck	None	None	None
Susan S. Huang	None	None	None
Alan S. Parsow	None	None	None
Thomas Robards	None	None	None
Michael Seely	None	None	None
INTERESTED TRUSTEE
Deborah Hazell	None	None	None

     As of February 2, 2012, the Trustees and officers of the Trusts as a group beneficially owned less than 1% of the outstanding shares of the Portfolios.

TRUSTEE AND OFFICER COMPENSATION

Effective January 1, 2012, the Trusts pay each Independent Trustee an annual retainer of $100,000. The Trusts pay a fee of $10,000 for each regular meeting of the Board of Trustees attended and a fee of $3,000 for each special meeting attended. The Trusts pay each Committee Chair an annual retainer of $3,000, with the exception of the Chair of the Audit Committee, who receives a retainer of $6,000. The Trusts also pay Mr. Seely, as Chairman of the Board, an additional annual retainer of $24,000. In addition, for time expended on Board duties outside normal meetings at the request of the Chairman or a Committee Chair, a Trustee is compensated at the rate of $500 per hour, up to a maximum of $3,000 per day. For the fiscal year ended October 31, 2011, the following compensation was paid to the Trustees:

	Non-Interested Trustees (2)
Compensation From the	Marcia L.	Susan S.	Alan S.	Thomas F.
Funds (1)	Beck	Huang	Parsow	Robards	Michael Seely
Growth Fund	$299.60	$310.08	$293.53	$296.25	$346.28
Opportunity Fund	$554.93	$578.19	$547.88	$552.12	$645.52
Advisor Opportunity Fund	$75.49	$79.04	$74.93	$75.48	$88.26
Pension Or Retirement
Benefits Accrued As Part
Of The Funds’ Expenses (3)	n/a	n/a	n/a	n/a	n/a
Estimated Annual Benefits
Upon Retirement	n/a	n/a	n/a	n/a	n/a
Total Compensation From
Funds and Fund Complex (4)
Paid To Trustees	$173,500	$181,250	$170,500	$172,500	$201,500

(1) Prior to January 1, 2012, the Trusts, in the aggregate, paid each Independent Trustee an annual retainer of $63,000, a fee of $5,000 for each regular meeting of the Board of Trustees attended, a fee of $3,000 for each special telephonic meeting attended, and a fee of $5,000 for each special in-person meeting attended. The Trusts also paid each Independent Trustee an annual retainer of $3,000 for each Committee on which such Trustee served as a Committee member as well as a fee of $3,000 for each Committee meeting attended. Additionally, the Trusts paid each Committee Chair an annual retainer of $6,000, with the exception of the Chair of the Audit Committee, who received a retainer of $8,000. The Trusts also paid Mr. Seely, as Chairman of the Board, an additional annual retainer of $20,000, as well as an additional $4,000 for each regular meeting of the Board attended. In addition, for time expended on Board duties outside normal meetings at the request of the Chairman or a Committee Chair, a Trustee was compensated at the rate of $500 per hour, up to a maximum of $3,000 per day.

(2) Ms. Hazell, an Interested Trustee, was appointed as a Trustee in December 2011. She is not compensated from the Trusts for her service as an Interested Trustee.

(3) The Trusts do not accrue pension or retirement benefits as part of Fund expenses, and Trustees of the Trusts are not entitled to retirement benefits upon retirement from the Board of Trustees.

(4) For these purposes, the Fund Complex consisted of 22 Funds of the Trust, the Advisor Trust, and the Portfolio Trust as of October 31, 2011.

     None of the officers receives compensation directly from the Portfolios. Under a Compliance Services Agreement between the Trusts and Citi (“Compliance Agreement”), Citi makes a Citi employee available to serve as the Trusts’ CCO. Under the Compliance Agreement, Citi also provides infrastructure and support in implementing the written policies and procedures comprising the Portfolios’ Compliance Program. This includes providing support services to the CCO, developing standards for reports to the Board by Citi and other service providers, and assisting in preparing or providing documentation for the Board to make findings and conduct reviews pertaining to the Portfolios’ Compliance Program and related policies and procedures of the Portfolios’ service providers. The Compliance Agreement also covers arrangements under which Citi employees serve the Trusts in certain other officer capacities, which may include the Chief Financial Officer. For the services provided under the Compliance Agreement, the Trusts currently pay Citi $275,764 per annum, plus certain out of pocket expenses. Citi pays the salary and other compensation earned by any such individuals as employees of Citi.

PROXY VOTING

     The Portfolio Trust has adopted Proxy Voting Policies that delegate the responsibility of voting proxies to the Portfolios’ Adviser and Subadvisers. The Proxy Voting Policies (or summaries thereof) of the Trust, Adviser and Subadvisers are attached to this Part B.

     Information regarding how the Portfolios voted proxies relating to portfolio securities during the 12-month period ending June 30, 2011 is available (i) without charge, upon request, by calling 1-800-782-8183; and (ii) on the SEC’s website at http://www.sec.gov.

INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISER

     HSBC Global Asset Management (USA) Inc. is the investment adviser to each Portfolio pursuant to an investment advisory contract (the “Advisory Contract”) with the Portfolio Trust. For its services, the Adviser is entitled to a fee from each Portfolio, which is accrued daily and paid monthly, and which is based on the Portfolio’s daily net assets, at an annual rate as set forth below. In the case of the Equity Portfolios, these amounts do not include sub-advisory fees payable by the Trust to the respective Subadvisers.

PORTFOLIO	FEE
Short Duration Portfolio	0.40%
Growth Portfolio	0.175%*
Opportunity Portfolio	0.25%*

* The Growth and Opportunity Portfolios each pays an additional Sub –Advisory fee to the relevant Subadviser at rates described below under “Subadviser.”

     For the fiscal years ended October 31, 2011, 2010, and 2009, the aggregate amount of advisory fees (including sub-advisory fees, where applicable) paid by the Portfolios were:

PORTFOLIO^	2011	2010	2009
Growth Portfolio	$593,713	$520,858	$456,575
Opportunity Portfolio	$1,240,402	$1,058,022	$916,022

^ The Short Duration Portfolio has not commenced operations as of the date of this Part B.
* Expense does not include deductions for waivers.

     The Advisory Contract for each Portfolio will continue in effect through December 31, 2012. Thereafter, the Advisory Contract will continue in effect with respect to each Portfolio for successive periods not to exceed one (1) year, provided such continuance is approved at least annually by: (i) the holders of a majority of the outstanding voting securities of the Portfolio or by the Trust’s Board of Trustees; and (ii) a majority of the Trustees of the Portfolio Trust who are not parties to the Advisory Contract or “interested persons” (as defined in the 1940 Act) of any such party. Notwithstanding the foregoing, the Advisory Contract may be terminated with respect to a Portfolio without penalty by either party on 60 days’ written notice and will terminate automatically in the event of its assignment, within the meaning of the 1940 Act.

     The Adviser, located at 452 Fifth Avenue, New York, New York 10018, is a wholly-owned subsidiary of HSBC Bank, which is a wholly-owned subsidiary of HSBC USA Inc., a registered bank holding company. No securities or instruments issued by HSBC USA Inc. or HSBC Bank USA, N.A. will be purchased for a Portfolio.

     The Advisory Contract for each Portfolio provides that the Adviser will manage the portfolio of the Portfolio, either directly or through one or more subadvisers, and will furnish to the Portfolio investment guidance and policy direction in connection therewith. The Adviser has agreed to provide the Portfolio Trust with, among other things, information relating to composition, credit conditions and average maturity of the portfolio of the Portfolios. Pursuant to the Advisory Contract, the Adviser also furnishes the Portfolio Trust’s Board of Trustees with periodic reports on the investment performance of each Portfolio.

     If the Adviser were prohibited from performing any of its services for the Portfolio Trust, it is expected that the Board of Trustees would recommend to the holders of interests in the Portfolios that they approve new agreements with another entity or entities qualified to perform such services and selected by the Board.

     The investment advisory services of the Adviser to the Portfolios are not exclusive under the terms of the Advisory Contract. The Adviser is free to and does render investment advisory services to others.

     The Trust and the Adviser have each received an exemptive order from the SEC that allows the Adviser to enter into new investment sub-advisory contracts and to make material changes to existing sub-advisory contracts with the approval of the Board of Trustees of the Trust, but without shareholder approval. This authority is subject to certain conditions, including the requirement that the Trustees (including a majority of Independent Trustees) of the Trust must approve any new or amended agreements with subadvisers. In accordance with the exemptive order received from the SEC, an information statement providing details about the appointment of the new subadviser will be mailed to shareholders within 90 days of the change in subadviser. Shareholders will also receive an information statement describing material changes to a sub-advisory contract between the Adviser and a subadviser within 90 days of the material change. The Adviser remains responsible for the performance of each Portfolio, oversees subadvisers to ensure compliance with each Portfolio’s investment policies and guidelines, and monitors each subadviser’s adherence to its investment style and performance results in order to recommend any changes in a subadviser to the appropriate Trust’s Board of Trustees.

SUBADVISERS

     For each of the Equity Portfolios, a Subadviser is responsible for the investment management of the Portfolio’s assets, including making investment decisions and placing orders for the purchase and sale of securities for the Portfolio directly with the issuers or with brokers or dealers selected by the Subadviser in its discretion.

     The investment advisory services of each Subadviser are not exclusive under the terms of its sub-advisory agreement. The Subadviser is free to and does render investment advisory services to others.

     The Subadviser also furnishes to the Board of Trustees of the Trust, which has overall responsibility for the business and affairs of the Trust, periodic reports on its services and the investment performance of the relevant Portfolio.

     Growth Portfolio

     Winslow Capital Management, Inc., located at 4720 IDS Tower, 80 South Eighth Street, Minneapolis, Minnesota 55402, serves as the Portfolio’s Subadviser. For its services, the Subadviser receives a fee computed daily on the basis of the average daily net assets of all Winslow serviced funds and separate accounts affiliated with the Adviser, including the Portfolio, at an annual rate of 0.40% of the first $250 million of combined assets; 0.35% on the next $250 million of combined assets; 0.30% on the next $250 million of combined assets; 0.25% on the next $250 million of combined assets and 0.20% thereafter.

For the fiscal years ended October 31, 2011, 2010 and 2009 the Portfolio paid sub-advisory fees of $408,726, $362,332 and $317,429, respectively.

     Opportunity Portfolio

     Westfield Capital Management Company, L.P., located at One Financial Center, Boston, Massachusetts 02111, is the Opportunity Portfolio’s Subadviser. For its services, Westfield receives a fee equal on an annual basis to 0.55% of the Portfolio’s average daily net assets.

     For the fiscal years ended October 31, 2011, 2010 and 2009, the Portfolio paid Westfield sub-advisory fees equal to $852,777, $727,391 and $629,765, respectively.

PORTFOLIO MANAGERS

     Part A identifies the individual or individuals who are primarily responsible for the day-to-day management of the Portfolios (the “portfolio manager(s)”). This section of Part B contains certain additional information about the portfolio manager(s), their compensation, other accounts managed by them, and potential conflicts of interest. This section is broken down into two parts. The first part covers the Short Duration Portfolio managed by the Adviser, and the second part covers the Equity Portfolios managed by various Subadvisers. In each section, there is information in a tabular format, as of October 31, 2011 (unless a more recent date is indicated), about the other accounts, if any, in addition to the relevant portfolio or portfolios, over which the portfolio manager(s) also have primary responsibility for day-to-day management.

     The tables below show the number of other accounts managed by the portfolio manager(s) and the total assets in those accounts within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. For each category of accounts, the tables also show the number of accounts and the total assets in the accounts with respect to which the advisory fee paid by the account holder is based on account performance, if applicable.

Portfolio Ownership of Portfolio Managers

     The portfolio managers did not beneficially own shares of the Portfolio or Portfolios they manage as of February 2, 2012.

The Adviser

     For each additional account listed in the charts below, each portfolio manager that is a member of the team participates in managing the account in the same manner as described in the Part A in relation to the Short Duration Portfolio. In other words, the structure of the team and functions of the individual members of the team are the same for each account managed. For each team, the information is the same for each team member.

HSBC Global Asset Management (USA) Inc. (Adviser for the Short Duration Portfolio)

	Number of Other Accounts Managed and Total Assets by			Number of Accounts and Total Assets for Which
Name of		Account Type		Advisory Fee is Performance Based
Portfolio	Registered	Other Pooled		Registered	Other Pooled
Manager	Investment	Investment	Other Accounts	Investment	Investment	Other Accounts
	Companies	Vehicles		Companies	Vehicles
John F.	5	0	2	-	-	-
Chiodi, Jr.	$34,858 million	-	$1,710 million	-	-	-
Kenneth	6	0	3	-	-	-
Carty	$35,258 million	-	$1,840 million	-	-	-
Jason E.	3	0	7	-	-	-
Moshos	$967 million	-	$3,032 million	-	-	-

Portfolio Manager Compensation Structure

     As employees of the Adviser, or affiliates of the Adviser (“HSBC affiliates”), the portfolio managers are compensated by the respective HSBC affiliate, or by the Adviser, for their services. Their compensation has the following components (1) a base salary consisting of a fixed amount, (2) a discretionary bonus, which is paid partially in cash and partially in restricted shares of HSBC Holdings, Ltd., and (3) eligibility for participation in the 401(k) retirement plan and other employee benefits programs generally made available to the Adviser’s employees.

     The restricted shares are currently awarded on a yearly basis under the HSBC Holdings Ltd. Restricted Share Plan 2000 and are denominated in ordinary shares. The shares earn dividend equivalents but do not have voting rights. Generally, the shares vest in full upon the third anniversary of the date of grant as long as the awardee remains in the employ of the HSBC Group during the restricted period. The shares are taxed at vest and treated as ordinary income.

     Amounts paid to the portfolio managers as discretionary bonus and as deferred compensation are paid at the discretion of the relevant manager to whom the portfolio manager reports. Amounts paid as discretionary bonuses and as deferred compensation will vary based upon the relevant manager’s assessment of the portfolio manager’s performance, taking into account the relevant business unit’s financial performance during the most recent fiscal year. Key factors affecting decisions concerning discretionary compensation under the deferred compensation plan are the Adviser’s profitability, individual performance, teamwork and total compensation of the employee relative to the market for similarly qualified individuals.

Potential Conflicts of Interest

     Actual or potential conflicts of interest may arise from the fact that the Adviser and the portfolio managers of the Portfolios have day-to-day management responsibilities with respect to accounts of clients other than the Portfolios (“Other Clients”). The Adviser has developed policies and procedures intended to detect, manage and/or mitigate the types of conflicts of interest described below. Although there can be no guarantee that any such policies or procedures will detect each and every situation in which a conflict of interest arises, the Adviser endeavors to ensure that all of its clients are treated fairly.

     The Adviser may receive different compensation from Other Clients including clients that may pay the Adviser higher fees, including performance fees. This may create a potential conflict of interest for the Adviser or its portfolio managers by providing an incentive to favor these Other Clients when, for example, allocating securities transactions. The Adviser may have an incentive to allocate securities that are expected to increase in value to these favored clients. Initial public offerings, in particular, are frequently of very limited availability. In order to mitigate these types of conflicts, the Adviser has policies and procedures that provide for the allocation of securities transactions on a pro rata basis among the Adviser’s clients for whom participation in such transaction is deemed appropriate by the Adviser.

     Other potential conflicts with respect to the allocation of trades include the perception that the Adviser may be causing a client to participate in an offering not appropriate for such client so as to increase the Adviser’s overall allocation of securities in that offering in order to, for example, gain favor with a particular underwriter with whom the Adviser or its affiliates hope to engage in unrelated transactions. A potential conflict of interest also may be perceived to arise if transactions in one account closely follow related transactions in a different account, such as when a purchase increases the value of securities previously purchased by another account or when a sale in one account lowers the sale price received in a sale by a second account. Because the Adviser manages accounts that engage in short sales of securities of the type in which many clients may invest, the Adviser could be seen as harming the performance of certain client accounts (i.e., those clients not engaging in short sale transactions) for the benefit of the accounts engaging in short sales if the short sales cause the market value of the securities to fall. Similarly, the Adviser could be seen as benefiting those accounts that may engage in short sales through the sale of securities held by other clients to the extent that such sales reduce the cost to cover the short positions.

     The Adviser and its affiliates may at times give advice or take action with respect to accounts that differs from the advice given other accounts. These differences result, from among other things, variations in account characteristics such as size, cash position, tax situation, risk tolerance or investment restrictions. As a result, a particular security may be bought or sold only for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. To the extent that the Adviser does take similar action with respect to different clients, it should be noted that simultaneous portfolio transactions in the same security by multiple clients may tend to decrease the prices received by clients for sales of such securities and increase the prices paid by clients for purchases of such securities. If an order on behalf of more than one account cannot be fully executed under prevailing market conditions, securities may be allocated among the different accounts on a basis which the Adviser considers equitable. Situations may occur where the Portfolios could be disadvantaged because of the investment activities conducted by the Adviser or its affiliates for other investment accounts.

     Employees of the Adviser, including portfolio managers, may engage in personal trading, subject to the Adviser’s Code of Ethics. In addition to the general conflicts noted above, personal trading by employees may create apparent or actual conflicts to the extent that one or more employees personally benefit or appear to benefit from trading by clients in similar securities. The Adviser’s Code of Ethics is designed to mitigate these conflicts by requiring, among other things, pre-clearance of certain trades and the reporting of certain types of securities transactions.

     Because portfolio managers of the Adviser manage multiple client accounts, portfolio managers may devote unequal time and attention to the portfolio management of client accounts. For example, an apparent conflict could arise if a portfolio manager is perceived to be devoting greater time and attention to an account which pays the Adviser higher fees. Although the Adviser does not specifically track the time and attention each portfolio manager spends on each account he or she manages, the Adviser does closely monitor the performance of all of its clients to ensure, to the extent possible, the portfolio managers have adequate resources to manage effectively all accounts.

     Equity Portfolios Managed by Subadvisers

     Set forth below is information about the portfolio managers of the Equity Portfolios, which utilize the Subadvisers indicated.

Portfolio Ownership of Portfolio Managers

     Unless otherwise noted, the portfolio managers of the respective Equity Portfolios did not beneficially own shares of the Portfolio or Portfolios they manage, as of October 31, 2011.

Winslow (Subadviser to the Growth Portfolio)

Name of Portfolio Manager	Number of Other Accounts Managed and Total Assets by			Number of Accounts and Total Assets for Which
		Account Type		Advisory Fee is Performance Based
	Registered	Other Pooled	Other Accounts	Registered	Other Pooled	Other Accounts
	Investment	Investment		Investment	Investment
	Companies	Vehicles		Companies	Vehicles
Clark J.	9	8	1,460	0	0	5
Winslow	$18,102 million	$1,064 million	$8,386 million	$0	$0	$659 million
Justin H.	9	8	1,460	0	0	5
Kelly, CFA	$18,102 million	$1,064 million	$8,386 million	$0	$0	$659 million
R. Bartlett	9	8	1,460	0	0	5
Wear, CFA	$18,102 million	$1,064 million	$8,386 million	$0	$0	$659 million

Portfolio Manager Compensation Structure

     In an effort to retain key personnel, Winslow has structured compensation plans for portfolio managers and other key personnel that it believes are competitive with other investment management firms. The compensation plan is determined by the Winslow Operating Committee and is designed to align manager compensation with investors’ goals by rewarding portfolio managers who meet the long-term objective of consistent, superior investment results, measured by the performance of the product. Effective December 26, 2008, upon the acquisition of Winslow Capital by Nuveen Investments, Inc., the portfolio managers have long-term employment agreements with multi-year non-competition/non-solicitation clauses.

     The Operating Committee establishes salaries at competitive levels, verified through industry surveys, to attract and maintain the best professional and administrative personnel. Portfolio manager compensation packages are independent of advisory fees collected on any given client account under management. In addition, an incentive bonus is paid annually to the employees based upon each individual's performance, client results and the profitability of the firm.

     Potential Conflicts of Interest

     A portfolio manager who makes investment decisions with respect to multiple funds and/or other accounts may be presented with one or more of the following potential conflicts:

  The management of multiple funds and/or accounts may result in the portfolio manager devoting unequal time and attention to the management of each fund and/or account;

  If a portfolio manager identifies a limited investment opportunity which may be suitable for more than one fund or account managed by the portfolio manager, a fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible funds and accounts managed by the portfolio manager; and

  An apparent conflict may arise where an adviser receives higher fees from certain funds or accounts that it manages than from others, or where an adviser receives a performance-based fee from certain funds or accounts that it manages and not from others. In these cases, there may be an incentive for a portfolio manager to favor the higher and/or performance-based fee funds or accounts over other funds or accounts managed by the portfolio manager.

     To address potential conflicts of interest, Winslow has adopted various policies and procedures to provide for equitable treatment of trading activity and to ensure that investment opportunities are allocated in a fair and appropriate manner. In addition, Winslow has adopted a Code of Ethics that recognizes the manager’s obligation to treat all of its clients, including the Portfolio, fairly and equitably. These policies, procedures and the Code of Ethics are designed to restrict the portfolio manager from favoring one client over another. There is no guarantee that the policies, procedures and the Code of Ethics will be successful in every instance, however because Winslow offers only one investment product: Large Cap Growth, and all accounts are managed essentially identically, Winslow does not believe any material conflicts of interest exist between the investment strategy of the Portfolio and the investment strategy of the other accounts managed by the portfolio managers, nor in allocation of investment opportunities.

Westfield (Subadviser to the Opportunity Portfolio)

Name of Portfolio Manager	Number of Other Accounts Managed and Total Assets by			Number of Accounts and Total Assets for Which
		Account Type		Advisory Fee is Performance Based
	Registered	Other Pooled	Other Accounts	Registered	Other Pooled
	Investment	Investment		Investment	Investment
	Companies	Vehicles		Companies	Vehicles	Other Accounts
William A.	11	15	554	0	3	24
Muggia	$2,919.93 million	$570.70 million	$11,126.48 million	$0	$107,592.957	$1,496.24 million
Ethan J.	11	11	520	0	0	24
Meyers, CFA	$2,919.93 million	$441.97 million	$11,117.28 million	$0	$0	$1,496.24 million
John M.	11	11	520	0	0	24
Montgomery	$2,919.93 million	$441.97 million	$11,120.39 million	$0	$0	$1,496.24 million
Bruce N.	11	11	529	0	0	24
Jacobs, CFA	$2,919.93 million	$441.97 million	$11,120.84 million	$0	$0	$1,496.24 million
Hamlen	11	11	521	0	0	24
Thompson	$2,919.93 million	$441.97 million	$11,119.93 million	$0	$0	$1,496.24 million

Portfolio Manager Compensation Structure

     Members of the Westfield Investment Committee may be eligible to receive various components of compensation:

  Investment Committee members receive a base salary commensurate with industry standards. This salary is reviewed annually during the employee’s performance assessment.

  Investment Committee members also receive a performance based bonus award. This bonus award is determined and paid in December. The amount awarded is based on the employee’s individual performance attribution and overall contribution to the investment performance of Westfield. While the current calendar year is the primary focus, a rolling three-year attribution summary is also considered when determining the bonus award.

  Investment Committee members may be eligible to receive equity interests in the future profits of Westfield. Individual awards are typically determined by a member’s overall performance within the firm, including contribution to company strategy, participation in marketing and client service initiatives, as well as longevity at the firm. The key members of Westfield’s management team who receive equity interests in the firm enter into agreements restricting post-employment competition and solicitation of clients or employees of Westfield. This compensation is in addition to the base salary and performance based bonus. Equity interest grants typically vest over five years.

  Investment Committee members may receive a portion of the performance-based fees earned from client accounts that are managed solely by Mr. Muggia. He has full discretion to grant such awards to any member of the Investment Committee.

Potential Conflicts of Interest

     The simultaneous management of multiple accounts by our investment professionals creates a possible conflict of interest as they must allocate their time and investment ideas across multiple accounts. This may result in the Investment Committee or portfolio manager allocating unequal attention and time to the management of each client account as each has different objectives, benchmarks, investment restrictions and fees. For most client accounts, investment decisions are made at the Investment Committee level. Once an idea has been approved, it is implemented across all eligible and participating accounts within the strategy. Client specific restrictions are managed by the Compliance team.

Although the Investment Committee collectively acts as portfolio manager on most client accounts, there are some client accounts that are managed by a sole portfolio manager who also is a member of the Investment Committee. This can create a conflict of interest because investment decisions for these individually managed accounts do not require approval by the Investment Committee; thus, there is an opportunity for individually managed client accounts to trade in a security ahead of Investment Committee-managed client accounts. Trade orders for individually managed accounts must be communicated to the Investment Committee. Additionally, the Compliance team performs periodic reviews of such accounts.

A conflict of interest can arise between those portfolios that incorporate a performance fee and those that do not. When the same securities are recommended for both types of accounts, it is Westfield’s general policy to allocate investments, on a pro-rata basis, to all participating and eligible accounts, regardless of the account’s fee structure. Our Operations team performs periodic reviews of each product’s model portfolio versus each client account, where each position size is compared against the model’s weight.

In placing each transaction for a client’s account, Westfield seeks best execution of that transaction except in cases where Westfield does not have the authority to select the broker or dealer, as stipulated by the client. We attempt to bundle directed brokerage accounts with non-directed accounts, and then utilize step-out trades to satisfy the directed arrangements. Clients who do not allow step-out trades will typically go last.

Because of our interest in receiving third party research services, there may be an incentive for Westfield to select a broker or dealer based on such interest rather than the clients’ interest in receiving most favorable execution. To mitigate the conflict that Westfield may have an incentive beyond best execution to utilize a particular broker, a broker vote is conducted and reviewed on a quarterly basis. This vote provides the opportunity to recognize the unique research efforts of a wide variety of firms.

Some Westfield clients have elected to retain certain brokerage firms as consultants or to invest their assets through a broker-sponsored wrap program for which Westfield acts as a manager. Several of these firms are on our approved broker list. Since Westfield may gain new clients through such relationships, and will interact closely with such firms to service the client, there may be an incentive for Westfield to select a broker or dealer based on such interest rather than the clients’ interest. To help ensure independence in the brokerage selection process, the brokerage selection and evaluation process is managed by our Portfolio Strategist, while client relationships are managed by our Marketing/Client Service team. Also, Westfield prohibits any member of the Marketing/Client Service team to provide input into brokerage selection. Furthermore, the consultant or wrap program teams at such firms are usually separate and distinct from the brokerage teams.

Personal accounts may give rise to potential conflicts of interest. Westfield's employees will, from time to time, for their own account, purchase, sell, hold or own securities or other assets which may be recommended for purchase, sale or ownership for one or more clients. Westfield has a Code of Ethics, which regulates trading in personal accounts. Personal accounts are reported to Compliance and most personal transactions are pre-approved by Compliance. Compliance also reviews personal trading activity regularly.

     Personal securities transactions will raise potential conflicts of interests. Westfield employees’ personal trading activities are regulated by the firm’s Code of Ethics and monitored by Compliance. The same trading windows described above apply to Metabolix transactions in Westfield employees' personal investment accounts.

ADMINISTRATOR AND SUB-ADMINISTRATOR

     Pursuant to an Administration Services Agreement dated as of July 1, 2005, as amended on June 4, 2007 and January 1, 2009, the Adviser serves as the Portfolio Trust’s administrator (the “Administrator”), and in that role oversees and coordinates the activities of other service providers, and monitors certain aspects of the Trust’s operations. Pursuant to a Sub-Administration Services Agreement dated January 1, 2009 (the “Master Services Agreement”), the Administrator has retained Citi, whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, as sub-administrator (the “Sub-Administrator”). Citi served as the administrator (rather than sub-administrator), through June 30, 2006. Management and administrative services of the Administrator and Sub-Administrator include providing office space, equipment and clerical personnel to the Portfolios and supervising custodial, auditing, valuation, bookkeeping, regulatory and dividend disbursing services.

     Pursuant to the Master Services Agreement, Citi provides the Portfolios with various services, which include sub-administration of the Trust and the Portfolios. Citi’s services also include certain regulatory and compliance services, as well as fund accounting and transfer agency services. The Administrator and Citi provide certain persons satisfactory to the Board of Trustees to serve as officers of the Trust. Such officers, as well as certain other employees of the Trust, may be directors, officers or employees of the Administrator, Citi or their affiliates.

     The Administration Services Agreement was renewed for the one (1) year period ending December 31, 2012, and may be terminated upon not more than 60 days written notice by either party. The Agreement provides that the Administrator shall not be liable to the Trusts except for willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Master Services Agreement and Sub-Administration Services Agreement provide that Citi shall not be liable to the Trusts except for willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreements.

     The administration fee primarily consists of an asset-based fee accrued daily and paid monthly at an annual rate of:

$0-$10 billion	0.0550%
$10 billion - $20 billion	0.0350%
$20 billion - $50 billion	0.0275%
In excess of $50 billion	0.0250%

     The sub-administration fee primarily consists of an asset-based fee payable to Citi on the first business day of each month, or at such times as Citi shall request, at an annual rate of:

Up to $10 billion	0.0350%
$10 billion - $20 billion	0.0150%
$20 billion - $50 billion	0.0075%
In excess of $50 billion	0.0050%

     Net assets shall be aggregated across all series of the HSBC Trust and HSBC Adviser Funds Trust to determine a total fee for all series of the Trusts, and each Fund or Portfolio shall be charged its pro rata share of such fee based on the ratio of its net assets to the aggregate net assets of all series of the Trusts. Assets in any Fund or Portfolio that invests in an affiliated underlying fund shall be counted (and a fee charged thereon) in either the Portfolio or the affiliated underlying fund, but not both, provided that fees on such assets may be apportioned between the Fund or Portfolio and the affiliated underlying fund. For purposes of determining the fees payable for administrative services, the value of each Fund or Portfolio’s net assets shall be computed in the manner described in its governing documents (Declaration of Trust) or in its offering documents (e.g., Part A or this Part B, etc.) as from time to time in effect for the computation of the value of such net assets in connection with the purchase and redemption of interests.

     The fee rate and breakpoints are determined on the basis of the aggregate average daily net assets of the HSBC Family of Funds, but the assets of the Portfolios that reflect assets of Funds that invest in the Portfolios are not double-counted. The total administration fee to be paid is allocated to each of the funds in the fund complex based upon its proportionate share of the aggregate net assets of the fund complex, and then allocated to each class of shares on a class basis. For assets invested by the Funds in the Portfolios or affiliated underlying funds, the Portfolios pay half of the administration fee and the Funds pay half of the administration fee, for a combination at the total fee rate set forth above.

     For the fiscal years ended October 31, 2011, 2010 and 2009, the aggregate amount of administration fees paid directly by the Portfolios was:

PORTFOLIO*	2011	2010	2009
Growth Portfolio	$28,039	$19,696	$15,595
Opportunity Portfolio	$40,997	$28,676	$22,518

* The Short Duration Portfolio has not commenced operations as of the date of this Part B.

PLACEMENT AGENT

     The exclusive placement agent of the Portfolio Trust is Citi Fund Services (Ireland) Limited, which receives no additional compensation for serving in this capacity. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

TRANSFER AGENT

     Under the Master Services Agreement, Citi acts as transfer agent (“Transfer Agent”) for the Trust. The Transfer Agent maintains an account for each shareholder of record, performs other transfer agency functions, and acts as dividend disbursing agent for the Trust. The principal business address of Citi is 3435 Stelzer Road, Columbus, OH 43219.

CUSTODIAN

     Pursuant to a Custodian Agreement, Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60603, acts as the custodian (“Custodian”) of each Portfolio’s assets. The Custodian’s responsibilities include safeguarding and controlling each Portfolio’s cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on each Portfolio’s investments, maintaining books of original entry for portfolio and fund accounting and other required books and accounts in order to calculate the daily NAV of Shares of the Portfolios. Securities held for each Portfolio may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depository Trust Company. The Custodian does not determine the investment policies of the Portfolios or decide which securities will be purchased or sold for Portfolio. For its services, the Custodian receives such compensation as may from time to time be agreed upon by it and the Trust.

PORTFOLIO ACCOUNTING AGENT

     Pursuant to the Master Services Agreement, Citi also serves as fund accounting agent to the Portfolios. For the fiscal year ended October 31, 2011, the aggregate amount of fund accounting fees paid by the Portfolios was:

PORTFOLIO^	2011
Growth Portfolio	$45,037
Opportunity Portfolio	$44,953

^ The Short Duration Portfolio has not commenced operations as of the date of this Part B.

FEDERAL BANKING LAW

     The Gramm-Leach-Bliley Act of 1999 repealed certain provisions of the Glass-Steagall Act that had previously restricted the ability of banks and their affiliates to engage in certain mutual fund activities. Nevertheless, HSBC Bank’s and the Adviser’s activities remain subject to, and may be limited by, applicable federal banking law and regulations. HSBC Bank and the Adviser believe that they possess the legal authority to perform the services for the Portfolios contemplated by Part A, this Part B, and the Advisory Contract without violation of applicable statutes and regulations. If future changes in these laws and regulations were to limit the ability of HSBC Bank and the Adviser to perform these services, the Board of Trustees of the Trust would review the relationship with HSBC Bank and the Adviser and consider taking all action necessary in the circumstances, which could include recommending to shareholders the selection of another qualified advisor or, if that course of action appeared impractical, that Portfolios be liquidated.

EXPENSES

     Except for expenses paid by the Adviser, each Portfolio bears all the costs of its operations. Portfolio Trust expenses directly related to a Portfolio are charged to the Portfolio; other expenses are allocated proportionally among all the portfolios of the Portfolio Trust in relation to the NAV of the portfolios.

PURCHASE, REDEMPTION AND PRICING OF SECURITIES

     Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.

     An investor in a Portfolio may add to or reduce its investment in the Portfolio on any day in which regular trading occurs on the New York Stock Exchange (“Portfolio Business Day”). Prior to 4:00 p.m., New York time, (“Valuation Time”), on any Portfolio Business Day, the value of each investor’s beneficial interest in a Portfolio will be determined by multiplying the NAV of the Portfolio by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor’s investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate NAV of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

     The NAV of a Portfolio is determined once each day at the close of trading on the New York Stock Exchange (“Exchange”), normally at 4 p.m. Eastern time on days the Exchange is open. The Exchange is generally not open, and the Portfolios do not price their interests, on most national holidays and on Good Friday.

     Investments of the Portfolios for which there are readily available and reliable market quotes or for which independent pricing service pricing is appropriate are valued as follows:

General

➢	All securities and other investments are valued based on the market quotes from the broadest and most representative market for the securities, or such other methodologies as are set forth below, including prices provided by approved independent pricing services. All valuations are obtained as of the time NAV is calculated on each Portfolio Business Day. Any securities and other investments that cannot be priced according the methodologies set forth below will be valued in accordance with fair valuation methodologies set forth in the Part A and applicable guidance on fair valuation. In this regard, if a broker, dealer or market-maker quote is obtained but is reasonably believed not to reflect market value based on all data available (e.g., it is an outlier as compared to other quotes), it may be discarded.

Equity securities

➢	Exchange traded, domestic equity securities are valued at the last sales price on a national securities exchange or, in the absence of recorded sales, at the readily available closing bid price on such exchange.

➢	Domestic equity securities that are not traded on an exchange are valued at the quoted bid price in the over-the-counter market.

➢	Exchange traded, foreign equity securities are valued in the appropriate currency at the last quoted sale price.

➢	Foreign equity securities that are not exchange traded are valued in the appropriate currency at the average of the quoted bid and asked prices in the over-the-counter market.

Debt securities

➢	Debt securities with remaining maturities of less than 60 days may be valued at amortized cost or at original cost plus interest.

➢	Other debt securities are valued at the bid price as of the time NAV is determined, as determined by a pricing service that determines valuations based upon market transactions for normal, institutional-size trading units of similar securities, as well as yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance on quoted prices or exchange or over-the-counter prices.

 Registered investment companies

➢	Shares of exchange traded and closed-end registered investment companies are valued in the same manner as other equity securities.

➢	Mutual funds are valued at their NAVs, as reported to the investment adviser or its agent.

 Foreign currencies

➢	Foreign currencies are valued at the last quoted foreign exchange bid quotation against the U.S. dollar from an approved independent pricing service.

➢	The value of Portfolio assets and liabilities denominated in currencies other than the U.S. dollar are translated into their U.S. dollar equivalent values at such latest foreign exchange bid quotation.

Futures contracts

➢	Futures contracts are valued at their settlement price on the exchange on which they are traded.

Foreign currency forward contracts

➢	Foreign currency forward contracts are valued at the current day’s interpolated foreign exchange rate, as calculated using the current day’s spot rate, and the thirty, sixty, ninety and one-hundred eighty day forward rates and converted to U.S. dollars at the exchange rate of such currencies against the U.S. dollar, as of the close of regular trading on the New York Stock Exchange (usually 4:00 p.m. Eastern Time), as provided by an approved independent pricing service.

Repurchase agreements

➢	Repurchase agreements are valued at original cost.

Derivatives

➢	Swap Agreements (other than equity index swaps) are valued:

(a)	using a valuation provided by an approved independent pricing service.

(b)	in the absence of such a valuation, the price at which the counterparty would settle or repurchase the instrument.

(c)	if a price is not available from an approved pricing agent or counterparty, based upon quotations obtained from broker-dealers or market makers.

(i) If prices are available from two or more dealers, brokers or market makers, the value shall be the mean of the quotations obtained from these sources.

(ii) If prices are available from only one dealer, broker or market maker, the value shall be the quotation provided.

➢	Equity Index Swaps

Equity index swap contracts are valued at the closing price of the respective index mathematically based on prices for the index’s constituent securities provided by one or more independent pricing services.

➢	Other over the counter (“OTC”) traded derivatives

(a)	Options and other derivative contracts (other than swaps as set forth above) on securities, currencies and other financial instruments traded in the OTC market are valued at prices supplied by an approved independent pricing service.

(b)	In the absence of such a value, such derivatives contracts are valued at the marked to-market price (or the evaluated price if a marked-to-market price is not available) provided by the broker-dealer with which the option was traded (who may also be the counterparty).

     Interest income on long-term obligations in a Portfolio’s portfolio is determined on the basis of interest accrued plus amortization of “original issue discount” (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of premium.

     The accounting records of a Portfolio are maintained in U.S. dollars. The market value of investment securities, other assets and liabilities and forward contracts denominated in foreign currencies are translated into U.S. dollars at the prevailing exchange rates at the end of the period. Purchases and sales of securities, income receipts, and expense payments are translated at the exchange rate prevailing on the respective dates of such transactions. Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward currency contracts, disposition of foreign currencies, currency gains and losses realized between the trade and settlement dates on securities transactions and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received.

     The problems inherent in making a good faith determination of value are recognized in the codification effected by SEC Financial Reporting Release No. 1 (“FRR 1” (formerly Accounting Series Release No. 113)) which concludes that there is “no automatic formula” for calculating the value of restricted securities. It recommends that the best method simply is to consider all relevant factors before making any calculation. According to FRR 1 such factors would include consideration of the type of security involved, financial statements, cost at date of purchase, size of holding, discount from market value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the security, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

     To the extent that a Portfolio purchases securities which are restricted as to resale or for which current market quotations are not available, the Adviser will value such securities based upon all relevant factors as outlined in FRR 1.

     Subject to the Portfolio Trust’s compliance with applicable regulations, the Portfolio Trust has reserved the right to pay the withdrawal price of beneficial interests in a Portfolio, either totally or partially, by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the NAV for the beneficial interest being sold. If an investor received a distribution in kind, the investor could incur brokerage or other charges in converting the securities to cash.

     The Portfolio Trust, in its discretion, may permit purchases of Portfolio interests by means of in-kind contributions of portfolio securities under certain circumstances. An in-kind contribution must be made in the form of securities that are permissible investments for the Portfolios as described in the Part A. In connection with an in-kind securities purchase, the Portfolios will require, among other things, that the securities be valued in the same manner as they would be valued for purposes of computing a Portfolio’s NAV; that the Portfolios receive satisfactory assurances that they will have good and marketable title to the securities received by them; and that the securities be in proper form for transfer to the Portfolios. In addition, the Portfolios generally will not accept securities of any issuer unless they are liquid, have a readily ascertainable market value, and are not subject to restrictions on resale.

     The Portfolios will not be liable for any brokerage commission or fee (except for customary transfer fees) in connection with an in-kind purchase of Portfolio shares. Your broker may impose a fee in connection with processing your in-kind purchase of Portfolio interests. An investor contemplating an in-kind purchase of Portfolio interests should consult his or her tax adviser to determine the tax consequences under Federal and state law of making such a purchase.

DIVIDENDS AND DISTRIBUTIONS

     Dividends substantially equal to the Portfolios’ net investment income will be declared daily and distributed to interest holders of record each month, with respect to the Short Duration Portfolio, semi-annually, with respect to the Growth Portfolio and Opportunity Portfolio. Generally, the Portfolios’ net investment income consists of the interest and dividend income it earns, less expenses. In computing interest income, premiums are not amortized nor are discounts accrued on long-term debt securities in a Portfolio, except as required for federal income tax purposes.

     A Portfolio’s net realized capital gains, if any, are distributed to shareholders annually. Additional distributions are also made to each Portfolio’s shareholders to the extent necessary to avoid application of the 4% non-deductible federal excise tax on certain undistributed income and net capital gains of regulated investment companies. Shares begin accruing dividends on the day they are purchased. Unless a shareholder elects to receive dividends in cash (subject to the policies of the shareholder’s securities broker), dividends are distributed in the form of additional shares of the Portfolio at the rate of one share (and fraction thereof) of the Portfolio for each one dollar (and fraction thereof) of dividend income.

     Certain mortgage-backed securities may provide for periodic or unscheduled payments of principal and interest as the mortgages underlying the securities are paid or prepaid. However, such principal payments (not otherwise characterized as ordinary discount income or bond premium expense) will not normally be considered as income to a Portfolio and therefore will not be distributed as dividends to the Portfolio and to shareholders of the Portfolio. Rather, these payments on mortgage-backed securities generally will be reinvested by a Portfolio in accordance with its investment objective and policies.

DESCRIPTION OF SHARES, VOTING RIGHTS, AND LIABILITIES

     The Portfolios are series of the Portfolio Trust, which is organized as a trust under the laws of the State of New York and was formed on November 1, 1994. Under the Portfolio Trust’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more Portfolios (each a “Series”). Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolio Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The Declaration of Trust also provides that the Portfolio Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolio Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Trust itself was unable to meet its obligations.

     Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series’ (and no other Series) net assets available for distribution to its investors. The Portfolio Trust reserves the right to create and issue additional Series of beneficial interests, in which case, the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolio Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolio Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that Series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

     Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

     Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor’s beneficial interest in a Series are issued only upon the written request of an investor.

     Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so, and in such event, other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio Trust is not required and has no current intention of holding annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Portfolio Trust’s Trustees it is necessary or desirable to submit matters for an investor vote, or as required by law. In this regard, the Portfolio Trust will be required to hold a meeting to elect Trustees (i) to fill any existing vacancies on the Board if after filling the vacancy, less than two-thirds of the Trustees then holding office would have been elected by shareholders, or (ii) if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Portfolio Trust. The Portfolio Trust’s Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust, or as required by law or by the Portfolio Trust’s registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.

     The Portfolio Trust or any Series (including a Portfolio) may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved (a) at a meeting of investors by investors representing the lesser of (i) 67% or more of the beneficial interests in the affected Series present or represented at such meeting, if investors in more than 50% of all such beneficial interests are present or represented by proxy, or (ii) more than 50% of all such beneficial interests; or (b) by an instrument in writing without a meeting, consented to by investors representing not less than a majority of the beneficial interests in the affected Series. The Portfolio Trust or any Series (including a Portfolio) may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment), (ii) by the Trustees by written notice to its investors, or (iii) upon the bankruptcy or expulsion of an investor in the affected Series, unless the investors in such Series, by majority vote, agree to continue the Series. The Portfolio Trust will be dissolved upon the dissolution of the last remaining Series.

Ownership of the Portfolios

     As of February 2, 2012, the following persons owned of record 5% or more of the interests in the Portfolios:

OPPORTUNITY PORTFOLIO
Percentage of
Portfolio
Entity	owned
HSBC OPPORTUNITY FUND (I CLASS)	88.08%
HSBC OPPORTUNITY FUND	8.45%
HSBC WORLD SELECTION BALANCED STRATEGY FUND	1.55%
HSBC WORLD SELECTION MODERATE STRATEGY FUND	0.95%
HSBC WORLD SELECTION AGGRESSIVE STRATEGY FUND	0.72%
HSBC WORLD SELECTION CONSERVATIVE STRATEGY FUND	0.26%

GROWTH PORTFOLIO
Percentage of
Portfolio
Entity	owned
HSBC GROWTH FUND	78.17%
HSBC WORLD SELECTION BALANCED STRATEGY FUND	9.75%
HSBC WORLD SELECTION MODERATE STRATEGY FUND	5.92%
HSBC WORLD SELECTION AGGRESSIVE STRATEGY FUND	4.52%
HSBC WORLD SELECTION CONSERVATIVE STRATEGY FUND	1.64%

TAXATION

     Set forth below is a discussion of certain U.S. federal income tax issues concerning the Portfolios and the purchase, ownership, and disposition of Portfolio shares. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to shareholders in light of their particular circumstances. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. Prospective investors should consult their own tax adviser with regard to the federal tax consequences of the purchase, ownership, or disposition of Fund shares, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

     An investor may be subject to additional state, local and foreign taxes depending on each shareholder’s particular situation. Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those described herein, including the likelihood that ordinary income dividends to them would be subject to withholding of U.S. tax at a rate of 30% (or a lower treaty rate, if applicable).

     Prospective investors should consult their own tax advisor with regard to the federal tax consequences of the purchase, ownership, or disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.

Tax Status of the Portfolios

     The Portfolio Trust is organized as a New York trust. The Portfolio Trust has obtained a ruling from the Internal Revenue Service that a Portfolio will be treated for federal income tax purposes as a partnership. It is intended that each Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, a Portfolio will have no more than 100 shareholders. The following discussion assumes that a Portfolio will qualify as a non-publicly traded partnership. As a partnership, a Portfolio will not be subject to federal income tax. Instead, an investor must take into account, in computing its federal income tax liability, its share (as determined in accordance with the governing instruments of the Portfolio Trust, the Code, and the regulations promulgated thereunder) of the Portfolio’s income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. Each Portfolio will annually report to each investor its distributive share of each item of income, gain, loss, deduction or credit.

     The receipt of a cash distribution from a Portfolio by an investor, not in liquidation of its interest in the Portfolio, generally will not result in the recognition of gain or loss for federal income tax purposes. Cash distributions in excess of an investor’s adjusted basis for its Portfolio interest, however, will result in the recognition by such investor of gain in the amount of such excess. The adjusted basis of an investor’s interest in a Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor’s share of income from the Portfolio and decreased (but not below zero) by the amount of any cash distributions and the adjusted basis of any property distributed from the Portfolio.

     An investor generally will recognize no gain or loss on a distribution of Portfolio property other than cash. For purposes of determining an investor’s gain or loss on a later sale of such property, however, the investor’s basis in the distributed property will generally be equal to a Portfolio’s adjusted tax basis in the property, or, if less, the investor’s basis in its Portfolio interest before the distribution.

     No gain will be recognized by an investor with respect to distributions made to it in liquidation of its interest in a Portfolio unless either (a) the amount of cash distributed to the investor exceeds its adjusted basis for the interest immediately before the distribution (including adjustments reflecting operations in the year of dissolution), or (b) there is a disproportionate distribution in kind to the investor of unrealized receivables (such as market discount or income on certain short-term obligations). No loss may be recognized by an investor with respect to liquidating distributions unless the property distributed to the investor consists solely of cash and such receivables and then only to the extent that the sum of the cash, plus a Portfolio’s basis for the receivables, is less than the investor’s adjusted basis for its Portfolio interest. The basis of any property received by an investor in liquidation of its interest will be equal to the adjusted basis of the investor’s Portfolio interest, less the amount of any cash received in the liquidation.

     An investor cannot deduct losses from a Portfolio in an amount greater than the investor’s adjusted tax basis in its Portfolio interest as of the end of the Portfolio’s tax year. Any excess losses may be able to be deducted by the investor in subsequent tax years to the extent that the investor’s adjusted tax basis for its Portfolio interest exceeds zero.

RIC Investors in the Portfolios

     Each year, in order for an investor that is a registered investment company (“RIC Investor”) to qualify as a “regulated investment company,” a RIC Investor must meet certain diversification of assets, source of income, and other requirements imposed by subchapter M of the Code (“RIC requirements”). Because each Portfolio is a partnership, a RIC Investor should be able to “look-through” to the assets of the Portfolio for purposes of determining whether the RIC Investor has satisfied the RIC requirements. That is, each RIC Investor should be deemed to own a proportionate share in each of a Portfolio’s assets. The Portfolio Trust has advised the Portfolios that it intends to manage Portfolio operations and investments so as to meet the RIC requirements in order that a RIC Investor should be able to meet these requirements with respect to its Portfolio interest. A RIC investor should consult its tax advisors as to the RIC requirements.

     Under current law, an individual, or other non-corporate taxpayer, generally is subject to a maximum 15% rate of tax on net capital gains from the disposition of certain capital assets held more than one year. After 2012, the capital gains rate is currently scheduled to rise to 20%. Certain qualified dividend income is also currently taxed at a maximum rate of 15%, if a holding period of more than 60 days is met. After 2012, qualified dividends are currently scheduled to be taxed as ordinary income. A RIC Investor should be able to “look through” the Portfolio to pass on the character of these items to its investors.

Portfolio Investments

     Market Discount. If a Portfolio purchases a debt security at a price lower than the stated redemption price of such debt security, the excess of the stated redemption price over the purchase price is “market discount.” If the amount of market discount is more than a de minimis amount, a portion of such market discount must be included as ordinary income (not capital gain) by a Portfolio in each taxable year in which the Portfolio owns an interest in such debt security and receives a principal payment on it. In particular, a Portfolio will be required to allocate that principal payment first to the portion of the market discount on the debt security that has accrued but has not previously been includable in income. In general, the amount of market discount that must be included for each period is equal to the lesser of (i) the amount of market discount accruing during such period (plus any accrued market discount for prior periods not previously taken into account) or (ii) the amount of the principal payment with respect to such period. Generally, market discount accrues on a daily basis for each day the debt security is held by a Portfolio at a constant rate over the time remaining to the debt security’s maturity or, at the election of the Portfolio, at a constant yield to maturity which takes into account the semi-annual compounding of interest. Gain realized on the disposition of a market discount obligation must be recognized as ordinary interest income (not capital gain) to the extent of the “accrued market discount” not previously taken into account.

     Original Issue Discount. Certain debt securities acquired by a Portfolio may be treated as debt securities that were originally issued at a discount. Very generally, original issue discount is defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Although a Portfolio receives no actual cash income from such a discount, original issue discounts that accrue on debt securities in a given year generally are treated for federal income tax purposes as interest, and, therefore, such income would be subject to the distribution requirements applicable to regulated investment companies. Some debt securities may be purchased by a Portfolio at a discount that exceeds the original issue discount on such debt securities, if any. This additional discount represents market discount for federal income tax purposes (see above).

     Options, Futures and Forward Contracts. Any regulated futures contracts and certain options (namely, nonequity options and dealer equity options) in which a Portfolio may invest may be “section 1256 contracts.” Gains (or losses) on these contracts generally are considered to be 60% long-term and 40% short-term capital gains or losses. Also, section 1256 contracts held by a Portfolio at the end of each taxable year (and on certain other dates prescribed in the Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized.

     Transactions in options, futures and forward contracts undertaken by a Portfolio may result in “straddles” for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by a Portfolio, and losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which the losses are realized. In addition, certain carrying charges (including interest expense) associated with positions in a straddle may be required to be capitalized rather than deducted currently. Certain elections that a Portfolio may make with respect to its straddle positions may also affect the amount, character and timing of the recognition of gains or losses from the affected positions.

     Because only a few regulations implementing the straddle rules have been promulgated, the consequences of such transactions to a Portfolio are not entirely clear. The straddle rules may increase the amount of short-term capital gain realized by a Portfolio, which is taxed as ordinary income when distributed to shareholders. Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to a Portfolio that did not engage in such transactions.

     Certain hedging activities may cause a dividend that would otherwise be subject to the lower tax rate applicable to a “qualifying dividend,” to instead be taxed at the rate of tax applicable to ordinary income.

     Constructive Sales. Under certain circumstances, a Portfolio may recognize gain from a constructive sale of an “appreciated financial position” it holds if it enters into a short sale, forward contract or other transaction that substantially reduces the risk of loss with respect to the appreciated position. In that event, a Portfolio would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon a Portfolio’s holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on a Portfolio’s holding period and the application of various loss deferral provisions of the Code. Constructive sale treatment does not apply to transactions if such transaction is closed before the end of the 30th day after the close of a Portfolio’s taxable year and the Portfolio holds the appreciated financial position throughout the 60-day period beginning with the day such transaction was closed.

     Section 988 Gains or Losses. Gains or losses attributable to fluctuations in exchange rates, which occur between the time a Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities, generally are treated as ordinary income or ordinary loss. Similarly, on disposition of some investments, including debt securities and certain forward contracts denominated in a foreign currency, gains or losses attributable to fluctuations in the value of the foreign currency between the acquisition and disposition of the position also are treated as ordinary gain or loss.

     Foreign Source Income. Earnings derived by a Portfolio from sources outside the U.S. may be subject to non-U.S. withholding and/or other taxes. Such taxes may be reduced or eliminated under the terms of a U.S. income tax treaty, and a Portfolio would undertake any procedural steps required to claim the benefits of such a treaty. Because each Portfolio will be taxed as a partnership, an investor will be considered to have paid its proportionate share of any non-U.S. taxes actually paid by the Portfolio. Complex rules apply for purposes of determining an investor’s ability to apply this share of non-U.S. taxes paid as a credit or deduction against its federal income tax liability. In addition, if certain additional requirements are met, a RIC Investor may be able to elect to pass through its proportionate share of non-U.S. taxes to its own investors. Investors are advised to consult their own tax advisors with respect to the proper treatment of foreign source income received and non-U.S. taxes paid by a Portfolio.

OTHER INFORMATION

Independent Registered Public Accounting Firm

     The Board of Trustees has appointed KPMG LLP as the independent registered public accounting firm of the Trust for the fiscal year ending October 31, 2012. KPMG LLP will audit the Trust’s annual financial statements, prepare the Trust’s income tax returns, and assist in the filings with the SEC. KPMG LLP’s address is 191 West Nationwide Blvd., Suite 500, Columbus, OH 43215.

Counsel

     Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006, passes upon certain legal matters in connection with the shares offered by the Trust, and also acts as counsel to the Trust. Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174, acts as counsel to the Independent Trustees of the Trust.

Code of Ethics

     The Trust and each of the Adviser, the Subadvisers and Citi have adopted a code of ethics, as required by applicable law, including Rule 17j-1 under the 1940 Act, which is designed to prevent affiliated persons of the Trust, the Adviser, the Subadvisers and Citi from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by a Portfolio (which may also be held by persons subject to a code). Such persons are prohibited from effecting certain transactions, allowed to effect certain exempt transactions, required to pre-clear certain transactions and to report certain transactions on a regular basis.

Registration Statement

     This Part B and Part A do not contain all the information included in the Trust’s registration statement filed with the SEC under the 1940 Act with respect to the Portfolio, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. The registration statement, including the exhibits filed therewith, may be examined at the office of the SEC in Washington, D.C. or on the SEC’s website at http://www.sec.gov.

     Statements contained herein and in Part A as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document which was filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

FINANCIAL STATEMENTS

     The Short Duration Portfolio’s audited financial statements will be provided without charge, when available, to each shareholder of the Portfolio or person receiving this Part B on or after the date of such availability. The other Portfolios’ current financial statements dated October 31, 2011 are hereby incorporated herein by reference from the Annual Report of each Portfolio dated October 31, 2011, as filed with the SEC. Copies of the Annual Report will be provided without charge to each person receiving this Part B.

Shareholder Inquiries

     All shareholder inquiries should be directed to the HSBC Portfolios, P.O. Box 182845, Columbus, Ohio 43218-2845.

General and Account Information: (800) 782-8183 (Toll Free)

APPENDIX A

DESCRIPTION OF SECURITY RATINGS

STANDARD & POOR’S

Long-Term Issue Credit Ratings

Issue credit ratings are based, in varying degrees, on Standard & Poor's analysis of the following considerations:

  Likelihood of payment – capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

  Nature of and provisions of the obligation;

  Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

AAA	An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A

An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB

An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C

Obligations rated 'BB', 'B', 'CCC', 'CC', and 'C' are regarded as having significant speculative characteristics. 'BB' indicates the least degree of speculation and 'C' the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB

An obligation rated 'BB' is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B

An obligation rated 'B' is more vulnerable to nonpayment than obligations rated 'BB', but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC

An obligation rated 'CCC' is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC	An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

C	A 'C' rating is assigned to obligations that are currently highly vulnerable to nonpayment, obligations that have payment arrearages allowed by the terms of the documents, or obligations of an issuer that is the subject of a bankruptcy petition or similar action which have not experienced a payment default. Among others, the 'C' rating may be assigned to subordinated debt, preferred stock or other obligations on which cash payments have been suspended in accordance with the instrument's terms or when preferred stock is the subject of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

D	An obligation rated 'D' is in payment default. The 'D' rating category is used when payments on an obligation, including a regulatory capital instrument, are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized. An obligation's rating is lowered to 'D' upon completion of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

Plus (+) or to Minus (-)	The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign show relative standing within the major rating categories.

NR

This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor's does not rate a particular obligation as a matter of policy.

Municipal Short-Term Note Ratings

A Standard & Poor's U.S. municipal note rating reflects Standard & Poor's opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, Standard & Poor's analysis will review the following considerations:

  Amortization schedule – the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

  Source of payment – the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Note rating symbols are as follows:

SP-1	Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2	Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3	Speculative capacity to pay principal and interest.

Short-Term Issue Credit Ratings

A-1	A short-term obligation rated 'A-1' is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2	A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3	A short-term obligation rated 'A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Variable Rate Demand Obligations:

Standard & Poor's assigns "dual" ratings to all debt issues that have a put option or demand feature as part of their structure. The first rating addresses the likelihood of repayment of principal and interest as due, and the second rating addresses only the demand feature. The long-term rating symbols are used for bonds to denote the long-term maturity and the short-term rating symbols for the put option (for example, 'AAA/A-1+'). With U.S. municipal short-term demand debt, note rating symbols are used with the short-term issue credit rating symbols (for example, 'SP-1+/A-1+').

MOODY’S INVESTORS SERVICE (“Moody’s”)

Long-Term Obligation Ratings

Moody’s long-term ratings are opinions of the relative credit risk of financial obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings use Moody’s Global Scale and reflect both the likelihood of default and any financial loss suffered in the event of default.

Aaa	Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A	Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa	Obligations rated Baa are subject to moderate credit risk. They are considered medium grade and as such may possess certain speculative characteristics.

Ba	Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B	Obligations rated B are considered speculative and are subject to high credit risk.

Caa	Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C	Obligations rated C are the lowest rated class and are typically in default, with little prospect for recovery of principal or interest.

Note	Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

U.S. Municipal Short Term Obligation Ratings

MIG 1

This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2	This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3	This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG	This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Demand Obligation Ratings

In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned; a long or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of the degree of risk associated with the ability to receive purchase price upon demand (“demand feature”), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or VMIG rating.

When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1.

VMIG rating expirations are a function of each issue’s specific structural or credit features.

VMIG 1

This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2

This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3

This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG

This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

Short-Term Obligation Ratings

Moody’s short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

P-1	Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2	Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3	Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay shortterm obligations.

NP	Issuers (or supporting institutions) rated “Not Prime” do not fall within any of the Prime rating categories.

Note:	Canadian issuers rated P-1 or P-2 have their short-term ratings enhanced by the senior-most long-term rating of the issuer, its guarantor or support-provider.

FITCH, INC. (“Fitch Ratings”)

Corporate Finance Obligations – Long-Term Rating Scales

Ratings of individual securities or financial obligations of a corporate issuer address relative vulnerability to default on an ordinal scale. In addition, for financial obligations in corporate finance, a measure of recovery given default on that liability is also included in the rating assessment. This notably applies to covered bonds ratings, which incorporate both an indication of the probability of default and of the recovery given a default of this debt instrument.

The relationship between issuer scale and obligation scale assumes an historical average recovery of between 30%–50% on the senior, unsecured obligations of an issuer. As a result, individual obligations of entities, such as corporations, are assigned ratings higher, lower, or the same as that entity's issuer rating or Issuer Default Rating (“IDR”).

AAA

Highest credit quality. `AAA’ denotes the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA

Very high credit quality. `AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A

High credit quality. 'A' ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB

Good credit quality. 'BBB' ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB

Speculative. 'BB' ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B	Highly speculative. ‘B’ ratings indicate that material credit risk is present.

CCC	Substantial credit risk. ‘CCC’ ratings indicate that substantial credit risk is present.

CC	Very high levels of credit risk. ‘CC’ ratings indicate very high levels of credit risk.

C	Exceptionally high levels of credit risk. ‘C’ indicates exceptionally high levels of credit risk.

Defaulted obligations typically are not assigned 'D' ratings, but are instead rated in the 'B' to 'C' rating categories, depending upon their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

Notes:

The modifiers "+" or "-" may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the 'AAA' obligation rating category, or to corporate finance obligation ratings in the categories below 'B'.

The subscript 'emr' is appended to a rating to denote embedded market risk which is beyond the scope of the rating. The designation is intended to make clear that the rating solely addresses the counterparty risk of the issuing bank. It is not meant to indicate any limitation in the analysis of the counterparty risk, which in all other respects follows published Fitch criteria for analyzing the issuing financial institution. Fitch does not rate these instruments where the principal is to any degree subject to market risk.

Short-Term Ratings Assigned to Obligations in Corporate, Public and Structured Finance

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as "short term" based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

F-1	Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.

F-2	Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F-3	Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B	Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C	High short-term default risk. Default is a real possibility.

RD	Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Applicable to entity ratings only.

D	Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

APPENDIX B

HSBC FUNDS,
HSBC ADVISOR FUNDS TRUST, and
HSBC PORTFOLIOS PROXY VOTING POLICY

     The Trust delegates the authority to vote proxies related to portfolio securities of each series (the “Funds”) of the Trust to HSBC Global Asset Management (USA) Inc. (“HSBC”), which in turn delegates proxy voting authority for some Funds of the Trust to a Subadviser retained to provide day-to-day portfolio management for that Fund. The Boards of Trustees (the “Board”) adopt the proxy voting policies and procedures of HSBC and the Subadvisers as the proxy voting policies and procedures that will be used by each of these respective entities when exercising voting authority on behalf of each Fund. These policies and procedures are attached hereto.

The Board will provide the Trust’s consent to vote in matters where HSBC or a Subadviser seeks such consent because of a conflict of interest that arises in connection with a particular vote, or for other reasons.

B-1

APPENDIX C

       HSBC GLOBAL ASSET MANAGEMENT (USA) INC
       PROXY VOTING POLICY AND PROCEDURES

December 2006

HSBC Global Asset Management (USA) Inc.
 HSBC Global Asset Management (Hong Kong) Limited
HSBC Global Asset Management (Singapore) Limited

PROXY VOTING POLICY AND PROCEDURES

The purpose of this proxy voting policy is to reasonably insure that HSBC Global Asset Management (USA) Inc., HSBC Global Asset Management (Hong Kong) Limited and HSBC Global Asset Management (Singapore) Limited (collectively, “HSBC Global Asset Management”), as a fiduciary, fulfills its responsibility to clients to vote proxy ballots in connection with proposals submitted by management, and others, to shareholders for approval. The financial interest of the shareholders of the Investment Companies and of the Manager's investment advisory clients is the primary consideration in determining how proxies should be voted.

As long as there is no provision to the contrary in the Investment Management Agreement or Charter, By-Laws, Trust Agreement, Plan Documents, Partnership Agreement or other controlling documents which create the legal entity with which we are dealing, the power to vote on proposals presented to shareholders through the proxy solicitation process will be considered by HSBC Global Asset Management to be an integral part of its investment management responsibility, recognizing that certain proposals, if implemented, may have a substantial impact on the market valuation of portfolio securities. For investment advisory clients, this responsibility is inherent, unless a client has elected to vote proxies directly. In the case of the Investment Companies, this responsibility has been delegated to HSBC Global Asset Management by each Investment Company’s Board of Directors.

Proxy Voting Policy

It is the policy of HSBC Global Asset Management to vote client proxies for the exclusive benefit of its clients’ accounts. In most, if not all cases, this will mean that the proposals that maximize the value of the securities we hold will be approved without regard to non-economic considerations.

HSBC Global Asset Management generally will not favor proposals that are designed to make it difficult for a company to be acquired or that have a tendency to entrench current management at the expense of securities holders. Therefore, HSBC Global Asset Management will generally vote against proposals concerning instituting “poison pills”, classified boards of directors, unequal voting rights, elimination of shareholder action by written consent and granting stock options at less than fair market value.

In this regard, HSBC Global Asset Management has engaged a third party proxy voting service provider (“Proxy Service Provider”) to conduct analysis of proposals, and to provide guidance on voting ballots. The Proxy Service Provider provides its analysis in the form of written reports, which are circulated to HSBC Global Asset Management’s investment staff for their review. A more extensive summary of proxy voting guidelines will be provided to clients upon request.

Certain portfolios (“Fund of Funds”) primarily invest a majority of their assets in non-voting securities of other unregistered investment vehicles (“Sub-Funds”) which have investors other than the Fund of Funds.

Sub-Funds typically do not submit matters to investors for vote. In the event that a Sub-Fund submits a matter to its investors for vote and the Fund of Fund holds voting interests in the Sub-Fund, the vote will be made in a way that we believe is in the best interest of the Fund of Funds.

Administration

The Proxy Service Provider will administer the proxy voting process, including receiving ballots, casting votes and maintaining required records. On an as-needed basis, HSBC Global Asset Management will review the Proxy Voting Policy and its administration to resolve any proxy voting issues that may arise.

Conflicts of Interest

HSBC Global Asset Management generally will vote proxies in accordance with the Proxy Service Provider’s predetermined recommendations, including instances where potential material conflicts of interest may exist. In the event a proxy proposal gives rise to a material conflict of interest that is not addressed by the Proxy Service Provider’s predetermined recommendations, HSBC Global Asset Management’s senior management will review, and if deemed necessary, an independent consultant or outside counsel will be consulted to resolve the material conflict of interest.

Client Access to Proxy Voting Records

A record of how proxies have been voted for a client’s account will be provided upon request. Clients can request their proxy voting record by contacting their Client Investment Service Manager at (212) 525-5000. Alternatively, clients may submit written requests to HSBC Global Asset Management (USA) Inc., 452 Fifth Avenue – 18th Floor, New York, NY 1008, ATTN: Chief Compliance Officer.

C-2

APPENDIX D

Westfield Capital Management Company, L.P.
Proxy Voting Policy
Revised October 2011

Introduction

Westfield Capital Management Company, L.P. (“Westfield”) will offer to vote proxies for all client accounts. Westfield believes that the voting of proxies can be an important tool for investors to promote best practices in corporate governance and we seek to vote all proxies in the best interests of our clients as investors. We also recognize that the voting of proxies with respect to securities held in managed accounts is an investment responsibility having economic value.

In accordance with Rule 206(4)-6 under the Investment Advisers Act of 1940 (the “Act”), Westfield has adopted and implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of our clients. Our authority to vote proxies for our clients is established by the investment advisory contract with each client or comparable documents. Clients can contact their Marketing representative or our Compliance Department (wcmcompliance@wcmgmt.com) for a report of how their account’s securities were voted if Westfield has voting authority.

Oversight of Proxy Voting Function

Westfield’s proxy voting function is managed by the firm’s Compliance team. Westfield has engaged a third party service provider, Institutional Shareholder Services, Inc. (the “vendor”), to assist with the proxy voting function. Westfield’s Compliance Associate (the “Associate”), is responsible for handling the day-to-day items that may arise from voting proxy ballots. These items include, but are not limited to:

1.	overseeing the vendor; this includes performing periodic audits of the proxy votes and the vendor’s reconciliation efforts as well as tracking missing ballots;

2.	ensuring required proxy records are retained according to applicable rules and regulations and internal policy;

3.	preparing and distributing proxy reports for internal and external requests;

4.	reviewing proxy policy and voting guidelines at least annually;

5.	identifying and reporting any conflicts of interest to the other members of the Compliance team and if necessary to the Operating and Risk Management Committee; and

6.	conducting vendor due diligence annually.

Proxy Voting Guidelines

Westfield will utilize the ISS Proxy Voting Guidelines. We believe these guidelines have been developed in the best interest of shareholders. Therefore, Westfield will typically not accept client direction on proxy votes, nor will we notify clients of material proxy proposals prior to voting. Clients, however, may contact Westfield to inquire how a particular proposal will be voted.

Clients who have designated proxy voting authority to Westfield may choose to vote in accordance with the vendor’s standard guidelines (Exhibit A), the AFL-CIO’s guidelines (Exhibit B), or the vendor’s Socially Responsible Guidelines (Exhibit C). Clients who do not designate a specific set of voting guidelines will be assigned the standard guidelines (Exhibit A).

As a general policy, information on Westfield’s proxy voting decisions or status of votes will not be communicated or distributed to external solicitors. On occasion, Westfield may provide such information to solicitors if we believe a response will benefit our clients or a response is requested from the Westfield security analyst.

Proxy Voting Process

The vendor tracks proxy meetings and reconciles proxy ballots received for each meeting. Westfield will use our best efforts in obtaining any missing ballots; however, we vote only those proxy ballots our vendor has received. For any missing ballots, the vendor will contact custodians to locate such missing ballots. Since there can be many factors affecting proxy ballot retrieval, it is possible that Westfield will not receive a ballot in time to place a vote. Clients who participate in securities lending programs should be aware that Westfield will not call back any shares on loan for proxy voting purposes.

For each meeting, the vendor reviews the agenda and applies a vote recommendation for each proposal based on the written guidelines assigned to the applicable accounts. The Associate monitors this process and conducts periodic reviews of the vendor to ensure votes are cast in-line with the established guidelines.

Westfield will vote all proxies in accordance with the guidelines, with the following exceptions:

1.	Provided that Westfield is a current holder, all contentious issues, especially special meeting agendas or contested meetings will be referred to the Westfield security analyst or portfolio manager who covers the security (the “analyst” or “manager”). Similarly, if Westfield is a current holder and is among the Top 10 shareholders (based on the vendor’s published research papers), the Associate will confirm the recommended votes with the analyst or manager. If an override to the guidelines is proposed, the analyst or manager will provide rationale on such decision. If the security is sold to zero before the date of the meeting, votes will be cast in accordance with the client’s selected policy.

2.	At any time, if an analyst or manager believes that following the guidelines in any specific case would not be in the clients’ best interests, he/she may request to override the guidelines. The request must be in writing and shall include an explanation of the rationale for doing so.

Westfield will not override any of the voting positions in either the AFL-CIO’s or vendor’s Socially Responsible Guidelines (“SRI”); thus, the exceptions noted directly above will not apply to voting guidelines set forth in the AFL-CIO or SRI policies.

Conflicts of Interest

Westfield’s policy is to vote proxies based solely on the investment merits of the proposal. When a conflict of interest is identified, the Associate will bring it to the attention of the other members of the Compliance team. If Compliance determines that the conflict is material in nature, it may be addressed with the Operating & Risk Management Committee and the analyst or manager. Rationale for the resolution will be documented, typically via email.

Proxy Reports

Westfield can provide account specific proxy reports to clients upon request or at scheduled time periods (e.g., quarterly). Client reporting requirements typically are established during the initial account set-up. The reports will contain at least the following information:

company name meeting
agenda
how the account voted on each agenda item
whether the account vote was in-line or against management recommendation rationale for any votes against the established guidelines (rationale is not always provided for votes that are in-line with guidelines since these are set forth in the written guidelines)

Recordkeeping

In accordance with Rule 204-2 of the Investment Advisers Act of 1940, proxy voting records will be maintained for at least five years. The following records will be retained by Westfield or the proxy vendor:

1.	a copy of the Proxy Voting Polices and Guidelines and amendments that were in effect for the past five years;

2.	electronic or paper copies of each proxy statement received by Westfield or the vendor with respect to securities in client accounts (Westfield may also rely on obtaining copies of proxy statements from the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system);

3.	records of each vote cast for each client;

4.	documents created by Westfield that were material to making a decision on how to vote proxies or memorializes the basis for such decision (basis for decisions voted in line with policy is provided in the written guidelines);

5.	written reports to clients on proxy voting and all client requests for information and Westfield’s response;

6.	disclosure documentation to clients on how they may obtain information on how we voted their securities.

Westfield Capital Management Company, L.P.
Proxy Voting Guidelines

The Proxy Voting Guidelines below summarize WCM’s positions on various issues of concern to investors and indicate how client portfolio securities will be voted on proposals dealing with a particular issue. These Guidelines have been established for the specific purpose of promoting the economic interests of our clients.

I. Board-Approved Proposals

Proxies will be voted for board-approved proposals, except as follows:

A. Matters Relating to the Board of Directors

The board of directors has the important role of overseeing management and its performance on behalf of shareholders. Proxies will be voted for the election of the company’s nominees for directors and for board-approved proposals on other matters relating to the board of directors (provided that such nominees and other matters have been approved by an independent nominating committee), except as follows:

     WCM will withhold votes for any nominee for director if

     The board does not have a two-third majority of independent directors1. In the event that more than one third of the members are affiliated or inside directors, we will withhold votes per Glass Lewis’ research recommendations to satisfy the two-thirds threshold that is deemed appropriate. However, the two third majority does not apply when a single individual or entity owns more than 50% of the voting shares (“Controlled Companies”) as the interests of the majority of shareholders are the interests of that entity or individual

     The board does not have nominating, audit and compensation committees composed solely of independent directors

     WCM will withhold votes for any nominee for the:

     audit committee who sits on more than three public company audit committees compensation committee if performance goals were changed when employees failed or were unlikely to meet original goals or performance-based compensation was paid despite goals not being attained compensation committee who is currently up for election and served at the time of poor pay-for-performance.

     WCM will withhold votes for the audit committee chair if the chairperson failed to put audit ratification on the ballot for shareholder approval for the upcoming year.

     WCM will withhold votes for any nominee for director who is considered an independent director by the company and who has received compensation from the company other than for service as a director (e.g., investment banking, consulting, legal or financial advisory fees).

____________________

1 For these purposes, an “independent director” is a director who meets all requirements to serve as an independent director of a company under the NYSE (Article 4 Section 2 of the NYSE Commission) and NASDAQ rule No. 4200 and 4300 (i.e., no material business relationships with the company, no present or recent employment relationship with the company (including employment of immediate family members) and, in the case of audit committee members, no compensation for non-board services).

     WCM will withhold votes for any nominee for director who attends less than 75% of board and committee meetings without valid reasons for the absences (i.e., illness, personal emergency, etc.).

     WCM will withhold votes for all board members who served at a time when a poison pill was adopted without shareholder approval within the prior twelve months.

WCM is concerned about over-committed directors. In some cases, directors may serve on too many boards to make a meaningful contribution.

     WCM will withhold votes for an executive officer of any public company while serving more than four public company boards and any other director who serves on more than a total of six public company boards.

     WCM will withhold votes for any nominee for director of a public company (Company A) who is employed as a senior executive of another public company (Company B) if a director of Company B serves as a senior executive of Company A (commonly referred to as an “interlocking directorate”).

Board independence depends not only on its members’ individual relationships, but also the board’s overall attitude toward management. Independent boards are committed to good corporate governance practices and, by providing objective independent judgment, enhance shareholder value.

     WCM will withhold votes from directors who failed to observe good corporate governance practices with regards to option backdating as it allows options to be granted at a lower price before the release of positive news i.e. spring loading or following the release of negative news i.e. bullet-dodging. This raises a concern similar to that of insider trading, or trading on material non-public information.

     WCM will withhold votes for the chair of the nominating or governance committee when the board is less than two-thirds independent, the chairman is not independent and an independent lead or presiding director has not been appointed unless company performance has been in the top quartile of the company’s peers

     WCM will vote against proposals to classify a board, absent special circumstances indicating that shareholder interests would be better served by this structure.

WCM believes that separating the roles of corporate officer and the chairman of the board is typically a better governance structure than a combined executive/chairman position. The role of executives is to manage the business on the basis of the course charted by the board.

     WCM will vote for the separation between the roles of chairman of the board and CEO, with the exception of smaller companies with limited group of leaders. It may be appropriate for these positions to be combined for some period of time.

B. Compensation Plans

     Stock Incentive/Option Plans

     WCM will vote for performance based options requirements

     WCM will vote for equity based compensation plans if Glass Lewis research indicates that the proposed plan is not excessive from the average plan for the peer group on a range of criteria, including dilution to shareholders and the projected annual cost relative to the company’s financial performance

     WCM will vote against if plan permits replacing or repricing of underwater options (and against any proposal to authorize such replacement or repricing of underwater options)

     WCM will vote against if dilution represented by this proposal is more than 10% outstanding common stock unless our research indicates that a slightly higher dilution rate may be in the best interests of shareholders

     WCM will vote against if the stock incentive/option plans permits issuance of options with an exercise price below the stock’s current market price

     WCM will vote for stock options if the stock options are fully expensed

     WCM will vote for option grants or other stock incentive/option awards that will help align the interests of outside directors provided that financial cost to the company does not threaten to compromise the objectivity

     WCM will vote for all deferred compensation plans

     WCM will vote for all bonus plans recommended by the company’s management

In voting on proposals relating to compensation plan proposals, WCM will consider whether the proposal has been approved by an independent compensation committee of the board.

C. Capitalization

     WCM will vote for proposals relating to the authorization of additional common stock if the justification for the increase and the amount of the increase is reasonable.

     WCM will vote for proposals to effect stock splits (excluding reverse stock splits.)

     WCM will vote for proposals authorizing share repurchase programs.

D. Acquisitions, Mergers, Reincorporations, Reorganizations and Other Transactions

     WCM will refer to the Security Analyst on business transactions such as acquisitions, mergers, and reorganizations involving business combinations, liquidations and sale of all or substantially all of a company’s assets

     WCM will vote for mergers and reorganizations involving business combinations designed solely to reincorporate a company in Delaware.

E. Anti-Takeover Measures

WCM will vote against board-approved proposals to adopt anti-takeover measures such as a shareholder rights plan, supermajority voting provisions, issuance of blank check preferred stock and the creation of a separate class of stock with disparate voting rights, except as follows:

     WCM will vote for proposals to adopt fair price provisions.

F. Auditors

WCM will vote for board approval proposal regarding the selection or ratification of an auditor except as follows:

     WCM will vote against when there have been restatements or late filings where the auditors bear some responsibility for the restatements.

     WCM will vote against when the company has aggressive accounting policies based on Glass Lewis’ research on the policies

     WCM will vote against when the company has poor disclosure or lack of transparency in financial statements.

     WCM will vote against when there are other relationships or issues of concern with the auditor that might suggest a conflict between the interest of the auditor and the interests of shareholders.

G. Other Business Matters

WCM will vote for board-approved proposals approving routine business matters such as changing the company’s name, and procedural matters relating to the shareholder meeting, except as follows:

     WCM will vote against authorization to transact other unidentified, substantive business at the meeting.

     WCM will vote against proposals to adjourn a meeting to obtain more votes unless the adjournment is intended to secure more votes in a proposal that is in accordance to WCM’s vote.

II. Shareholder Proposals

     WCM will vote for shareholder proposals to declassify a board, absent special circumstances which would indicate that shareholder interests are better served by a classified board structure .

     WCM will vote for shareholder proposals to require shareholder approval of shareholder rights plans.

     WCM will vote for shareholder proposals to restore cumulative voting if a board is controlled mainly by insiders or affiliates where the company’s ownership structure includes one or more very large shareholders that typically control a majority-voting block of the company’s stock.

     WCM will vote for shareholder proposals for the election of directors by a majority vote, unless it would clearly disadvantage the company.

     WCM will vote for shareholder proposals that are consistent with WCM’s proxy voting guidelines for board-approved proposals.

III. Voting Shares of Non U.S. Issuers

WCM recognizes that the laws governing non-U.S. issuers will vary significantly from US law and from jurisdiction to jurisdiction. Accordingly it may not be possible or even advisable to apply these guidelines mechanically to non-US issuers. However, WCM believes that shareholders of all companies are protected by the existence of a sound corporate governance and disclosure framework. Accordingly, WCM will vote proxies of non US issuers in accordance with the foregoing Guidelines where applicable, except as follows:

     WCM will vote for shareholder proposals calling for a majority of the directors to be independent of management.

     WCM will vote for shareholder proposals seeking to increase the independence of board nominating, audit and compensation committees.

     WCM will vote for shareholder proposals that implement corporate governance standards similar to those established under U.S. federal law and the listing requirements of U.S. stock exchanges, and that do not otherwise violate the laws of the jurisdiction under which the company is incorporated.

Many non-U.S. jurisdictions impose material burdens on voting proxies. There are three primary types of limits as follows:

Share blocking. Shares must be frozen for certain periods of time to vote via proxy.

Share re-registration. Shares must be re-registered out of the name of the local custodian or nominee into the name of the client for the meeting and, in may cases, then reregistered back. Shares are normally blocked in this period.

Powers of Attorney. Detailed documentation from a client must be given to the local sub-custodian. In many cases WCM is not authorized to deliver this information or sign the relevant documents.

WCM’s policy is to weigh the benefits to clients from voting in these jurisdictions against the detriments of doing so. For example, in a share-blocking jurisdiction, it will normally not be in a client’s interest to freeze shares simply to participate in a non-contested routine meeting. More specifically, WCM will normally not vote shares in non-U.S. jurisdictions imposing burdensome proxy voting requirements except in significant votes (such as contested elections and major corporate transactions) where directed by the WCM Security Analyst.

Exhibit B

DOMESTIC
PROXY PAPER POLICY GUIDELINES

AN OVERVIEW OF THE GLASS LEWIS APPROACH TO
DOMESTIC PROXY ADVICE

I. ELECTION OF DIRECTORS

Board of Directors

Boards are put in place to represent shareholders and protect their interests. Glass Lewis seeks boards with a proven record of protecting shareholders and delivering value over the medium- and long-term. We believe that boards working to protect and enhance the best interests of shareholders are independent, have directors with diverse backgrounds, have a record of positive performance, and have members with a breadth and depth of relevant experience.

Board Composition

We look at each individual on the board and examine his or her relationships with the company, the company’s executives and with other board members. The purpose of this inquiry is to determine whether pre-existing personal, familial or financial relationships are likely to impact the decisions of that board member.

We vote in favor of governance structures that will drive positive performance and enhance shareholder value. The most crucial test of a board’s commitment to the company and to its shareholders is the performance of the board and its members. The performance of directors in their capacity as board members and as executives of the company, when applicable, and in their roles at other companies where they serve is critical to this evaluation.

We believe a director is independent if he or she has no material financial, familial or other current relationships with the company, its executives or other board members except for service on the board and standard fees paid for that service. Relationships that have existed within the five years prior to the inquiry are usually considered to be “current” for purposes of this test.

In our view, a director is affiliated if he or she has a material financial, familial or other relationship with the company or its executives, but is not an employee of the company. This includes directors whose employers have a material financial relationship with the Company. This also includes a director who owns or controls 25% or more of the company’s voting stock.

We define an inside director as one who simultaneously serves as a director and as an employee of the company. This category may include a chairman of the board who acts as an employee of the company or is paid as an employee of the company.

Although we typically vote for the election of directors, we will recommend voting against directors (or withholding where applicable, here and following) for the following reasons:

     A director who attends less than 75% of the board and applicable committee meetings.
     A director who fails to file timely form(s) 4 or 5 (assessed on a case-by-case basis).
     A director who is also the CEO of a company where a serious restatement has occurred after the CEO certified the pre-restatement financial statements.
     All board members who served at a time when a poison pill was adopted without shareholder approval within the prior twelve months.

We also feel that the following conflicts of interest may hinder a director’s performance and will therefore recommend voting against a:
     CFO who presently sits on the board.
     Director who presently sits on an excessive number of boards
     Director, or a director whose immediate family member, provides material professional services to the company at any time during the past five years.
     Director, or a director whose immediate family member, engages in airplane, real estate or other similar deals, including perquisite type grants from the company.
     Director with an interlocking directorship.

Board Committee Composition

All key committees including audit, compensation, governance, and nominating committees should be composed solely of independent directors and each committee should be focused on fulfilling its specific duty to shareholders. We typically recommend that shareholders vote against any affiliated or inside director seeking appointment to an audit, compensation, nominating or governance committee or who has served in that capacity in the past year.

Review of the Compensation Discussion and Analysis Report

We review the CD&A in our evaluation of the overall compensation practices of a company, as overseen by the compensation committee. In our evaluation of the CD&A, we examine, among other factors, the extent to which the company has used performance goals in determining overall compensation, how well the company has disclosed performance metrics and goals and the extent to which the performance metrics, targets and goals are implemented to enhance company performance. We would recommend voting against the chair of the compensation committee where the CD&A provides insufficient or unclear information about performance metrics and goals, where the CD&A indicates that pay is not tied to performance, or where the compensation committee or management has excessive discretion to alter performance terms or increase amounts of awards in contravention of previously defined targets.

Review of Risk Management Controls

We believe companies, particularly financial firms, should have a dedicated risk committee, or a committee of the board charged with risk oversight, as well as a chief risk officer who reports directly to that committee, not to the CEO or another executive. In cases where a company has disclosed a sizable loss or writedown, and where a reasonable analysis indicates that the company’s board-level risk committee should be held accountable for poor oversight, we would recommend that shareholders vote against such committee members on that basis. In addition, in cases where a company maintains a significant level of financial risk exposure but fails to disclose any explicit form of board-level risk oversight (committee or otherwise), we will consider recommending to vote against the chairman of the board on that basis.

Separation of the roles of Chairman and CEO

Glass Lewis believes that separating the roles of corporate officers and the chairman of the board is a better governance structure than a combined executive/chairman position. The role of executives is to manage the business on the basis of the course charted by the board. Executives should be in the position of reporting and answering to the board for their performance in achieving the goals set out by such board. This becomes much more complicated when management actually sits on, or chairs, the board.

We view an independent chairman as better able to oversee the executives of the company and set a pro-shareholder agenda without the management conflicts that a CEO and other executive insiders often face. This, in turn, leads to a more proactive and effective board of directors that is looking out for the interests of shareholders above all else.

We do not recommend voting against CEOs who serve on or chair the board. However, we do support a separation between the roles of chairman of the board and CEO, whenever that question is posed in a proxy.

In the absence of an independent chairman, we support the appointment of a presiding or lead director with authority to set the agenda for the meetings and to lead sessions outside the presence of the insider chairman.

Majority Voting for the Election of Directors

Glass Lewis will generally support proposals calling for the election of directors by a majority vote in place of plurality voting. If a majority vote standard were implemented, a nominee would have to receive the support of a majority of the shares voted in order to assume the role of a director. Thus, shareholders could collectively vote to reject a director they believe will not pursue their best interests. We think that this minimal amount of protection for shareholders is reasonable and will not upset the corporate structure nor reduce the willingness of qualified shareholder-focused directors to serve in the future.

Classified Boards

Glass Lewis favors the repeal of staggered boards in favor of the annual election of directors. We believe that staggered boards are less accountable to shareholders than annually elected boards. Furthermore, we feel that the annual election of directors encourages board members to focus on protecting the interests of shareholders.

Mutual Fund Boards

Mutual funds, or investment companies, are structured differently than regular public companies (i.e., operating companies). Members of the fund's adviser are typically on the board and management takes on a different role than that of other public companies. As such, although many of our guidelines remain the same, the following differences from the guidelines at operating companies apply at mutual funds:

     We believe three-fourths of the boards of investment companies should be made up of independent directors, a stricter standard than the two-thirds independence standard we employ at operating companies.
     We recommend voting against the chairman of the nominating committee at an investment company if the chairman and CEO of a mutual fund is the same person and the fund does not have an independent lead or presiding director.

II. FINANCIAL REPORTING

Auditor Ratification

We believe that role of the auditor is crucial in protecting shareholder value. In our view, shareholders should demand the services of objective and well-qualified auditors at every company in which they hold an interest. Like directors, auditors should be free from conflicts of interest and should assiduously avoid situations that require them to make choices between their own interests and the interests of the shareholders.

Glass Lewis generally supports management's recommendation regarding the selection of an auditor. However, we recommend voting against the ratification of auditors for the following reasons:

When audit fees added to audit-related fees total less than one-third of total fees.
When there have been any recent restatements or late filings by the company where the auditor bears some responsibility for the restatement or late filing (e.g., a restatement due to a reporting error).
When the company has aggressive accounting policies.
When the company has poor disclosure or lack of transparency in financial statements.
When there are other relationships or issues of concern with the auditor that might suggest a conflict between the interest of the auditor and the interests of shareholders.
When the company is changing auditors as a result of a disagreement between the company and the auditor on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Auditor Rotation

We typically support audit related proposals regarding mandatory auditor rotation when the proposal uses a reasonable period of time (usually not less than 5-7 years).

Pension Accounting Issues

Proxy proposals sometimes raise the question as to whether pension accounting should have an effect on the company's net income and therefore be reflected in the performance of the business for purposes of calculating payments to executives. It is our view that pension credits should not be included in measuring income used to award performance-based compensation. Many of the assumptions used in accounting for retirement plans are subject to the discretion of a company, and management would have an obvious conflict of interest if pay were tied to pension income.

III. COMPENSATION

Equity Based Compensation Plans

Glass Lewis evaluates option and other equity-based compensation on a case-by-case basis. We believe that equity compensation awards are a useful tool, when not abused, for retaining and incentivizing employees to engage in conduct that will improve the performance of the company.

We evaluate option plans based on ten overarching principles:

Companies should seek additional shares only when needed.
The number of shares requested should be small enough that companies need shareholder approval every three to four years (or more frequently).
If a plan is relatively expensive, it should not be granting options solely to senior executives and board members.
Annual net share count and voting power dilution should be limited.
Annual cost of the plan (especially if not shown on the income statement) should be reasonable as a percentage of financial results and in line with the peer group.
The expected annual cost of the plan should be proportional to the value of the business.
The intrinsic value received by option grantees in the past should be reasonable compared with the financial results of the business.
Plans should deliver value on a per-employee basis when compared with programs at peer companies.
Plans should not permit re-pricing of stock options.

Option Exchanges

Option exchanges are reviewed on a case-by-case basis, although they are approached with great skepticism. Repricing is tantamount to a re-trade. We will support a repricing only if the following conditions are true:

Officers and board members do not participate in the program.
The stock decline mirrors the market or industry price decline in terms of timing and approximates the decline in magnitude.
The exchange is value neutral or value creative to shareholders with very conservative assumptions and a recognition of the adverse selection problems inherent in voluntary programs.
Management and the board make a cogent case for needing to incentivize and retain existing employees, such as being in a competitive employment market.

Performance Based Options

We generally recommend that shareholders vote in favor of performance-based option requirements. We feel that executives should be compensated with equity when their performance and that of the company warrants such rewards. We believe that boards can develop a consistent, reliable approach, as boards of many companies have, that would attract executives who believe in their ability to guide the company to achieve its targets.

Linking Pay with Performance

Executive compensation should be linked directly with the performance of the business the executive is charged with managing. Glass Lewis grades companies on an A to F scale based on our analysis of executive compensation relative to performance and that of the company’s peers and will recommend voting against the election of compensation committee members at companies that receive a grade of F.

Director Compensation Plans

Non-employee directors should receive compensation for the time and effort they spend serving on the board and its committees. In particular, we support compensation plans that include equity-based awards, which help to align the interests of outside directors with those of shareholders. Director fees should be competitive in order to retain and attract qualified individuals.

Advisory Votes on Compensation

We closely review companies’ compensation practices and disclosure as outlined in their CD&As and other company filings to evaluate management-submitted advisory compensation vote proposals. In evaluating these non-binding proposals, we examine how well the company has disclosed information pertinent to its compensation programs, the extent to which overall compensation is tied to performance, the performance metrics selected by the company and the levels of compensation in comparison to company performance and that of its peers. Glass Lewis will generally recommend voting in favor of shareholder proposals to allow shareholders an advisory vote on compensation.

Limits on Executive Compensation

Proposals to limit executive compensation will be evaluated on a case-by-case basis. As a general rule, we believe that executive compensation should be left to the board's compensation committee. We view the election of directors, and specifically those who sit on the compensation committee, as the appropriate mechanism for shareholders to express their disapproval or support of board policy on this issue.

Limits on Executive Stock Options

We favor the grant of options to executives. Options are a very important component of compensation packages designed to attract and retain experienced executives and other key employees. Tying a portion of an executive's compensation to the performance of the company also provides an excellent incentive to maximize share values by those in the best position to affect those values. Accordingly, we typically vote against caps on executive stock options.

IV. GOVERNANCE STRUCTURE

Anti-Takeover Measures Poison Pills (Shareholder Rights Plans)

Glass Lewis believes that poison pill plans generally are not in the best interests of shareholders. Specifically, they can reduce management accountability by substantially limiting opportunities for corporate takeovers. Rights plans can thus prevent shareholders from receiving a buy-out premium for their stock.

We believe that boards should be given wide latitude in directing the activities of the company and charting the company's course. However, on an issue such as this where the link between the financial interests of shareholders and their right to consider and accept buyout offers is so substantial, we believe that shareholders should be allowed to vote on whether or not they support such a plan's implementation.

In certain limited circumstances, we will support a limited poison pill to accomplish a particular objective, such as the closing of an important merger, or a pill that contains what we believe to be a reasonable ‘qualifying offer’ clause.

Right of Shareholders to Call a Special Meeting

We will vote in favor of proposals that allow shareholders to call special meetings. In order to prevent abuse and waste of corporate resources by a very small minority of shareholders, we believe that such rights should be limited to a minimum threshold of at least 15% of the shareholders requesting such a meeting.

Shareholder Action by Written Consent

We will vote in favor of proposals that allow shareholders to act by written consent. In order to prevent abuse and waste of corporate resources by a very small minority of shareholders, we believe that such rights should be limited to a minimum threshold of at least 15% of the shareholders requesting action by written consent.

Authorized Shares

Proposals to increase the number of authorized shares will be evaluated on a case-by-case basis. Adequate capital stock is important to the operation of a company. When analyzing a request for additional shares, we typically review four common reasons why a company might need additional capital stock beyond what is currently available:

     Stock split
     Shareholder defenses
     Financing for acquisitions
     Financing for operations

Unless we find that the company has not disclosed a detailed plan for use of the proposed shares, or where the number of shares far exceeds those needed to accomplish a detailed plan, we typically recommend in favor of the authorization of additional shares.

Voting Structure

Cumulative Voting

Glass Lewis will vote for proposals seeking to allow cumulative voting. Cumulative voting is a voting process that maximizes the ability of minority shareholders to ensure representation of their views on the board. Cumulative voting generally operates as a safeguard for by ensuring that those who hold a significant minority of shares are able to elect a candidate of their choosing to the board.

Supermajority Vote Requirements

Glass Lewis favors a simple majority voting structure. Supermajority vote requirements act as impediments to shareholder action on ballot items that are critical to our interests. One key example is in the takeover context where supermajority vote requirements can strongly limit shareholders’ input in making decisions on such crucial matters as selling the business.

Shareholder Proposals

Shareholder proposals are evaluated on a case-by-case basis. We generally favor proposals that are likely to increase shareholder value and/or promote and protect shareholder rights. We typically prefer to leave decisions regarding day-to-day management of the business and policy decisions related to political, social or environmental issues to management and the board except when we see a clear and direct link between the proposal and some economic or financial issue for the company.

Exhibit C

Taft Hartley (AFL – CIO Policy)

The AFL-CIO Proxy Voting Guidelines were created to serve pension fund trustees as a guide for voting their funds' shareholder proxies in a manner that is consistent with the unique fiduciary responsibilities of union pension plans. The guidelines were developed to assist trustees in exercising their ownership rights in ways that achieve long-term value by supporting important shareholder initiatives on corporate accountability. Issues include board of directors proposals, corporate governance proposals concerning employee relations, executive compensation and corporate responsibility. The guidelines provide an in detail discussion of fiduciary duties of plan trustees described under the Employee Retirement Income Security Act (ERISA) and the Department of Labor (DOL) policy statements.

The following are examples of the AFL – CIO Policy position on specific matters.

     When voting on the board of directors the board’s responsiveness to shareholder concerns as well as their responsiveness to employees and the communities in which they operate will be evaluated. Votes will be withheld for directors that fail to implement proposals that are in the long-term interests of shareholders and have been approved by shareholders in the past 12 months.

     Proposals for fewer than 5 directors or more than 15 directors will not be supported.

     Proposals requesting companies to make efforts to create a more diverse board of qualified directors, mainly women and minority groups should be supported.

     Proposals requesting companies to report on diversity in the workplace should be supported. As long as they are not setting unreasonable goals, or require companies to hire employees that are not qualified for their positions.

For the full AFL - CIO policy please see
http://www.aflcio.org/corporatewatch/capital/upload/proxy_voting_guidelines.pdf

Exhibit D

ESG GUIDELINES

For more information about Glass Lewis’ policies or our approach to proxy analysis, please visit www.glasslewis.com or contact our Chief Policy Officer, Robert McCormick at (415) 678-4228.

ESG Guidelines

In addition to the standard detailed analysis conducted by Glass Lewis for all its clients, Glass Lewis conducts an additional level of analysis on behalf of clients seeking to vote consistent with widely-accepted enhanced environmental, social and governance practices. This additional level of review is described in more detail below.

Management Proposals

Compensation

Glass Lewis recognizes the importance in designing appropriate executive compensation plans that truly reward pay for performance. In its standard analysis, Glass Lewis engages in an exhaustive examination of the methods and levels of compensation paid to executives to determine if pay and performance are properly aligned. Under the Glass Lewis ESG policy, Glass Lewis conducts a further level of analysis by looking at compensation issues as they relate to environmental and social criteria as well as other issues relevant to good corporate governance practices. The Glass Lewis ESG policy recognizes that ESG performance factors should be an important component of the overall consideration of proper levels of executive performance and compensation. Therefore, Glass Lewis’ ESG policy generally supports proposals seeking to tie executive compensation to alternative performance measures such as compliance with environmental regulations, health and safety regulations, nondiscrimination laws and compliance with international human rights standards.

In general, the Glass Lewis ESG policy will evaluate director compensation based on the same criteria as executive compensation but will favor the ability to approve director compensation separate and apart from executive compensation. Furthermore, Glass Lewis will favor evaluating director compensation as it relates to various social criteria. The Glass Lewis ESG policy will generally support proposals that seek to evaluate overall director performance based on environmental and social criteria.

Mergers/Acquisitions

Glass Lewis undertakes a thorough examination of the economic and corporate governance implications of a proposed merger or acquisition in terms of the transaction’s likelihood of maximizing shareholder return. However, for the Glass Lewis ESG policy, Glass Lewis conducts a further level of analysis focusing on the effects of the transaction on the company’s stakeholders.

Shareholder Proposals

Shareholder Rights

Similar to Glass Lewis’ policy, the Glass Lewis ESG policy supports increased shareholder participation and access to a company and its board of directors. Accordingly, the Glass Lewis ESG policy will support initiatives that seek to enhance shareholder rights, such as the elimination in/reduction of supermajority provisions, the declassification of the board, the submission of shareholder rights’ plans to a shareholder vote and the principle of one share, one vote.

Environment

Glass Lewis’ ESG policy generally supports proposals regarding the environment, in particular those seeking improved reporting and disclosure about company practices which impact the environment. Glass Lewis’ ESG policy supports increased disclosure of a company’s environmental risk through company-specific disclosure as well as compliance with international environmental conventions and adherence to environmental principles like those promulgated by CERES. Similarly, Glass Lewis’ ESG policy supports proposals, among others, requesting companies develop greenhouse gas emissions reduction goals, comprehensive recycling programs, and other proactive means to mitigate a company’s environmental impact.

The Glass Lewis ESG policy will also support proposals seeking to adopt the Equator Principles. The Equator Principles are a financial industry benchmark for determining, assessing and managing social and environmental risk in project financing. Similarly, the Glass Lewis ESG policy supports proposals requesting that a company consider energy efficiency and renewable energy sources in its project development and overall business strategy.

As bioengineering and nanotechnology become more prevalent, the Glass Lewis ESG policy carefully scrutinizes any proposals requesting that a company adopt a policy concerning these matters. In general, the Glass Lewis ESG policy supports proposals that seek additional reporting on these topics, as well as the development of safety standards to regulate their use.

Glass Lewis’ ESG policy carefully examines each proposal’s merits in order to ensure it seeks enhanced environmental disclosure and/or practices and is not conversely aimed at limiting environmental disclosure or consideration.

Glass Lewis’ ESG policy evaluates a company’s impact on the environment, in addition to the regulatory risk a company may face by not adopting environmentally responsible policies. The Glass Lewis ESG policy will consider withholding votes, or voting against, from certain directors for not exercising their fiduciary duty as it relates to environmental risk.

Labor/Human Rights

Glass Lewis’ ESG policy generally supports enhancing the rights of workers, as well as considering the communities and broader constituents in the areas in which companies do business. Accordingly, the Glass Lewis ESG policy will generally vote for proposals requesting that companies provide greater disclosure regarding impact on local stakeholders, workers’ rights and human rights in general. In addition, Glass Lewis’ ESG policy supports proposals for companies to adopt or comply with certain codes of conduct relating to labor standards, human rights conventions and corporate responsibility at large. The Glass Lewis ESG policy will support proposals requesting independent verification of a company’s contractors’ compliance with labor and human rights standards. In addition, the Glass Lewis ESG policy supports the International Labor Organization standards and encourages companies to adopt such standards in its business operations.

Glass Lewis’ ESG policy will review the performance and oversight of certain directors in instances in which a company is found to have violated international human rights standards. These directors have not adequately overseen the overall business strategy of the company to ensure that basic human rights standards are met. If a company is subject to regulatory or legal action with a foreign government or entity due to human rights violations, the Glass Lewis ESG policy will consider withholding votes, or voting against, directors based on the severity of the violations and the outcome of the claims.

Health/Safety

Glass Lewis’ ESG policy generally supports proposals seeking increased disclosure regarding health and safety issues. In particular, Glass Lewis’ ESG policy supports proposals calling for the labeling of the use of genetically modified organisms (“GMO”), the elimination or reduction of toxic emissions and use of toxic chemicals in manufacturing, and the prohibition of tobacco sales to minors. Glass Lewis’ ESG policy also supports proposals seeking a report on a company’s drug reimportation policy, as well as on a company’s ethical responsibility as it relates to drug distribution and manufacture.

Business Ethics

Glass Lewis’ ESG policy generally supports proposals seeking to increase disclosure of a company’s business ethics and code of conduct, as well as of its activities that relate to social welfare. The Glass Lewis ESG policy supports proposals requesting that a company develop sustainable business practices, such as animal welfare policies, human rights policies, and fair lending policies. Furthermore, the Glass Lewis ESG policy supports reporting and reviewing a company’s political and charitable spending as well as its lobbying practices.

PART C

Item 28. Exhibits

(a) (1) Declaration of Trust of the HSBC Portfolios. (1)

(a)(2) Amendment to Declaration of Trust and Establishment and Designation of Additional Shares regarding establishment of HSBC Investor Short Duration Fixed Income Portfolio. (9)

(b) By-Laws of the Registrant.(1)

(c) Not applicable.

(d)(1) Amended and Restated Master Investment Advisory Contract between HSBC Portfolios and HSBC Global Asset Management (USA) Inc. (9)

(d)(2) Investment Advisory Contract Supplement regarding HSBC Opportunity Portfolio. (5)

(d)(3) Investment Advisory Contract Supplement regarding HSBC Short Duration Fixed Income Portfolio. (7)

(d)(4) Investment Advisory Contract Supplement dated June 16, 2003 regarding HSBC Growth Portfolio. (16)

(d)(5) Subadvisory Agreement between Westfield Capital Management Company L.P., and HSBC Global Asset Management (USA) Inc. regarding HSBC Opportunity Portfolio. (12)

(d)(6) Subadvisory Agreement between Winslow Capital Management, Inc. and HSBC Global Asset Management (USA) Inc. regarding HSBC Growth Portfolio. (12)

(e) Not applicable.

(f) Not applicable.

(g)(1)(i) Custodian Agreement between HSBC Portfolios and The Northern Trust Company on behalf of the HSBC Portfolios. (10)

(g)(1)(ii) Amended Schedule B-1 dated February 28, 2028 to Custodian Agreement between HSBC Portfolios and The Northern Trust Company on behalf of the HSBC Portfolios. (filed herewith)

(h)(1) Exclusive Placement Agent Agreement between HSBC Portfolios and Citi Fund Services (Ireland) Limited (“Citi (Ireland)”). (3)

(h)(2)(i) Second Amended and Restated Master Services Agreement dated January 1, 2009 among Citi Fund Services Ohio, Inc, HSBC Funds, HSBC Portfolios and HSBC Advisor Funds Trust and HSBC Global Asset Management (USA) Inc. (12)

(h)(2)(ii) Amendment to the Second Amended and Restated Master Services Agreement dated January 1, 2009. (12)

(h)(2)(iii) Amendment to the Second Amended and Restated Master Services Agreement dated September 14, 2009. (13)

(h)(2)(iv) Amendment to the Second Amended and Restated Master Services Agreement dated December 1, 2010. (15)

(h)(3)(i) Administration Services Agreement between HSBC Portfolio and HSBC Global Asset Management (USA) Inc. (8)

(h)(3)(ii) Amendment to Administration Services Agreement dated June 4, 2007 between HSBC Portfolios and HSBC Global Asset Management (USA) Inc. (11)

(h)(4) Amended and Restated Sub-Administration Services Agreement dated January 1, 2009 among Citi Fund Services Ohio, Inc., HSBC Funds, HSBC Portfolios and HSBC Advisor Funds Trust and HSBC Global Asset Management (USA) Inc. (12)

(h)(5)(i) Amended and Restated Omnibus Fee Agreement dated January 1, 2009 among Citi Fund Services Ohio, Inc., Citi Fund Services (Cayman) Limited and HSBC Portfolios. (13)

(h)(5)(ii) Amendment to the Amended and Restated Omnibus Fee Agreement dated September 14, 2009 (13)

(h)(5)(iii) Amendment to the Amended and Restated Omnibus Fee Agreement dated December 1, 2010. (15)

(h)(5)(iv) Amendment to the Amended and Restated Omnibus Fee Agreement dated January 1, 2011. (15)

(h)(5)(v) Amended and Restated Compliance Services Agreement dated January 1, 2009 between Citi Fund Services Ohio, Inc. and HSBC Funds, HSBC Advisor Funds Trust, and HSBC Portfolios. (12)

(i) Not applicable.

(j)(1) Consent of KPMG LLP. (filed herewith)

(j)(2) Power of Attorney dated December 15, 2011. (filed herewith)

(k) Not applicable.

(l)(1) Initial investor representation letter regarding International Equity Portfolio. (2)

(l)(2) Initial investor representation letter regarding Fixed Income Portfolio. (2) (m) Not Applicable.

(n) Not Applicable.

(o) Reserved.

(p)(1) Amended Code of Ethics for HSBC Global Asset Management (USA) Inc. (8)

(p)(2) Amended Code of Ethics for Westfield Capital Management Company, L.P. (filed herewith)

(p)(3) Amended Code of Ethics for Citi Fund Services Ohio, Inc. and Citi Fund Services Limited Partnership. (filed herewith)

(p)(4) Amended Code of Ethics for Winslow Capital Management, Inc. (filed herewith)

(p)(5) Code of Ethics for HSBC Funds, HSBC Portfolios, and HSBC Advisor Funds Trust. (12)
____________________

(1) Incorporated herein by reference from amendment No. 1 to the Registrant’s registration statement (the “Registration Statement”) on Form N-1A (File No. 811-8928) as filed with the Securities and Exchange Commission (the “SEC”) on February 26, 1996.

(2) Incorporated herein by reference from the Registration Statement as filed with the SEC on December 21, 1994.

(3) Incorporated herein by reference from amendment no. 3 to the Registration Statement as filed with the SEC on February 28, 1997.

(4) Incorporated herein by reference from amendment no. 5 to the Registration Statement as filed with the SEC on January 18, 2001.

(5) Incorporated herein by reference from amendment no. 7 to the Registration Statement as filed with the SEC on January 30, 2002.

(6) Incorporated herein by reference from amendment no. 8 to the Registration Statement as filed with the SEC on February 28, 2003.

(7) Incorporated herein by reference from post-effective amendment no. 94 to the Registration Statement as filed with the SEC on December 14, 2005 for the HSBC Funds.

(8) Incorporated herein by reference from post-effective amendment no. 95 to the Registration Statement as filed with the SEC on February 28, 2006 for the HSBC Funds.

(9) Incorporated herein by reference from amendment No. 13 to the Registration Statement as filed with the SEC on February 28, 2006.

(10) Incorporated herein by reference from post-effective amendment No. 104 to the Registration Statement as filed with the SEC on February 28, 2007 for the HSBC Funds.

(11) Incorporated herein by reference from post-effective amendment No. 15 to the Registration Statement as filed with the SEC on February 28, 2008.

(12) Incorporated herein by reference from post-effective amendment No. 16 to the Registration Statement as filed with the SEC on February 27, 2009.

(13) Incorporated herein by reference from post-effective amendment No. 115 to the Registration Statement as filed with the SEC on October 2, 2009 for the HSBC Funds.

(14) Incorporated herein by reference from post-effective amendment No. 125 to the Registration Statement as filed with the SEC on January 7, 2011 for the HSBC Funds.

(15) Incorporated herein by reference from post-effective amendment No. 126 to the Registration Statement as filed with the SEC on February 14, 2011 for the HSBC Funds.

(16) Incorporated herein by reference from post-effective amendment No. 19 to the Registration Statement as filed with the SEC on February 28, 2011.

ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Not applicable.

ITEM 30. INDEMNIFICATION

Reference is hereby made to Article IV of the Registrant’s Declaration of Trust. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees or officers of the Registrant by the Registrant pursuant to the Declaration of Trust of otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Investment Company Act of 1940, as amended (the “1940 Act”) and, therefore, is unenforceable.

A claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees or officers of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees or officers in connection with the shares being registered, the Registrant will, unless in the opinion of its Counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1940 Act and will be governed by the final adjudication of such issues.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS

HSBC Global Asset Management (USA) Inc. 452 Fifth Avenue, New York, New York 10018, serves as investment adviser (“Adviser”) and is a wholly-owned subsidiary of HSBC Bank USA, Inc., a New York State chartered bank, which is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company. Information as to the directors and officers of the Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-25999) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Westfield Capital Management Company L.P. (“Westfield”) together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Westfield in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-69413) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Winslow Capital Management, Inc. (“Winslow”), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Winslow in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-41316) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

ITEM 32. PRINCIPAL UNDERWRITER

Not applicable.

ITEM 33. LOCATION OF ACCOUNTS AND RECORDS

The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of: HSBC Global Asset Management (USA) Inc., 452 Fifth Avenue, New York, New York 10018; Citi Fund Services Ohio, Inc. 3435 Stelzer Road, Columbus, Ohio 43219-3035; Westfield Capital Management Company L.P., One Financial Center, Boston, MA 02111; and Winslow Capital Management, Inc., 4720 IDS Tower, 80 S. Eighth Street, Minneapolis, MN 55402.

ITEM 34. MANAGEMENT SERVICES

Not applicable.

ITEM 35. UNDERTAKINGS

The Registrant undertakes to comply with Section 16(c) of the 1940 Act as though such provisions of the 1940 Act were applicable to the Registrant except that the request referred to in the third full paragraph thereof may only be made by shareholders who hold in the aggregate at least 10% of the outstanding shares of the Registrant, regardless of the net asset value or values of shares held by such requesting shareholders.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the HSBC Portfolios has duly caused this amendment to its registration statement on Form N-lA to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, and the State of New York, on the 28th day of February, 2012.

HSBC PORTFOLIOS

/s/ Richard A. Fabietti	/s/ Ty Edwards
Richard A. Fabietti	Ty Edwards
President	Treasurer

Alan S. Parsow*	Michael Seely*
Trustee	Trustee

Thomas F. Robards*	Susan S. Huang *
Trustee	Trustee

Marcia L. Beck*	Deborah Hazell*
Trustee	Trustee

*/s/ David J. Harris
David J. Harris

*David J. Harris, as attorney-in-fact pursuant to a power of attorney filed herewith

Exhibit List

(g)(1)(ii) Amended Schedule B-1 dated February 28, 2028 to Custodian Agreement between HSBC Portfolios and The Northern Trust Company on behalf of the HSBC Portfolios.

(j)(1) Consent of KPMG LLP

(j)(2) Power of Attorney dated December 16, 2011.

(p)(2) Amended Code of Ethics for Westfield Capital Management Company, L.P.

(p)(3) Amended Code of Ethics for Citi Fund Services Ohio, Inc. and Citi Fund Services Limited Partnership.

(p)(4) Amended Code of Ethics for Winslow Capital Management, Inc.